                                                                     EXHIBIT 4.2

================================================================================






                      NISSAN MASTER OWNER TRUST RECEIVABLES
                                     Issuer

                               JPMORGAN CHASE BANK
                                Indenture Trustee

                                   ----------

                                    INDENTURE

                            Dated as of July 24, 2003

                                   ----------

                               ASSET BACKED NOTES








================================================================================

                                TABLE OF CONTENTS

                                                                                         PAGE
                                                                                         ----
ARTICLE I         DEFINITIONS...............................................................2

        Section 1.01      Definitions.......................................................2

        Section 1.02      Other Definitional Provisions.....................................2

ARTICLE II        THE NOTES.................................................................4

        Section 2.01      Form Generally....................................................4

        Section 2.02      Denominations.....................................................4

        Section 2.03      Execution, Authentication and Delivery............................4

        Section 2.04      Authenticating Agent..............................................5

        Section 2.05      Registration of and Limitations on Transfer and Exchange of
                          Notes.............................................................6

        Section 2.06      Mutilated, Destroyed, Lost or Stolen Notes........................7

        Section 2.07      Persons Deemed Owners.............................................8

        Section 2.08      Appointment of Paying Agent.......................................8

        Section 2.09      Access to List of Noteholders' Names and Addresses................9

        Section 2.10      Cancellation......................................................9

        Section 2.11      Release of Collateral............................................10

        Section 2.12      New Issuances....................................................10

        Section 2.13      Book-Entry Notes.................................................11

        Section 2.14      Notices to Clearing Agency or Foreign Clearing Agency............12

        Section 2.15      Definitive Notes.................................................12

        Section 2.16      Global Note; Euro-Note Exchange Date.............................13

        Section 2.17      Meetings of Noteholders..........................................13

        Section 2.18      Uncertificated Classes...........................................13

        Section 2.19      Tax Status.......................................................14

ARTICLE III       REPRESENTATIONS AND COVENANTS OF ISSUER..................................14

        Section 3.01      Payment of Principal and Interest................................14

        Section 3.02      Maintenance of Office or Agency..................................14

        Section 3.03      Money for Note Payments to Be Held in Trust......................15

        Section 3.04      Existence........................................................16

        Section 3.05      Protection of Trust..............................................16

                                TABLE OF CONTENTS
                                   (continued)


                                                                                         PAGE
                                                                                         ----

        Section 3.06      Opinions as to Trust Assets......................................17

        Section 3.07      Performance of Obligations; Servicing of Receivables.............17

        Section 3.08      Negative Covenants...............................................19

        Section 3.09      Annual Statements as to Compliance...............................19

        Section 3.10      Issuer May Consolidate, Etc., Only on Certain Terms..............20

        Section 3.11      Successor Substituted............................................21

        Section 3.12      No Other Business................................................22

        Section 3.13      No Borrowing.....................................................22

        Section 3.14      Servicer's Obligations...........................................22

        Section 3.15      Guarantees, Loans, Advances and Other Liabilities................22

        Section 3.16      Capital Expenditures.............................................22

        Section 3.17      Removal of Administrator.........................................22

        Section 3.18      Restricted Payments..............................................22

        Section 3.19      Further Instruments and Acts.....................................23

ARTICLE IV        SATISFACTION AND DISCHARGE...............................................23

        Section 4.01      Satisfaction and Discharge of Indenture..........................23

        Section 4.02      Application of Trust Money.......................................24

ARTICLE V         EARLY AMORTIZATION EVENTS, DEFAULTS AND REMEDIES.........................25

        Section 5.01      Early Amortization Events........................................25

        Section 5.02      Events of Default................................................25

        Section 5.03      Acceleration of Maturity; Rescission and Annulment...............25

        Section 5.04      Collection of Indebtedness and Suits for Enforcement by
                          Indenture Trustee................................................25

        Section 5.05      Remedies; Priorities.............................................27

        Section 5.06      Optional Preservation of Trust Assets............................29

        Section 5.07      Limitation on Suits..............................................29

        Section 5.08      Unconditional Rights of Noteholders to Receive Principal and
                          Interest.........................................................30

        Section 5.09      Restoration of Rights and Remedies...............................30

        Section 5.10      Rights and Remedies Cumulative...................................30

                                TABLE OF CONTENTS
                                   (continued)


                                                                                         PAGE
                                                                                         ----

        Section 5.11      Delay or Omission Not Waiver.....................................31

        Section 5.12      Rights of Noteholders to Direct Indenture Trustee................31

        Section 5.13      Waiver of Past Defaults..........................................31

        Section 5.14      Undertaking for Costs............................................32

        Section 5.15      Waiver of Stay or Extension Laws.................................32

        Section 5.16      Sale of Trust Assets.............................................32

        Section 5.17      Action on Notes..................................................33

ARTICLE VI        THE INDENTURE TRUSTEE....................................................33

        Section 6.01      Duties of Indenture Trustee......................................33

        Section 6.02      Notice of Early Amortization Event, Events of Default or
                          Servicer Default.................................................35

        Section 6.03      Rights of Indenture Trustee......................................35

        Section 6.04      Not Responsible for Recitals or Issuance of Notes................36

        Section 6.05      May Hold Notes...................................................36

        Section 6.06      Money Held in Trust..............................................37

        Section 6.07      Compensation, Reimbursement and Indemnification..................37

        Section 6.08      Replacement of Indenture Trustee.................................37

        Section 6.09      Successor Indenture Trustee by Merger............................38

        Section 6.10      Appointment of Co-Indenture Trustee or Separate Indenture
                          Trustee..........................................................39

        Section 6.11      Eligibility; Disqualification....................................40

        Section 6.12      Preferential Collection of Claims Against........................40

        Section 6.13      Tax Returns......................................................40

        Section 6.14      Representations and Covenants of Indenture Trustee...............41

        Section 6.15      The Securities Intermediary......................................41

        Section 6.16      Annual Reports to Holders........................................42

ARTICLE VII       NOTEHOLDERS' LIST AND REPORTS BY INDENTURE TRUSTEE AND ISSUER............42

        Section 7.01      Issuer to Furnish Indenture Trustee Names and Addresses of
                          Noteholders......................................................42

        Section 7.02      Preservation of Information; Communications to Noteholders.......42

                                TABLE OF CONTENTS
                                   (continued)


                                                                                         PAGE
                                                                                         ----
        Section 7.03      Reports by Issuer................................................43

        Section 7.04      Reports by Indenture Trustee.....................................43

        Section 7.05      Notice by Publication............................................43

ARTICLE VIII      ALLOCATION AND APPLICATION OF COLLECTIONS................................44

        Section 8.01      Collection of Money..............................................44

        Section 8.02      Rights of Noteholders............................................44

        Section 8.03      Establishment of Collection Account, Excess Funding Account and
                          Accumulation Account.............................................44

        Section 8.04      Collections and Allocations......................................47

        Section 8.05      Sharing Groups...................................................48

        Section 8.06      [Reserved.]......................................................49

        Section 8.07      Release of Trust Assets; Eligible Loan Documents.................49

ARTICLE IX        DISTRIBUTIONS AND REPORTS TO NOTEHOLDERS.................................50

        Section 9.01      Distributions and Reports to Noteholders.........................50

ARTICLE X         SUPPLEMENTAL INDENTURES..................................................50

        Section 10.01     Supplemental Indentures without Consent of Noteholders...........50

        Section 10.02     Supplemental Indentures with Consent of Noteholders..............52

        Section 10.03     Execution of Supplemental Indentures.............................53

        Section 10.04     Effect of Supplemental Indenture.................................54

        Section 10.05     Conformity with Trust Indenture Act..............................54

        Section 10.06     Reference in Notes to Supplemental Indentures....................54

ARTICLE XI        TERMINATION..............................................................54

        Section 11.01     Termination of Trust.............................................54

        Section 11.02     Final Distribution...............................................54

        Section 11.03     Transferor's Termination Rights..................................55

        Section 11.04     Defeasance.......................................................56

ARTICLE XII       MISCELLANEOUS............................................................57

        Section 12.01     Compliance Certificates, Opinions, etc...........................57

        Section 12.02     Form of Documents Delivered to Indenture Trustee.................59

        Section 12.03     Acts of Noteholders..............................................59

                                TABLE OF CONTENTS
                                   (continued)


                                                                                         PAGE
                                                                                         ----
        Section 12.04     Notices, etc. to Indenture Trustee and Issuer....................60

        Section 12.05     Notices to Noteholders; Waiver...................................60

        Section 12.06     Alternate Payment and Notice Provisions..........................61

        Section 12.07     Conflict with Trust Indenture Act................................61

        Section 12.08     Effect of Headings and Table of Contents.........................61

        Section 12.09     Successors and Assigns...........................................61

        Section 12.10     Separability.....................................................62

        Section 12.11     Benefits of Indenture............................................62

        Section 12.12     Governing Law....................................................62

        Section 12.13     Counterparts.....................................................62

        Section 12.14     Trust Obligation.................................................62

        Section 12.15     No Petition......................................................62

           RECONCILIATION AND TIE BETWEEN TRUST INDENTURE ACT OF 1939
                            AND INDENTURE PROVISIONS*



Trust Indenture Act Section                                         Indenture Section
---------------------------                                         -----------------
310(a)(1).......................................................    6.11
(a)(2)..........................................................    6.11
(a)(3)..........................................................    6.10
(a)(4)..........................................................    Not Applicable
(a)(5)..........................................................    6.11
(b).............................................................    6.08, 6.11
(c).............................................................    Not Applicable
311(a)..........................................................    6.12
(b).............................................................    6.12
(c).............................................................    Not Applicable
312(a)..........................................................    7.01, 7.02(a)
(b).............................................................    7.02(b)
(c).............................................................    7.02(c)
313(a)..........................................................    7.04
(b).............................................................    7.04
(c).............................................................    7.03, 7.04
(d).............................................................    7.04
314(a)..........................................................    3.09, 7.03(a)
(b).............................................................    3.06
(c)(1)..........................................................    2.11, 8.07(c), 12.01(a)
(c)(2)..........................................................    2.11, 8.07(c), 12.01(a)
(c)(3)..........................................................    2.11, 8.07(c), 12.01(a)
(d)(1)..........................................................    2.11, 8.07(c), 12.01(b)
(d)(2)..........................................................    Not Applicable
(d)(3)..........................................................    Not Applicable
(e).............................................................    12.01(a)
315(a)..........................................................    6.01(b)
(b).............................................................    6.02
(c).............................................................    6.01(c)
(d).............................................................    6.01(d)
(d)(1)..........................................................    6.01(d)
(d)(2)..........................................................    6.01(d)
(d)(3)..........................................................    6.01(d)
(e).............................................................    5.14
316(a)(1)(A)....................................................    5.12
316(a)(1)(B)....................................................    5.13
316(a)(2).......................................................    Not Applicable
316(b)..........................................................    5.08
317(a)(1).......................................................    5.04
317(a)(2).......................................................    5.04(d)
317(b)..........................................................    5.04(a)
318(a)..........................................................    12.07

----------

*This reconciliation and tie is not, for any purpose, to be deemed to be part of the within Indenture.

         INDENTURE, dated as of July 24, 2003, by and between NISSAN MASTER OWNER TRUST RECEIVABLES, a Delaware statutory trust, as Issuer (the "Issuer"), and JPMORGAN CHASE BANK, a New York banking corporation, as Indenture Trustee (the "Indenture Trustee").


                                    RECITALS

         A. The Issuer and the Indenture Trustee are executing and delivering this Indenture to provide for the issuance from time to time by the Issuer of Notes in one or more Series, the principal terms of which will be specified in one or more Indenture Supplements to this Indenture.

         B. The obligations of the Issuer under all Notes issued under this Indenture will be equally and ratably secured by, among other things, Receivables from time to time transferred to the Issuer by the Transferor pursuant to the Transfer and Servicing Agreement, such Receivables having, in turn, been sold to the Transferor by the Seller pursuant to the Receivables Purchase Agreement with the Transferor.

         In consideration of the mutual covenants and agreements herein contained, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

                                GRANTING CLAUSES

         The Issuer hereby Grants to the Indenture Trustee, for the benefit of the Noteholders and any Series Enhancers, all of the Issuer's right, title and interest (whether now owned or hereafter acquired) in, to and under the following (collectively, the "Collateral"):

                  (i) the Receivables transferred to the Issuer pursuant to the Transfer and Servicing Agreement, including all Related Security with respect thereto and all monies, instruments, investment property and other property distributed or distributable in respect of such Receivables (together with all interest, proceeds, earnings, income, revenue, dividends and other distributions thereof);

                  (ii) all Eligible Investments and all monies, instruments, securities, security entitlements, documents, certificates of deposit and other property from time to time on deposit in or credited to the Collection Account, the Series Accounts and the Excess Funding Account and in all interest, proceeds, earnings, income, revenue, dividends and other distributions thereof (including any accrued discount realized on liquidation of any investment purchased at a discount);

                  (iii) all rights, remedies, powers, privileges and claims of the Issuer under or with respect to the Transfer and Servicing Agreement, the Receivables Purchase Agreement and each Repurchase Agreement (whether arising pursuant to the terms of such agreements or otherwise available to the Issuer at law or in equity), including the rights of the Issuer to enforce the Transfer and Servicing Agreement, the Receivables Purchase Agreement and each Repurchase Agreement and to give or withhold any and all consents, requests, notices, directions, approvals, extensions or waivers under or with respect to the Transfer and Servicing Agreement, the Receivables Purchase Agreement and each Repurchase Agreement; and

                  (iv) all present and future claims, demands, causes of action and choses in action regarding any of the foregoing and all payments on any of the foregoing and all proceeds of any nature whatsoever regarding any of the foregoing, including all proceeds of the voluntary or involuntary conversion thereof into cash or other liquid property and all cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, general intangibles, goods, checks, deposit accounts, money, instruments, investment property, insurance proceeds, condemnation awards, rights to payment of any kind and other forms of obligations and receivables, instruments and other property that at any time constitute any part of or are included in the proceeds of any of the foregoing.

         The foregoing Grants are made in trust to secure (a) the Issuer's obligations under the Notes equally and ratably without prejudice, priority or distinction between any Series of Notes and any other Series of Notes, except to the extent expressly provided in such Notes, this Indenture or the related Indenture Supplements, (b) the Issuer's obligations under any Series Enhancement Agreements entered into with any Series Enhancers, but only to the extent expressly provided in such Series Enhancement Agreements, this Indenture or the related Indenture Supplements, (c) the payment of all other sums payable under the Notes, this Indenture and the related Indenture Supplements and (d) the compliance with the terms and conditions of the Notes, this Indenture, the related Indenture Supplements and any Series Enhancement Agreements entered into with any Series Enhancers, all as provided herein or therein.

         The Indenture Trustee, as indenture trustee on behalf of the Noteholders and any Series Enhancers, hereby acknowledges the foregoing Grants, accepts the trusts under this Indenture in accordance with the provisions of this Indenture, and agrees to perform the duties herein required to the end that the interests of the Noteholders and any Series Enhancers may be adequately protected.

                                   ARTICLE I.

                                   DEFINITIONS

         Section 1.01 DEFINITIONS.

         All terms used herein and not otherwise defined herein have the meanings ascribed to them in the Annex of Definitions. Whenever used in this Indenture, such terms are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

         Section 1.02 OTHER DEFINITIONAL PROVISIONS.

         (a) All terms defined in the Annex of Definitions have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

         (b) As used in this Indenture and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Indenture or in any such certificate or other document, and accounting terms partly defined in this Indenture or in any such certificate or other document to the extent not defined, have the respective meanings given to them under generally accepted accounting principles or regulatory accounting principles, as applicable and as in effect on the date of this Indenture. To the extent that the definitions of accounting terms in this Indenture or in any such certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles or regulatory accounting principles in the United States, the definitions contained in this Indenture or in any such certificate or other document will control.

         (c) Any reference to each Rating Agency only applies to any specific rating agency if such rating agency is then rating any outstanding Series.

         (d) Unless otherwise specified, references to any dollar amount as on deposit or outstanding on any particular date mean such amount at the close of business on such day.

         (e) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Indenture refer to this Indenture as a whole and not to any particular provision of this Indenture. References to any subsection, Section, Schedule or Exhibit are references to subsections, Sections, Schedules and Exhibits in or to this Indenture, unless otherwise specified. The term "including" means "including without limitation."

         (f) Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

                  "indenture securities" means the Notes;

                  "indenture security holder" means a Noteholder;

                  "indenture to be qualified" means this Indenture;

                  "indenture trustee" or "institutional trustee" means the Indenture Trustee; and

                  "obligor" on the indenture securities means the Issuer and any other obligor on the indenture securities.

All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule have the meaning assigned to them by such definitions.

                                   ARTICLE II

                                    THE NOTES

         Section 2.01 FORM GENERALLY.

         Any Series or Class of Notes, together with the Indenture Trustee's certificate of authentication related thereto, may be issued in fully registered form (the "Registered Notes"), in the form of a temporary global note (the "Global Note"), or such other forms approved from time to time by or pursuant to this Indenture or an Indenture Supplement and, in each case, will be in substantially the form of an exhibit to the related Indenture Supplement, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture or such Indenture Supplement, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon, as may, consistently herewith, be determined by the officers executing such Notes, as evidenced by their execution of such Notes. Any portion of the text of any Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Note. The terms of any Note set forth in an exhibit to the related Indenture Supplement are part of the terms of this Indenture, as applicable. Each Note other than a Definitive Note will be dated as of the Series Issuance Date, and each Definitive Note will be dated as of the date of its authentication.

         Section 2.02 DENOMINATIONS.

         Except as otherwise specified in the related Indenture Supplement or the Notes, each Class of Notes of each Series will be issued in the form of typewritten Notes representing the Book-Entry Notes. Where the Notes are issued in registered form, they shall be in minimum amounts of $1,000 and in integral multiples of $1,000 in excess thereof (except that one Note of each Class may be issued in a different amount so long as such amount exceeds the applicable minimum denomination for such Class), and will be issued upon original issuance as one or more Notes in an aggregate original principal amount equal to the applicable Invested Amount of such Class or Series on the date of original issuance.

         Section 2.03 EXECUTION, AUTHENTICATION AND DELIVERY.

         (a) Each Note will be executed by manual or facsimile signature on behalf of the Issuer by an Authorized Officer. Notes bearing the manual or facsimile signature of an individual who was, at the time when such signature was affixed, authorized to sign on behalf of the Issuer will not be rendered invalid, notwithstanding the fact that such individual ceased to be so authorized before the authentication and delivery of such Notes or does not hold such office at the date of issuance of such Notes.

         (b) At any time and from time to time after the execution and delivery of this Indenture, the Issuer may deliver Notes executed by the Issuer to the Indenture Trustee for authentication and delivery, and the Indenture Trustee will authenticate and deliver such Notes as provided in this Indenture or the related Indenture Supplement and at the written order of the Issuer, and not otherwise. No Note will be entitled to any benefit under this Indenture or the related Indenture Supplement or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for herein or in the related Indenture Supplement and executed by or on behalf of the Indenture Trustee by the manual signature of a duly authorized signatory, and such certificate upon any Note will be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

         Section 2.04 AUTHENTICATING AGENT.

         (a) The Indenture Trustee may appoint one or more authenticating agents with respect to the Notes. Any authenticating agent will be authorized to act on behalf of the Indenture Trustee in authenticating the Notes in connection with the issuance, delivery, registration of transfer, exchange or repayment of the Notes. Whenever reference is made in this Indenture to the authentication of Notes by the Indenture Trustee or the Indenture Trustee's certificate of authentication, such reference will be deemed to include authentication on behalf of the Indenture Trustee by an authenticating agent and a certificate of authentication executed on behalf of the Indenture Trustee by an authenticating agent. Each authenticating agent, including any successor authenticating agent, must be acceptable to the Issuer and the Servicer.

         (b) Any institution succeeding to the corporate agency business of an authenticating agent will continue to be an authenticating agent without the execution or filing of any power or any further act on the part of the Indenture Trustee or such authenticating agent.

         (c) An authenticating agent may at any time resign by giving written notice of resignation to the Indenture Trustee and to the Issuer and the Servicer. The Indenture Trustee may at any time terminate the agency of an authenticating agent by giving notice of termination to such authenticating agent and to the Issuer and the Servicer. Upon receiving such a notice of resignation or upon such a termination, or in case at any time an authenticating agent ceases to be acceptable to the Indenture Trustee or to the Issuer and the Servicer, the Indenture Trustee may promptly appoint a successor authenticating agent. Any successor authenticating agent upon acceptance of its appointment hereunder will become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an authenticating agent.

         (d) The Issuer hereby appoints the Indenture Trustee as initial authentication agent, and the Indenture Trustee hereby accepts such appointment.

         (e) The Issuer agrees to pay to each authenticating agent from time to time reasonable compensation for its services under this Section.

         (f) The provisions of Sections 6.01 and 6.04 are applicable to any authenticating agent.

         (g) Pursuant to an appointment made under this Section, the Notes may have endorsed thereon, in lieu of or in addition to the Indenture Trustee's certificate of authentication, an alternative certificate of authentication in substantially the following form:

         "This is one of the Notes of the Series, Class or tranche described therein and referred to in the within-mentioned Indenture.

                                            ------------------------------------
                                            as Authenticating Agent
                                            for the Indenture Trustee

                                            By:
                                               ---------------------------------
                                                    Authorized Signatory"

         Section 2.05 REGISTRATION OF AND LIMITATIONS ON TRANSFER AND EXCHANGE OF NOTES.

         (a) Where the Notes are issued in a registered form, the Issuer will cause a register (the "Note Register") to be kept in which the Issuer will provide for the registration of Notes and the registration of transfers and exchanges of Notes. The Indenture Trustee initially is the transfer agent and registrar (in such capacity, the "Transfer Agent and Registrar") for the purpose of registering Notes and transfers of Notes as herein provided. Upon any resignation of any Transfer Agent and Registrar, the Issuer will promptly appoint a successor or, if it elects not to make such an appointment, assume the duties of Transfer Agent and Registrar.

         (b) If a Person other than the Indenture Trustee is appointed by the Issuer as Transfer Agent and Registrar, the Issuer will give the Indenture Trustee prompt written notice of the appointment of such Transfer Agent and Registrar and of the location, and any change in the location, of the Transfer Agent and Note Register. The Indenture Trustee has the right to inspect the Note Register at all reasonable times and to obtain copies thereof, and the Indenture Trustee has the right to rely upon a certificate executed on behalf of the Transfer Agent and Registrar by an officer thereof as to the names and addresses of the Noteholders and the principal amounts and numbers of such Notes.

         (c) Upon surrender for registration of transfer of any Note at the office or agency of the Transfer Agent and Registrar to be maintained as provided in Section 3.02, if the requirements of Section 8-401(a) of the UCC are met, the Issuer will execute, and upon receipt of such surrendered Note the Indenture Trustee will authenticate and deliver to the Noteholder, in the name of the designated transferee or transferees, one or more new Notes (of the same Series and Class) in any authorized denominations of like aggregate principal amount.

         (d) At the option of a Noteholder, Notes may be exchanged for other Notes (of the same Series and Class) in any authorized denominations and of like aggregate principal amount, upon surrender of such Notes to be exchanged at the office or agency of the Transfer Agent and Registrar. Whenever any Notes are so surrendered for exchange, if the requirements of Section 8-401(a) of the UCC are met, the Issuer will execute, and upon receipt of such surrendered Note the Indenture Trustee will authenticate and deliver to the Noteholder, the Notes which the Noteholder making the exchange is entitled to receive.

         (e) All Notes issued upon any registration of transfer or exchange of Notes will evidence the same obligations, evidence the same debt, and be entitled to the same rights and privileges under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

         (f) Every Note presented or surrendered for registration of transfer or exchange will be duly endorsed by, or be accompanied by a written instrument of transfer in a form satisfactory to the Indenture Trustee duly executed by, the Noteholder thereof or his attorney-in-fact duly authorized in writing, and by such other documents as the Indenture Trustee may reasonably require.

         (g) The registration of transfer of any Note will be subject to the additional requirements, if any, set forth in the related Indenture Supplement.

         (h) No service charge will be made for any registration of transfer or exchange of Notes, but the Issuer or the Transfer Agent and Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of such Notes.

         (i) All Notes surrendered for registration of transfer or exchange will be cancelled by the Issuer and delivered to the Indenture Trustee for subsequent destruction without liability on the part of either. The Indenture Trustee will destroy the Global Note upon its exchange in full for Definitive Notes and will deliver a certificate of destruction to the Issuer. Such certificate will also state that a certificate or certificates of each Foreign Clearing Agency as to the satisfaction of certain conditions specified in Section 2.15 and Section
2.16 hereof was received with respect to each portion of the Global Note exchanged for Definitive Notes.

         (j) The preceding provisions of this Section notwithstanding, the Issuer is not required to make, and the Registrar need not register, transfers or exchanges of any Note for a period of 20 days preceding the due date for any payment with respect to such Note.

         (k) If and so long as any Series of Notes are listed on a stock exchange and such exchange so requires, the Indenture Trustee will appoint a co-transfer agent and co-registrar in accordance with the rules of such exchange. Any reference in this Indenture to the Transfer Agent and Registrar includes any co-transfer agent and co-registrar unless the context otherwise requires. The Indenture Trustee will enter into any appropriate agency agreement with any co-transfer agent and co-registrar not a party to this Indenture to implement the provisions of this Indenture that relate to such agent.

         Section 2.06 MUTILATED, DESTROYED, LOST OR STOLEN NOTES.

         (a) If:

                  (i) any mutilated Note is surrendered to the Indenture Trustee or the Indenture Trustee receives evidence to its reasonable satisfaction of the destruction, loss or theft of any Note; and

                  (ii) there is delivered to the Indenture Trustee such security or indemnity as may be required by it to hold the Issuer, the Noteholders and the Indenture Trustee harmless then, in the absence of notice to the Issuer, the Transfer Agent and Registrar or the Indenture Trustee that such Note has been acquired by a bona fide purchaser, the Issuer will execute, and the Indenture Trustee will authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Note, a replacement Note of like tenor (including the same date of issuance) and principal amount, bearing a number not contemporaneously outstanding; provided, however, that if any such mutilated, destroyed, lost or stolen Note has become or within seven days will be due and payable, or has been selected or called for redemption, instead of issuing a replacement Note, the Issuer may pay such Note without surrender thereof, except that any mutilated Note will be surrendered. If, after the delivery of such replacement Note or payment of a destroyed, lost or stolen Note pursuant to the proviso to the preceding sentence, a bona fide purchaser of the original Note in lieu of which such replacement Note was issued presents for payment such original Note, the Issuer and the Indenture Trustee will be entitled to recover such replacement Note (or such payment) from the Person to whom it was delivered or any Person taking such replacement Note from such Person to whom such replacement Note was delivered or any assignee of such Person, except a bona fide purchaser, and will be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Issuer or the Indenture Trustee in connection therewith.

         (b) Upon the issuance of any replacement Note under this Section, the Issuer may require the payment by the Holder of such Note of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the fees and expenses of the Indenture Trustee or the Transfer Agent and Registrar) connected therewith.

         (c) Every replacement Note issued pursuant to this Section in replacement of any mutilated, destroyed, lost or stolen Note will constitute complete and indefeasible evidence of an obligation of the Issuer, as if originally issued, whether or not the mutilated, destroyed, lost or stolen Note is found at any time, and will be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

         (d) The provisions of this Section are exclusive and preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

         Section 2.07 PERSONS DEEMED OWNERS.

         Before due presentment for registration of transfer of any Note, the Issuer, the Indenture Trustee and any agent of the Transferor, the Issuer or the Indenture Trustee will treat the Person in whose name any Note is registered as the owner of such Note for the purpose of receiving distributions pursuant to the terms of the related Indenture Supplement and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Transferor, the Issuer, the Indenture Trustee or any agent of the Transferor, the Issuer or the Indenture Trustee will be affected by any notice to the contrary.

         Section 2.08 APPOINTMENT OF PAYING AGENT.

         (a) The Issuer reserves the right at any time to vary or terminate the appointment of a Paying Agent for the Notes, and to appoint additional or other Paying Agents. The Issuer hereby appoints the Indenture Trustee as initial Paying Agent, and the Indenture Trustee hereby accepts such appointment. If and so long as any Series of Notes are listed on a stock exchange and such exchange so requires, the Indenture Trustee will appoint a co-paying agent in accordance with the rules of such exchange. The Indenture Trustee will enter into any appropriate agency agreement with any co-paying agent not a party to this Indenture to implement the provisions of this Indenture that relate to such agent. Notice of all changes in the identity or specified office of a Paying Agent will be delivered promptly to the Noteholders by the Indenture Trustee.

         (b) The Indenture Trustee will cause the Paying Agent (other than itself) to execute and deliver to the Indenture Trustee an instrument in which such Paying Agent agrees with the Indenture Trustee that such Paying Agent will hold all sums, if any, held by it for payment to the Noteholders in trust for the benefit of the Noteholders entitled thereto until such sums are paid to such Noteholders and further agrees, and if the Indenture Trustee is the Paying Agent it hereby agrees, that it will comply with all requirements of the Code regarding the withholding by the Indenture Trustee of payments in respect of United States federal income taxes due from the Beneficial Owners.

         Section 2.09 ACCESS TO LIST OF NOTEHOLDERS' NAMES AND ADDRESSES.

         (a) The Issuer will furnish or cause to be furnished to the Indenture Trustee, the Servicer, any Noteholder or the Paying Agent, within five Business Days after receipt by the Issuer of a written request therefor from the Indenture Trustee, the Servicer, such Noteholder or the Paying Agent, respectively, a list of the names and addresses of the Noteholders. Three or more Noteholders of any Series or holders of 10% of the Outstanding Principal Amount of any Series (the "Applicants") may apply in writing to the Indenture Trustee, and if such application states that the Applicants desire to communicate with other Noteholders of any Series with respect to their rights under this Agreement or under the Notes and is accompanied by a copy of the communication which such Applicants propose to transmit, then the Indenture Trustee, after having been adequately indemnified by such Applicants for its costs and expenses, will afford or cause the Transfer Agent and Registrar to afford such Applicants access during normal business hours to the most recent list of Noteholders held by the Indenture Trustee and will give the Servicer notice that such request has been made, within five Business Days after the receipt of such application. Such list is to be as of a date no more than 45 days prior to the date of receipt of such Applicants' request.

         (b) Every Noteholder, by receiving and holding a Note, agrees that none of the Issuer, the Indenture Trustee, the Transfer Agent and Registrar and the Servicer or any of their respective agents and employees may be held accountable by reason of the disclosure of any such information as to the names and addresses of the Noteholders hereunder, regardless of the sources from which such information was derived.

         Section 2.10 CANCELLATION.

         All Notes surrendered for payment, registration of transfer, exchange or redemption will, if surrendered to any Person other than the Indenture Trustee, be delivered to the Indenture Trustee and will be promptly cancelled by it. The Issuer may at any time deliver to the Indenture Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Issuer may have acquired in any lawful manner whatsoever, and all Notes so delivered will be promptly cancelled by the Indenture Trustee. No Notes may be authenticated in lieu of or in exchange for any Notes cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Notes held by the Indenture Trustee must be destroyed unless the Issuer directs by a timely order that they be returned to it.

         Section 2.11 RELEASE OF COLLATERAL.

         Subject to Section 12.01, the Indenture Trustee will release property from the Lien of this Indenture only upon receipt of an Issuer Request accompanied by an Officer's Certificate, an Opinion of Counsel and Independent Certificates in accordance with TIA Sections 314(c) and 314(d) or an Opinion of Counsel in lieu of such Independent Certificates to the effect that the TIA does not require any such Independent Certificates.

         Section 2.12 NEW ISSUANCES.

         (a) Pursuant to one or more Indenture Supplements, the Transferor may from time to time direct the Owner Trustee, on behalf of the Issuer, to issue one or more new Series of Notes (each such issuance a "New Issuance"). The Notes of all outstanding Series will be equally and ratably entitled as provided herein to the benefits of this Indenture without preference, priority or distinction, all in accordance with the terms and provisions of this Indenture and the related Indenture Supplement except, with respect to any Series or Class, as provided in the related Indenture Supplement. Interest on and principal of the Notes of each outstanding Series will be paid as specified in or pursuant to the related Indenture Supplement.

         (b) On or before the Series Issuance Date relating to any new Series of Notes, the parties hereto will execute and deliver an Indenture Supplement which will specify the Principal Terms of such Series. The terms of such Indenture Supplement may modify or amend the terms of this Indenture solely as applied to such new Series. The obligation of the Indenture Trustee to authenticate and deliver the Notes of any new Series (other than any Series issued pursuant to an Indenture Supplement dated as of the date hereof) and to execute and deliver the related Indenture Supplement will be subject to the satisfaction of the following conditions:

                  (i) on or before the second day immediately preceding the Series Issuance Date for such Series, the Transferor has given the Owner Trustee, the Indenture Trustee, the Servicer and each Rating Agency written notice (unless such notice requirement is otherwise waived) of such issuance and such Series Issuance Date;

                  (ii) the Transferor has delivered to the Owner Trustee and the Indenture Trustee the related Indenture Supplement, in form satisfactory to the Indenture Trustee, executed by each party hereto (other than the Indenture Trustee);

                  (iii) the Transferor has delivered to the Indenture Trustee any related Series Enhancement Agreement executed by each of the parties thereto (other than the Indenture Trustee);

                  (iv) the Transferor has delivered to the Indenture Trustee an Officer's Certificate, dated such Series Issuance Date, to the effect that the Transferor reasonably believes that as of such Series Issuance Date no Event of Default or Early Amortization

         Event has occurred and is continuing for any Series and such issuance will not have a Significant Adverse Effect and will not cause any Event of Default or Early Amortization Event to occur with respect to any outstanding Series;

                  (v) the Transferor has delivered to the Indenture Trustee a Required Federal Income Tax Opinion, dated such Series Issuance Date, with respect to such issuance;

                  (vi) after giving effect to such issuance, the sum of the Pool Balance and the amounts on deposit in the Excess Funding Account (determined after giving effect to the transfer of any Principal Receivables to the Issuer in connection with such issuance) exceeds the Required Participation Amount; and

                  (vii) the Rating Agency Condition is satisfied on such Series Issuance Date.

         (c) Any Indenture Supplement providing for the issuance of subclasses of Notes within the related Series may specify, in addition to the conditions hereunder applicable to each such subclass, other conditions for the issuance of such subclasses, which conditions will be consistent with the conditions for the issuance of the related Series.

         (d) Upon satisfaction of the above conditions, pursuant to Section 2.03, the Owner Trustee, on behalf of the Issuer, will execute and the Indenture Trustee will authenticate and deliver the Notes of such Series as provided in this Indenture and the related Indenture Supplement. The Indenture Trustee may, but is not obligated to, enter into any such Indenture Supplement that adversely affects the Indenture Trustee's own rights, duties or immunities under this Indenture.

         Section 2.13 BOOK-ENTRY NOTES.

         Unless otherwise provided in any related Indenture Supplement, the Notes, upon original issuance, will be issued in the form of typewritten Notes representing the Book-Entry Notes, to be delivered to The Depository Trust Company, the initial Clearing Agency or a custodian therefor, by, or on behalf of, the Issuer. The Book-Entry Notes shall be registered initially on the Note Register in the name of Cede & Co., the nominee of The Depository Trust Company for such Book-Entry Notes. Unless and until Definitive Notes are issued under the limited circumstances described in Section 2.15, no Beneficial Owner will be entitled to receive a Definitive Note representing such Beneficial Owner's interest in such Note and:

                  (i) the provisions of this Section will be in full force and effect with respect to each such Series;

                  (ii) the Indenture Trustee will be entitled to deal with the Clearing Agency or Foreign Clearing Agency and the Clearing Agency Participants for all purposes of this Indenture (including the payment of principal of and interest on the Notes of each such Series) as the authorized representatives of the Beneficial Owners;

                  (iii) to the extent that the provisions of this Section conflict with any other provisions of this Indenture, the provisions of this Section will control with respect to each such Series;

                  (iv) the rights of Beneficial Owners of each such Series may be exercised only through the Clearing Agency or Foreign Clearing Agency and the applicable Clearing Agency Participants and will be limited to those established by law and agreements between such Beneficial Owners and the Clearing Agency or Foreign Clearing Agency and/or the Clearing Agency Participants;

                  (v) the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit distributions of principal and interest on the Notes to such Clearing Agency Participants; and

                  (vi) whenever this Indenture requires or permits actions to be taken based upon instructions or directions of the Holders of Notes evidencing a specified percentage of the Outstanding Principal Amount, the Clearing Agency or Foreign Clearing Agency will be deemed to represent such percentage only to the extent that it has received instructions to such effect from the Beneficial Owners and/or Clearing Agency Participants owning or representing, respectively, such required percentage of the beneficial interest in the Notes and has delivered such instructions to the Indenture Trustee.

         Section 2.14 NOTICES TO CLEARING AGENCY OR FOREIGN CLEARING AGENCY.

         Whenever a notice or other communication to the Noteholders is required under this Indenture, unless and until Definitive Notes have been issued to Beneficial Owners pursuant to Section 2.15, the Indenture Trustee will give all such notices and communications specified herein to be given to Noteholders to the Clearing Agency or Foreign Clearing Agency, as applicable, and will have no obligation to the Beneficial Owners.

         Section 2.15 DEFINITIVE NOTES.

         If any of the following events occurs:

                  (i) (1) the Transferor or the Administrator advises the Indenture Trustee in writing that the Clearing Agency or Foreign Clearing Agency is no longer willing or able to properly discharge its responsibilities as Clearing Agency or Foreign Clearing Agency with respect to the Book-Entry Notes of a given Class and (2) the Transferor, the Indenture Trustee or the Administrator is unable to locate and reach an agreement on satisfactory terms with a qualified successor; or

                  (ii) the Transferor, the Indenture Trustee or the Administrator, as applicable, at its option, elects to terminate the book-entry system through the Clearing Agency or Foreign Clearing Agency with respect to such Class; or

                  (iii) after the occurrence of a Servicer Default or an Event of Default, Beneficial Owners of at least a majority of the Outstanding Principal Amount of such Class, acting together as a single Class, advise the Indenture Trustee and the applicable Clearing Agency or Foreign Clearing Agency through the applicable Clearing Agency Participants in writing that the continuation of a book-entry system through the appropriate Clearing Agency or Foreign Clearing Agency with respect to such Notes is no longer in the best interests of the Beneficial Owners of such Class;

then, the Indenture Trustee will, through the appropriate Clearing Agency or Foreign Clearing Agency, notify all Beneficial Owners of such Class of the occurrence of such event and of the availability of Definitive Notes to Beneficial Owners of such Class. Upon surrender to the Indenture Trustee of the certificates representing the Notes of such Class, accompanied by registration instructions from the applicable Clearing Agency, the Issuer will execute and the Indenture Trustee will authenticate Definitive Notes of such Class and will recognize the registered holders of such Definitive Notes as Noteholders under this Indenture. Neither the Issuer nor the Indenture Trustee will be liable for any delay in delivery of such instructions, and the Issuer and the Indenture Trustee may conclusively rely on, and will be protected in relying on, such instructions. Upon the issuance of Definitive Notes of such Series, all references herein to obligations imposed upon or to be performed by the applicable Clearing Agency or Foreign Clearing Agency will be deemed to be imposed upon and performed by the Indenture Trustee, to the extent applicable with respect to such Definitive Notes, and the Indenture Trustee will recognize the registered holders of the Definitive Notes of such Series as Noteholders of such Series hereunder. Definitive Notes will be transferable and exchangeable at the offices of the Transfer Agent and Registrar. No service charge will be imposed for any registration of transfer or exchange, but the Indenture Trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

         Section 2.16 GLOBAL NOTE; EURO-NOTE EXCHANGE DATE.

         If specified in the related Indenture Supplement for any Series, Notes may be initially issued in the form of a single temporary Global Note in bearer form, without interest coupons, in the denomination of the Initial Invested Amount and substantially in the form attached to the related Indenture Supplement. Unless otherwise specified in the related Indenture Supplement, the provisions of this Section will apply to such Global Note. The Global Note will be authenticated by the Indenture Trustee upon the same conditions, in substantially the same manner and with the same effect as the Definitive Notes. The Global Note may be exchanged in the manner described in the related Indenture Supplement for Registered Notes in definitive form. Except as otherwise specifically provided in the Indenture Supplement, any Notes that are issued in bearer form pursuant to this Indenture will be issued in accordance with the requirements of section 163(f)(2) of the Code.

         Section 2.17 MEETINGS OF NOTEHOLDERS.

         To the extent provided by the Indenture Supplement for any Series issued in whole or in part, the Servicer or the Indenture Trustee may at any time call a meeting of the Noteholders of such Series, to be held at such time and at such place as the Servicer or the Indenture Trustee, as the case may be, determines, for the purpose of approving a modification of or amendment to, or obtaining a waiver of, any covenant or condition set forth in this Indenture with respect to such Series or in the Notes of such Series, subject to Article X.

         Section 2.18 UNCERTIFICATED CLASSES.

         Notwithstanding anything to the contrary contained in this Article II or in Article XI, unless otherwise specified in any Indenture Supplement, any provisions contained in this Article II and in Article XI relating to the registration, form, execution, authentication, delivery, presentation, cancellation and surrender of Notes are not applicable to any uncertificated Notes, provided, however, that, except as otherwise expressly provided in the related Indenture Supplement, any such uncertificated Notes will be issued in "registered form" within the meaning of section 163(f)(1) of the Code.

         Section 2.19 TAX STATUS.

         Unless otherwise specified in this Indenture or an Indenture Supplement with respect to a particular Series, the Issuer has entered into this Indenture, and the Notes will be issued, with the intention that, for United States federal, state and local income and franchise tax purposes, (i) the Notes of each Series that are characterized as indebtedness at the time of their issuance will qualify as indebtedness secured by the Collateral and (ii) the Issuer will not be treated as an association or publicly traded partnership taxable as a corporation. The Issuer, by entering into this Agreement, and each Beneficial Owner and Note Owner, by the acceptance of any such Note (and each beneficial owner of a Note, by its acceptance of an interest in the applicable Note), agree to treat such Notes for federal, state and local income and franchise tax purposes as indebtedness. Each Beneficial Owner and Note Owner of such Note agrees that it will cause any beneficial owner acquiring an interest in a Note through it to comply with this Agreement as to treatment as indebtedness under applicable tax law, as described in this Section. The parties hereto agree that they will not cause or permit the making, as applicable, of any election under Treasury Regulation Section 301.7701-3 whereby the Issuer or any portion thereof would be treated as a corporation for federal income tax purposes and, except as required by Section 6.13 of this Indenture, will not file tax returns for the Issuer but will treat the Issuer as a security device for such purposes. The provisions of this Indenture are to be construed in furtherance of the foregoing intended tax treatment.

                                  ARTICLE III

                     REPRESENTATIONS AND COVENANTS OF ISSUER

         Section 3.01 PAYMENT OF PRINCIPAL AND INTEREST.

         (a) The Issuer will duly and punctually pay principal and interest in accordance with the terms of the Notes as specified in the related Indenture Supplement.

         (b) The Noteholders of a Series as of the Record Date in respect of a Payment Date will be entitled to the interest accrued and payable and principal payable on such Payment Date as specified in the related Indenture Supplement. All payment obligations under a Note are discharged to the extent such payments are made to the Noteholder of record.

         Section 3.02 MAINTENANCE OF OFFICE OR AGENCY.

         The Issuer will maintain an office or agency within the Borough of Manhattan, City of New York where Notes may be presented or surrendered for payment, where Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. The Issuer hereby initially appoints JPMorgan Chase Bank, currently located at 4 New York Plaza, New York, New York 10004, to serve as its agent for the foregoing purposes. The Issuer will give prompt written notice to the Indenture Trustee and the Noteholders of the location, and of any change in the location, of any such office or agency. If at any time the Issuer fails to maintain any such office or agency or fails to furnish the Indenture Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office, and the Issuer hereby appoints the Indenture Trustee at its Corporate Trust Office as its agent to receive all such presentations, surrenders, notices and demands.

         Section 3.03 MONEY FOR NOTE PAYMENTS TO BE HELD IN TRUST.

         (a) As specified in Section 8.03 herein and in the related Indenture Supplement, all payments of amounts due and payable with respect to the Notes that are to be made from amounts withdrawn from the Collection Account and the Excess Funding Account will be made on behalf of the Issuer by the Indenture Trustee or by the Paying Agent, and no amounts so withdrawn from the Collection Account or the Excess Funding Account may be paid over to or at the direction of the Issuer except as provided in this Section and in the related Indenture Supplement.

         (b) On or before the Payment Dates or other dates specified in the related Indenture Supplements, the Issuer will deposit or cause to be deposited in the Series Accounts for each outstanding Series, the sums specified to be deposited therein as and when required to be deposited therein, such sums to be held in trust for the benefit of the Persons entitled thereto, and (unless the Paying Agent is the Indenture Trustee) will promptly notify the Indenture Trustee in writing of its action or failure so to act.

         (c) Whenever the Issuer has a Paying Agent in addition to the Indenture Trustee, the Issuer will, on or before the Business Day next preceding each Payment Date, direct the Indenture Trustee to deposit with such Paying Agent on or before such Payment Date, the sums specified to be deposited therein as and when required to be deposited therein, such sums to be (i) held in trust for the benefit of Persons entitled thereto and (ii) invested, pursuant to an Issuer Order, by the Paying Agent in Eligible Investments in accordance with the terms of the related Indenture Supplement. For all investments made by a Paying Agent under this Section, such Paying Agent will be entitled to all of the rights and obligations of the Indenture Trustee under the related Indenture Supplement, such rights and obligations being incorporated in this paragraph by this reference.

         (d) The Issuer will cause each Paying Agent other than the Indenture Trustee to execute and deliver to the Indenture Trustee an instrument in which such Paying Agent agrees with the Indenture Trustee (and if the Indenture Trustee acts as Paying Agent, it hereby so agrees), subject to the provisions of this Section, that such Paying Agent, in acting as Paying Agent, is an express agent of the Issuer and, further, that such Paying Agent will:

                  (i) hold all sums held by it for the payment of amounts due with respect to the Notes in trust for the benefit of the Persons entitled thereto until such sums are paid to such Persons or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided;

                  (ii) give the Indenture Trustee notice of any default by the Issuer (or any other obligor upon the Notes) of which it has actual knowledge in the making of any payment required to be made with respect to the Notes;

                  (iii) at any time during the continuance of any such default, upon the written request of the Indenture Trustee, forthwith pay to the Indenture Trustee all sums so held in trust by such Paying Agent;

                  (iv) immediately resign as a Paying Agent and forthwith pay to the Indenture Trustee all sums held by it by in trust for the payment of Notes if at any time it ceases to meet the standards required to be met by a Paying Agent at the time of its appointment; and

                  (v) comply with all requirements of the Code with respect to the withholding from any payments made by it on any Notes of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith.

         (e) The Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, by Issuer Order direct any Paying Agent to pay to the Indenture Trustee all sums held in trust by such Paying Agent, such sums to be held by the Indenture Trustee upon the same trusts as those upon which such sums were held by such Paying Agent; and upon such payment by any Paying Agent to the Indenture Trustee, such Paying Agent will be released from all further liability with respect to such money.

         Section 3.04 EXISTENCE.

         The Issuer will keep in full effect its existence, rights and franchises as a statutory trust under the laws of the State of Delaware (unless it becomes, or any successor Issuer hereunder is or becomes, organized under the laws of any other state or of the United States of America, in which case the Issuer will keep in full effect its existence, rights and franchises under the laws of such other jurisdiction) and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or will be necessary to protect the validity and enforceability of this Indenture, the Indenture Supplements, the Notes, the Collateral and each other related instrument or agreement.

         Section 3.05 PROTECTION OF TRUST.

         The Issuer will from time to time prepare, or cause to be prepared, execute and deliver all such supplements and amendments hereto and all such financing statements, continuation statements, instruments of further assurance and other instruments, and will take such other action necessary or advisable to:

                  (i) grant more effectively all or any portion of the Trust Assets for the Notes;

                  (ii) maintain or preserve the Lien (and the priority thereof) of this Indenture or to carry out more effectively the purposes hereof;

                  (iii) perfect, publish notice of, or protect the validity of any Grant made or to be made by this Indenture;

                  (iv) enforce any of the Collateral; or

                  (v) preserve and defend title to the Trust Assets securing the Notes and the rights therein of the Indenture Trustee and the Noteholders secured thereby against the claims of all persons and parties.

         The Issuer hereby designates the Indenture Trustee its agent and attorney-in-fact to execute any financing statement, continuation statement or other instrument required pursuant to this Section.

         The Issuer will pay or cause to be paid any taxes levied on all or any part of Receivables securing the Notes.

         Section 3.06 OPINIONS AS TO TRUST ASSETS.

         On the Series Issuance Date relating to any new Series of Notes, the Issuer will furnish to the Indenture Trustee an Opinion of Counsel either (i) stating that, in the opinion of such counsel, such action has been taken to perfect the Lien of this Indenture, including with respect to the execution and filing of any UCC financing statements and continuation statements as are so necessary and reciting the details of such action or (ii) stating that, in the opinion of such counsel, no such action is necessary to maintain the perfection of such Lien.

         Section 3.07 PERFORMANCE OF OBLIGATIONS; SERVICING OF RECEIVABLES.

         (a) The Issuer will not take any action and will use its best efforts not to permit any action to be taken by others that would release any Person from any of such Person's material covenants or obligations under any instrument or agreement included in the Trust Assets or that would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any such instrument or agreement, except as expressly provided in this Indenture, the Transfer and Servicing Agreement or such other instrument or agreement.

         (b) The Issuer may contract with other Persons to assist it in performing its duties under this Indenture, and any performance of such duties by a Person identified to the Indenture Trustee in an Officer's Certificate of the Issuer will be deemed to be action taken by the Issuer. Initially, the Issuer has contracted with the Servicer and the Administrator to assist the Issuer in performing its duties under this Indenture.

         (c) The Issuer will punctually perform and observe all of its obligations and agreements contained in this Indenture, the other Transaction Documents and the instruments and agreements relating to the Trust Assets, including filing or causing to be filed all UCC financing statements and continuation statements required to be filed by the terms of this Indenture and the Transfer and Servicing Agreement in accordance with and within the time periods provided for herein and therein. Except as otherwise expressly provided therein, the Issuer may not waive, amend, modify, supplement or terminate the Transaction Document or any provision thereof without the consent of the Holders of a majority of the Outstanding Principal Amount of each adversely affected Series.

         (d) If the Issuer has knowledge of the occurrence of a Servicer Default under the Transfer and Servicing Agreement, the Issuer will promptly notify the Indenture Trustee thereof specifying in such notice the action, if any, being taken by the Issuer or, to the knowledge of the Issuer, by the Servicer, with respect to such default. If a Servicer Default arises from the failure of the Servicer to perform any of its duties or obligations under the Transfer and Servicing Agreement with respect to the Receivables, the Issuer will take all reasonable steps available to it to remedy such failure.

         (e) On and after the receipt by the Servicer of a Termination Notice pursuant to Section 6.01(a) of the Transfer and Servicing Agreement, the Servicer will continue to perform all servicing functions under this Agreement until the date specified in the Termination Notice or otherwise specified by the Indenture Trustee or until a date mutually agreed upon by the Servicer and the Indenture Trustee. As promptly as possible after the giving of a Termination Notice to the Servicer, the Indenture Trustee will appoint a Successor Servicer, and such Successor Servicer will accept its appointment by a written assumption in a form acceptable to the Indenture Trustee. In the event that a Successor Servicer has not been appointed and accepted its appointment at the time when the Servicer ceases to act as Servicer or within 120 days of the date of such Termination Notice, the Indenture Trustee without further action will automatically be appointed the Successor Servicer. The Indenture Trustee may delegate any of its servicing obligations to an Affiliate or agent in accordance with Sections 3.01(a) and 5.05 of the Transfer and Servicing Agreement. Notwithstanding the foregoing, the Indenture Trustee will, if it is legally unable so to act, petition at the expense of the Servicer a court of competent jurisdiction to appoint any established institution qualifying as an Eligible Servicer as the Successor Servicer hereunder. The Indenture Trustee will give prompt notice to each Rating Agency and each Series Enhancers upon the appointment of a Successor Servicer. Upon its appointment, the Successor Servicer will be the successor in all respects to the Servicer with respect to servicing functions under the Transfer and Servicing Agreement and will be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions thereof, and all references in this Indenture to the Servicer will be deemed to refer to the Successor Servicer. In connection with any Termination Notice, the Indenture Trustee will review any bids which it obtains from Eligible Servicers and will be permitted to appoint any Eligible Servicer submitting such a bid as a Successor Servicer for servicing compensation, subject to the limitations set forth in Section 6.02 of the Transfer and Servicing Agreement.

         (f) Without derogating from the absolute nature of the assignment granted to the Indenture Trustee under this Indenture or the rights of the Indenture Trustee hereunder, the Issuer agrees (i) that it will not, without the prior written consent of the Indenture Trustee and the Holders of at least a majority of the Outstanding Principal Amount, amend, modify, waive, supplement, terminate or surrender, or agree to any amendment, modification, supplement, termination, waiver or surrender of, the terms of any Collateral (except to the extent otherwise provided in the Transfer and Servicing Agreement) or the Transaction Documents (except to the extent otherwise provided in the Transaction Documents), or waive timely performance or observance by the Servicer or the Transferor under the Transfer and Servicing Agreement and (ii) that any such amendment will not (A) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the Receivables or distributions that are required to be made for the benefit of the Noteholders or
(B) reduce the aforesaid percentage of the Notes that is required to consent to any such amendment, without the consent of the Holders of all the Outstanding Notes that are affected thereby. If any such amendment, modification, supplement or waiver is so consented to by the Indenture Trustee and such Noteholders, the Issuer agrees, promptly following a request by the Indenture Trustee to do so, to execute and deliver, in its own name and at its own expense, such agreements, instruments, consents and other documents as the Indenture Trustee may deem necessary or appropriate in the circumstances.

         Section 3.08 NEGATIVE COVENANTS.

         So long as any Notes are Outstanding, the Issuer will not:

                  (i) sell, transfer, exchange, pledge or otherwise dispose of any part of the Trust Assets, except as expressly permitted by this Indenture, the Receivables Purchase Agreement, the Trust Agreement or the Transfer and Servicing Agreement;

                  (ii) claim any credit on, or make any deduction from, the principal and interest payable in respect of the Notes (other than amounts properly withheld from such payments under the Code or applicable state law) or assert any claim against any present or former Noteholder by reason of the payment of any taxes levied or assessed upon any part of the Trust Assets;

                  (iii) incur, assume or guarantee any direct or contingent indebtedness other than incurred pursuant to and in compliance with the Transaction Documents;

                  (iv) permit (A) the validity or effectiveness of this Indenture to be impaired, or permit the Lien of this Indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations with respect to the Notes under this Indenture, except as may be expressly permitted hereby, (B) any Lien (other than the Lien of this Indenture) to be created on or extend to or otherwise arise upon or burden the Trust Assets or any part thereof or any interest therein or the proceeds thereof (other than Permitted Liens) or (C) the Lien of this Indenture not to constitute a valid first priority security interest (other than with respect to a tax, mechanics or similar Lien) in the Trust Assets; or

                  (v) voluntarily dissolve or liquidate in whole or in part.

         Section 3.09 ANNUAL STATEMENTS AS TO COMPLIANCE.

         The Issuer will deliver to the Indenture Trustee, within 90 days after the end of each fiscal year of the Issuer (commencing in 2004), an Officer's Certificate stating, as to the Authorized Officer signing such Officer's Certificate, that:

                  (i) a review of the activities and performance of the Issuer under this Indenture during the 12-month period ending at the end of such fiscal year (or in the case of the first fiscal year, the period from the first Series Issuance Date to the last day of such first fiscal year) has been made under such Authorized Officer's supervisions; and

                  (ii) to the best of such Authorized Officer's knowledge, based on such review, the Issuer has complied with all conditions and covenants under this Indenture throughout such year, or, if there has been a default in the compliance of any such condition or covenant, specifying each such default known to such Authorized Officer and the nature and status thereof.

         Section 3.10 ISSUER MAY CONSOLIDATE, ETC., ONLY ON CERTAIN TERMS.

                  (a) The Issuer may not consolidate or merge with or into any other Person or convey or transfer its properties and assets substantially as an entirety to any Person, unless:

                           (i) the Person (if other than the Issuer) formed by
                  or surviving such consolidation or merger or that acquires by conveyance or transfer the properties and assets of the Issuer substantially as an entirety is a Person (A) organized and existing under the laws of the United States of America or any state thereof or the District of Columbia and (B) expressly assumes, by a supplemental indenture hereto, executed and delivered to the Indenture Trustee, in a form satisfactory to the Indenture Trustee, the due and punctual payment of the principal of and interest on all Notes and the performance of every covenant of this Indenture on the part of the Issuer to be performed or observed;

                           (ii) immediately after giving effect to such
                  transaction, no Event of Default or Early Amortization Event has occurred and is continuing;

                           (iii) the Issuer has delivered to the Indenture
                  Trustee an Officer's Certificate and an Opinion of Counsel each stating that (A) such consolidation, merger, conveyance or transfer and such supplemental indenture comply with this Section, (B) all conditions precedent in this Section provided for relating to such transaction have been complied with (including any filing required by the Exchange Act) and (C) such supplemental indenture is duly authorized, executed and delivered and is valid, binding and enforceable against such Person;

                           (iv) the Rating Agency Condition has been satisfied
                  with respect to such transaction;

                           (v) the Issuer has received a Required Federal Income
                  Tax Opinion dated the date of such consolidation, merger or transfer and has delivered copies thereof to the Indenture Trustee; and

                           (vi) any action that is necessary to maintain the
                  Lien of this Indenture has been taken.

         (b) The Issuer may not convey or transfer any of its properties or assets, including those included in the Trust Assets to any Person, unless:

                  (i) the Person that acquires by conveyance or transfer the properties and assets of the Issuer the conveyance or transfer of which is hereby restricted (A) is a United States citizen or a Person organized and existing under the laws of the United States of America or any state thereof or the District of Columbia, (B) expressly assumes, by a supplemental indenture executed and delivered to the Indenture Trustee, in form satisfactory to the Indenture Trustee, the due and punctual payment of the principal of and interest on all Notes and the performance or observance of every agreement and covenant of this Indenture on the part of the Issuer to be performed or observed, all as provided herein, (C) expressly agrees by means of such supplemental indenture that all right, title and interest so conveyed or transferred are subject and subordinate to the rights of Holders of the Notes, (D) unless otherwise provided in such supplemental indenture, expressly agrees to indemnify, defend and hold harmless the Issuer against and from any loss, liability or expense arising under or related to this Indenture and the Notes and (E) expressly agrees by means of such supplemental indenture that such Person (or if a group of Persons, then one specified Person) will make all filings with the Commission (and any other appropriate Person) required by the Exchange Act in connection with the Notes;

                  (ii) immediately after giving effect to such transaction, no Event of Default or Early Amortization Event has occurred and is continuing;

                  (iii) the Rating Agency Condition has been satisfied with respect to such transaction;

                  (iv) the Issuer has received a Required Federal Income Tax Opinion and has delivered copies thereof to the Indenture Trustee;

                  (v) any action that is necessary to maintain the Lien of this Indenture has been taken; and

                  (vi) the Issuer has delivered to the Indenture Trustee an Officer's Certificate and an Opinion of Counsel each stating that such conveyance or transfer and such supplemental indenture comply with this Section and that all conditions precedent herein provided for relating to such transaction have been complied with (including any filing required by the Exchange Act).

         Section 3.11 SUCCESSOR SUBSTITUTED.

         Upon any consolidation or merger, or any conveyance or transfer of the properties and assets of the Issuer substantially as an entirety in accordance with Section 3.10, the Person formed by or surviving such consolidation or merger (if other than the Issuer) or the Person to which such conveyance or transfer is made will succeed to, and be substituted for, and may exercise every right and power of, the Issuer under this Indenture with the same effect as if such Person had been named as the Issuer herein. In the event of any such conveyance or transfer, the Person named as the Issuer in the first paragraph of this Indenture or any successor that has theretofore become such in the manner prescribed in this Section will be released from its obligations under this Indenture as issued immediately upon the effectiveness of such conveyance or transfer, provided that the Issuer will not be released from any obligations or liabilities to the Indenture Trustee or the Noteholders arising prior to such effectiveness.

         Section 3.12 NO OTHER BUSINESS.

         The Issuer may not engage in any business other than financing, purchasing, owning and selling and managing the payment obligations in the manner contemplated by this Indenture and the other Transaction Documents and activities incidental thereto.

         Section 3.13 NO BORROWING.

         The Issuer may not issue, incur, assume, guarantee or otherwise become liable, directly or indirectly, for any indebtedness except as expressly provided for pursuant to the terms of the Transaction Documents and the Notes.

         Section 3.14 SERVICER'S OBLIGATIONS.

         The Issuer will cause the Servicer to comply with all of its obligations under the Transaction Documents.

         Section 3.15 GUARANTEES, LOANS, ADVANCES AND OTHER LIABILITIES.

         Except as contemplated by this Indenture or the Transfer and Servicing Agreement, the Issuer may not make any loan or advance or credit to, or guarantee (directly or indirectly or by an instrument having the effect of assuring another's payment or performance on any obligation or capability of so doing or otherwise), endorse or otherwise become contingently liable, directly or indirectly, in connection with the obligations, stocks or dividends of, or own, purchase, repurchase or acquire (or agree contingently to do so) any stock, obligations, assets or securities of, or any other interest in, or make any capital contribution to, any other Person.

         Section 3.16 CAPITAL EXPENDITURES.

         The Issuer may not make any expenditure (by long-term or operating lease or otherwise) for capital assets (either realty or personalty).

         Section 3.17 REMOVAL OF ADMINISTRATOR.

         So long as any Notes are outstanding, the Issuer may remove the Administrator solely in accordance with Section 8 of the Administration Agreement.

         Section 3.18 RESTRICTED PAYMENTS.

         The Issuer may not, directly or indirectly, do any of the following:

                  (i) pay any dividend or make any distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, to the Owner Trustee or any owner of a beneficial interest in the Issuer or otherwise with respect to any ownership or equity interest or security in or of the Issuer or to the Servicer;

                  (ii) redeem, purchase, retire or otherwise acquire for value any such ownership or equity interest or security; or

                  (iii) set aside or otherwise segregate any amounts for any such purpose;

provided, however, that the Issuer may make, or cause to be made, (1) distributions as contemplated by, and to the extent funds are available for such purpose under, this Indenture, the Transfer and Servicing Agreement or the Trust Agreement and (2) payments to the Indenture Trustee pursuant to Section 6.07. The Issuer may not, directly or indirectly, make payments to or distributions from the Collection Account except in accordance with the Transaction Documents.

         Section 3.19 FURTHER INSTRUMENTS AND ACTS.

         Upon request of the Indenture Trustee, the Issuer will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

                                   ARTICLE IV

                           SATISFACTION AND DISCHARGE

         Section 4.01 SATISFACTION AND DISCHARGE OF INDENTURE.

         This Indenture will cease to be of further effect with respect to the Notes of any Series, except as to (a) rights of registration of transfer and exchange, (b) substitution of mutilated, destroyed, lost or stolen Notes, (c) the rights of Noteholders to receive payments of principal thereof and interest thereon, (d) Sections 3.03, 3.05, 3.07, 3.08, 3.10, 3.11 and 3.12, (e) the
rights and immunities of the Indenture Trustee hereunder, including the rights of the Indenture Trustee under Section 6.07, and the obligations of the Indenture Trustee under Section 4.02 and (f) the rights of Noteholders as beneficiaries hereof with respect to the property so deposited with the Indenture Trustee and payable to all or any of them, and the Indenture Trustee, on demand of and at the expense of the Issuer, will execute proper instruments acknowledging satisfaction and discharge of this Indenture with respect to such Notes when:

         (i) either:

                  (A) all Notes of such Series theretofore authenticated and delivered (other than (1) Notes which have been destroyed, lost or stolen and which have been replaced, or paid as provided in Section 2.06, and (2) Notes for whose full payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust, as provided in Section 3.03) have been delivered to the Indenture Trustee for cancellation;

                  (B) all Notes of such Series not theretofore delivered to the Indenture Trustee for cancellation:

                           (1) have become due and payable;

                           (2) will become due and payable at the Final Maturity
                  Date for such Class or Series of Notes;

                           (3) are to be called for redemption under
                  arrangements satisfactory to the Indenture Trustee for the giving of notice of redemption by the Indenture Trustee in the name, and at the expense, of the Issuer; or

                           (4) have been defeased in accordance with Section
                  11.04 of this Indenture;

                  and the Issuer, in the case of (1), (2), (3) or (4) above, has irrevocably deposited or caused to be irrevocably deposited with the Indenture Trustee cash or direct obligations of or obligations guaranteed by the United States of America (which will mature prior to the date such amounts are payable), in trust for such purpose, in an amount sufficient to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Indenture Trustee for cancellation when due at the Final Maturity Date for such Class or Series of Notes or the Redemption Date (if Notes have been called for redemption pursuant to the related Indenture Supplement), as the case may be;

                  (ii) the Issuer has paid or caused to be paid all other sums payable hereunder by the Issuer; and

                  (iii) the Issuer has delivered to the Indenture Trustee, upon written request of the Indenture Trustee, an Officer's Certificate, an Opinion of Counsel and (if required by the TIA) an Independent Certificate from a firm of certified public accountants, each meeting the applicable requirements of Section 12.01(a) and each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with;

         Section 4.02 APPLICATION OF TRUST MONEY.

         All monies deposited with the Indenture Trustee pursuant to Section
4.01 will be held in trust and applied by it, in accordance with the provisions of the Notes, this Indenture and the applicable Indenture Supplement, to make payments, either directly or through any Paying Agent, as the Indenture Trustee may determine, to the Noteholders and for the payment in respect of which such monies have been deposited with the Indenture Trustee, of all sums due and to become due thereon for principal and interest; but such monies need not be segregated from other funds except to the extent required herein or in the Transfer and Servicing Agreement or required by law.

                                   ARTICLE V

                EARLY AMORTIZATION EVENTS, DEFAULTS AND REMEDIES

         Section 5.01 EARLY AMORTIZATION EVENTS.

         Upon the occurrence of an Early Amortization Event, an Early Amortization Period will commence and payment on the Notes of each Series will be made in accordance with the terms of the related Indenture Supplement.

         Section 5.02 EVENTS OF DEFAULT.

         The Issuer will deliver to the Indenture Trustee, within five days after the occurrence of an Event of Default, written notice in the form of an Officer's Certificate of any event which with the giving of notice and the lapse of time would become an Event of Default, its status and what action the Issuer is taking or proposes to take with respect thereto.

         Section 5.03 ACCELERATION OF MATURITY; RESCISSION AND ANNULMENT.

         (a) If an Event of Default described in clause (1), (2) or (4) of the definition thereof occurs and is continuing with respect to the Notes, then the Indenture Trustee, or the Holders of at least a majority of the Outstanding Principal Amount of each affected Series, may declare all the Notes of such Series to be immediately due and payable, by a notice in writing to the Issuer (and to the Indenture Trustee if declared by Noteholders). If an Event of Default described in clause (3) of the definition thereof occurs and is continuing, then the Indenture Trustee will declare all of the Notes to be immediately due and payable, by a notice in writing to the Issuer. Upon any such declaration, the Revolving Period (or, if applicable, any other period of principal payment or accumulation other than an Early Amortization Period) with respect to such Series will terminate, an Early Amortization Period will commence and the unpaid principal amount of such Notes, together with accrued and unpaid interest thereon through the date of acceleration, will become immediately due and payable.

         (b) At any time after such declaration of acceleration of maturity has been made pursuant to Section 5.03(a) above, and before a judgment or decree for payment of the money due has been obtained by the Indenture Trustee as hereinafter provided in this Article V, the Holders of at least a majority of the Outstanding Principal Amount of such Series, by written notice to the Issuer and the Indenture Trustee, may rescind and annul such declaration and its consequences with respect to such Series. No such rescission will affect any subsequent default or impair any right consequent thereto.


         Section 5.04 COLLECTION OF INDEBTEDNESS AND SUITS FOR ENFORCEMENT BY INDENTURE TRUSTEE.


         (a) The Issuer covenants that if (i) default is made in the payment of any interest on any Note when the same becomes due and payable, and such default continues for a period of 5 days following the date on which such interest became due and payable or (ii) default is made in the payment of principal of any Note, if and to the extent not previously paid, when the same becomes due and payable on its Final Maturity Date, the Issuer will, upon demand of the

Indenture Trustee, pay to it, for the benefit of the Holders of the Notes of the affected Series, the whole amount then due and payable on such Notes for principal and interest, with interest upon the overdue principal, and, to the extent payment at such rate of interest is legally enforceable, interest upon overdue installments of interest, at the applicable Note Interest Rate borne by the Notes of such Series, and in addition thereto will pay such further amount as is sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and its agents and counsel.

         (b) If the Issuer fails forthwith to pay such amounts upon such demand, the Indenture Trustee, in its own name and as trustee of an express trust, may institute a Proceeding for the collection of the sums so due and unpaid, and may prosecute such Proceeding to judgment or final decree, and may enforce the same against the Issuer or other obligor upon such Notes and collect in the manner provided by law out of the property of the Issuer or other obligor upon such Notes, wherever situated, the monies adjudged or decreed to be payable.

         (c) If an Event of Default occurs and is continuing, the Indenture Trustee may, as more particularly provided in Section 5.05, in its discretion, proceed to protect and enforce its rights and the rights of the Noteholders of the affected Series, by such appropriate Proceedings as the Indenture Trustee may deem most effective to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy or legal or equitable right vested in the Indenture Trustee by this Indenture or by law.

         (d) If there are pending, relative to the Issuer or any other obligor upon the Notes of the affected Series, or any Person having or claiming an ownership interest in the Trust Assets, Proceedings under Title 11 of the United States Code or any other applicable United States federal or state bankruptcy, insolvency or other similar law, or if a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator, custodian or similar official has been appointed for or taken possession of the Issuer or its property or such other obligor or Person, or in case of any other comparable judicial Proceedings relative to the Issuer or other obligor upon the Notes of such Series, or to the creditors or property of the Issuer or such other obligor, the Indenture Trustee, irrespective of whether the principal of any Notes is then due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Indenture Trustee has made any demand pursuant to the provisions of this Section, will be entitled and empowered, by intervention in such Proceedings or otherwise:

                  (i) to file and prove a claim or claims for the whole amount of principal and interest owing and unpaid in respect of the Notes of such Series and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee (including any claim for reasonable compensation to the Indenture Trustee and each predecessor Indenture Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor Indenture Trustee, except as a result of negligence or bad faith) and of the Noteholders of such Series allowed in such Proceedings;

                  (ii) unless prohibited by applicable law and regulations, to vote on behalf of the Holders of Notes of such Series in any election of a trustee, a standby trustee or Person performing similar functions in any such Proceedings;

                  (iii) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute all amounts received with respect to the claims of the Noteholders of such Series and of the Indenture Trustee on their behalf; and

                  (iv) to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee or the Holders of Notes of such Series allowed in any judicial proceedings relative to the Issuer, its creditors and its property;

and any trustee, receiver, liquidator, custodian, assignee, sequestrator or other similar official in any such Proceeding is hereby authorized by each of such Noteholders to make payments to the Indenture Trustee, and, if the Indenture Trustee consents to the making of payments directly to such Noteholders, to pay to the Indenture Trustee such amounts as are sufficient to cover reasonable compensation to the Indenture Trustee, each predecessor Indenture Trustee and their respective agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor Indenture Trustee except as a result of negligence or bad faith.

         (e) Nothing herein contained may be deemed to authorize the Indenture Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof or to authorize the Indenture Trustee to vote in respect of the claim of any Noteholder in any such proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar Person.

         (f) All rights of action and of asserting claims under this Indenture, or under any of the Notes, may be enforced by the Indenture Trustee without the possession of any of the Notes or the production thereof in any trial or other Proceedings relative thereto, and any such action or Proceedings instituted by the Indenture Trustee will be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses, disbursements and compensation of the Indenture Trustee, each predecessor Indenture Trustee and their respective agents and attorneys, will be for the benefit of the Holders of the Notes of the affected Series as provided herein.

         (g) In any Proceedings brought by the Indenture Trustee (and also any Proceedings involving the interpretation of any provision of this Indenture to which the Indenture Trustee is a party), the Indenture Trustee will be deemed to represent all the Holders of the Notes of the affected Series, and it will not be necessary to make any such Noteholder a party to any such Proceedings.

         Section 5.05 REMEDIES; PRIORITIES.

         (a) If an Event of Default has occurred and is continuing, the Indenture Trustee may do one or more of the following:

                  (i) institute Proceedings in its own name and as trustee of an express trust for the collection of all amounts then payable on the Notes of the affected Series or under this Indenture with respect thereto, whether by declaration or otherwise, enforce any judgment obtained, and collect from the Issuer and any other obligor upon such Notes monies adjudged due;

                  (ii) take any other appropriate action to protect and enforce the rights and remedies of the Indenture Trustee and the Holders of the Notes of the affected Series;

                  (iii) at its own election or at the written direction of the Holders of at least a majority of the Outstanding Principal Amount of any accelerated Series (excluding any Notes of such Series held by the Transferor or one of its Affiliates), institute foreclosure Proceedings from time to time with respect to the portion of the Trust Assets which secures such Notes by causing the Issuer to sell such Trust Assets (together with their related interest components) to a Permitted Assignee in an amount equal to the product of all Trust Assets multiplied by the Series Allocation Percentage of the accelerated Series of Notes in accordance with Section 5.16, but only if the Indenture Trustee determines that the proceeds of such sale will be sufficient to pay principal of and interest on such Notes in full; provided, that the Indenture Trustee will not cause the Issuer to sell Trust Assets the proceeds of which would exceed the Outstanding Principal Amount of the Notes of such Series plus all accrued and unpaid interest and any amounts owing to Series Enhancers at the time of such sale; and

                  (iv) at the direction of the Holders of at least 66 2/3% of the Outstanding Principal Amount of each Class of any accelerated Series (excluding any Notes of such Series held by the Transferor or one of its Affiliates), institute foreclosure Proceedings from time to time with respect to the portion of the Trust Assets that secures such Notes, regardless of the sufficiency of the proceeds thereof, by causing the Issuer to sell such Trust Assets (together with their related interest components) to a Permitted Assignee in an amount equal to the product of all Trust Assets multiplied by the Series Allocation Percentage of the accelerated Series of Notes in accordance with
         Section 5.16; provided, that the Indenture Trustee will not cause the Issuer to sell Trust Assets in excess of the percentage of all Trust Assets the proceeds of which would exceed the Outstanding Principal Amount of the Notes of such Series plus all accrued and unpaid interest and any amounts owing to Series Enhancers at the time of such sale (each of the actions described in this clause (iv) and clause (iii) above, being a "Foreclosure Remedy").

         In determining such sufficiency or insufficiency with respect to clauses (iii) and (iv) above, the Indenture Trustee may, but need not, obtain and rely upon an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Trust Assets or available portions thereof for such purpose.

         (b) Any money or property collected by the Indenture Trustee pursuant to this Article V following the acceleration of the maturities of the Notes of the affected Series pursuant to Section 5.03 (so long as such declaration has not been rescinded or annulled) will be treated as Collections and distributed, together with any amounts then held in the Collection Account,

Excess Funding Account or any Series Accounts for such Series and any amounts available under the Series Enhancement for such Series, as payments to the Holders of the Notes of such Series and the Series Enhancers for such Series in accordance with the terms of this Indenture, the related Indenture Supplement and the Series Enhancement for such Series. Following the sale of the Collateral (or portion thereof) for a Series and the application of the proceeds of such sale to such Series and the application of the amounts then held in the Collection Account, the Excess Funding Account and any Series Accounts for such Series as are allocated to such Series and any amounts available under the Series Enhancement for such Series, such Series will no longer be entitled to any allocation of Collections or other property constituting the Collateral under this Indenture and the Notes of such Series will no longer be Outstanding.

         (c) The Indenture Trustee may, upon notification to the Issuer, fix a record date and payment date for any payment to Noteholders of the affected Series pursuant to this Section. At least fifteen days before such record date, the Indenture Trustee will provide notice by mail, private overnight courier service or facsimile transmission to each such Noteholder, which notice will state the record date, the payment date and the amount to be paid.

         Section 5.06 OPTIONAL PRESERVATION OF TRUST ASSETS.

         If the Notes of any Series have been declared to be due and payable under Section 5.03 following an Event of Default and such declaration and its consequences have not been rescinded and annulled, and the Indenture Trustee has not received written direction from the Noteholders pursuant to Section 5.12, the Indenture Trustee may, but need not, elect to maintain possession of all or any portion of the Trust Assets. It is the desire of the parties hereto and the Noteholders that there be at all times sufficient funds for the payment of principal of and interest on the Notes, and the Indenture Trustee will take such desire into account when determining whether or not to maintain possession of the Trust Assets. In determining whether to maintain possession of all or any portion of the Trust Assets, the Indenture Trustee may, but need not, obtain and rely upon an opinion of an independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Trust Assets or retained portion thereof for such purpose.

         Section 5.07 LIMITATION ON SUITS.

         No Noteholder will have any right to institute any proceedings, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

                  (i) the Holders of at least 25% of the Outstanding Principal Amount of each affected Series have made written request to the Indenture Trustee to institute such proceeding in its own name as Indenture Trustee;

                  (ii) such Noteholder or Noteholders has previously given written notice to the Indenture Trustee of a continuing Event of Default;

                  (iii) such Noteholder or Noteholders has offered to the Indenture Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

                  (iv) the Indenture Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

                  (v) no direction inconsistent with such written request has been given to the Indenture Trustee during such 60-day period by the Holders of at least a majority of the Outstanding Principal Amount of such Series;

it being understood and intended that no one or more Noteholders of the affected Series has any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Noteholders of such Series or to obtain or to seek to obtain priority or preference over any other Noteholders of such Series or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Noteholders of such Series.

         If the Indenture Trustee receives conflicting or inconsistent requests and indemnity from two or more groups of Noteholders of such affected Series, each holding less than a majority of the Outstanding Principal Amount of such Series, the Indenture Trustee in its sole discretion may determine what action, if any, to take, notwithstanding any other provisions of this Indenture.


         Section 5.08 UNCONDITIONAL RIGHTS OF NOTEHOLDERS TO RECEIVE PRINCIPAL AND INTEREST.


         Notwithstanding any other provision in this Indenture, each Noteholder has the absolute and unconditional right to receive payment of the principal of and interest in respect of such Note as such principal and interest become due and payable and to institute suit for the enforcement of any such payment, and such right may not be impaired without the consent of such Noteholder; provided, however, notwithstanding any other provision in this Indenture to the contrary, the obligation to pay principal and interest on the Notes or any other amount payable to any Noteholder will be without recourse to NMAC, the Indenture Trustee , the Owner Trustee or any Affiliate, officer, employee or director of any of them and the obligation to pay principal or interest on the Notes or any amount payable to any Noteholder will be subject to Article VIII and the allocation and payment provisions of the related Indenture Supplement.

         Section 5.09 RESTORATION OF RIGHTS AND REMEDIES.

         If the Indenture Trustee or any Noteholder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned, or has been determined adversely to the Indenture Trustee or to such Noteholder, then and in every such case the Issuer, the Indenture Trustee and the Noteholder will, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Indenture Trustee and the Noteholders will continue as though no such proceeding had been instituted.

         Section 5.10 RIGHTS AND REMEDIES CUMULATIVE.

         No right, remedy, power or privilege herein conferred upon or reserved to the Indenture Trustee or to the Noteholders is intended to be exclusive of any other right, remedy, power or privilege, and every right, remedy, power or privilege is, to the extent permitted by law, cumulative and in addition to every other right, remedy, power or privilege given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or exercise of any right or remedy will not preclude any other further assertion or the exercise of any other appropriate right or remedy.

         Section 5.11 DELAY OR OMISSION NOT WAIVER.

         No failure to exercise and no delay in exercising, on the part of the Indenture Trustee or of any Noteholder or other Person, any right or remedy occurring hereunder upon any Event of Default will impair any such right or remedy or constitute a waiver thereof of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article V or by law to the Indenture Trustee or to the Noteholders may be exercised from time to time, and as often as may be deemed expedient, by the Indenture Trustee or by the Noteholders, as the case may be.

         Section 5.12 RIGHTS OF NOTEHOLDERS TO DIRECT INDENTURE TRUSTEE.

         Holders of at least a majority of the Outstanding Principal Amount of any affected Series has the right to direct in writing the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee with respect to the Notes or exercising any trust or power conferred on the Indenture Trustee with respect to the Notes; provided, however, that subject to Section 6.01:

                  (i) the Indenture Trustee has the right to decline any such written direction if the Indenture Trustee, after being advised by counsel, determines that the action so directed is in conflict with any rule of law or with this Indenture, and

                  (ii) the Indenture Trustee has the right to decline any such direction if the Indenture Trustee determines in good faith, by a Responsible Officer of the Indenture Trustee, that the proceedings so directed would be illegal or involve the Indenture Trustee in personal liability or be unjustly prejudicial to the Noteholders not parties to such direction.

         Section 5.13 WAIVER OF PAST DEFAULTS.

         Prior to the declaration of the acceleration of the maturity of the Notes of the affected Series as provided in Section 5.02, Holders of at least a majority of the Outstanding Principal Amount of such Series may, on behalf of all such Noteholders waive in writing any past default with respect to such Notes and its consequences, except a default:

                  (i) in the payment of the principal or interest in respect of any Note of such Series, or

                  (ii) in respect of a covenant or provision hereof that under
         Section 10.02 cannot be modified or amended without the consent of the Noteholder of each Outstanding Note affected.

         Upon any such written waiver, such default will cease to exist, and any Event of Default arising therefrom will be deemed to have been cured, for every purpose of this Indenture; but no such waiver will extend to any subsequent or other default or impair any right consequent thereon. After a declaration of acceleration, only waivers pursuant to Section 5.03 are permitted.

         Section 5.14 UNDERTAKING FOR COSTS.

         All parties to this Indenture agree, and each Noteholder by its acceptance of a Note will be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Indenture Trustee for any action taken, suffered or omitted by it as Indenture Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section will not apply to any suit instituted by the Indenture Trustee, to any suit instituted by any Noteholder, or group of Noteholders (in compliance with Section 5.08), holding in the aggregate more than 10% of the Outstanding Principal Amount of the affected Series, or to any suit instituted by any Noteholder for the enforcement of the payment of the principal or interest in respect of any Note on or after the Payment Date on which any of such amounts was due (or, in the case of redemption, on or after the applicable Redemption Date).

         Section 5.15 WAIVER OF STAY OR EXTENSION LAWS.

         The Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may adversely affect the covenants or the performance of this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Indenture Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

         Section 5.16 SALE OF TRUST ASSETS.

         (a) The method, manner, time, place and terms of any sale of Receivables (or interest therein) pursuant to Section 5.05(a) must be commercially reasonable. The Indenture Trustee may from time to time postpone any sale by public announcement made at the time and place of such sale. The Indenture Trustee hereby expressly waives its right to any amount fixed by law as compensation for any sale.

         (b) The Indenture Trustee is hereby irrevocably appointed the agent and attorney-in-fact of the Issuer in connection with any sale of Receivables pursuant to Section 5.05(a)(iii) and (iv). No purchaser or transferee at any such sale is required to ascertain the Indenture Trustee's authority, inquire into the satisfaction of any conditions precedent or see to the application of any monies.

         (c) In its exercise of the foreclosure remedy pursuant to Section 5.05(a), the Indenture Trustee will solicit bids from Permitted Assignees for the sale of Trust Assets (together with their related interest components) in an amount equal to the product of all Trust Assets multiplied by the Series Allocation Percentage of the affected Series of Notes at the time of sale; provided, that the Indenture Trustee will not cause the Issuer to sell Trust Assets the proceeds of which would exceed the Invested Amount of such Series plus all accrued and unpaid interest and any amounts owing to Series Enhancers at the time of such sale. The Transferor or any of its Affiliates who are Permitted Assignees will be entitled to participate in, and to receive from the Indenture Trustee a copy of each other bid submitted in connection with, such bidding process; provided that (i) at least one participant other than the Transferor and any of its Affiliates must submit a bona fide offer and (ii) the Transferor and any of its Affiliates are prohibited from bidding an amount which exceeds fair value of such Trust Assets. The Indenture Trustee must sell such Trust Assets (together with their related interest components) to the bidder with the highest cash purchase offer. The proceeds of any such sale must be applied in accordance with Section 5.05(b).

         Section 5.17 ACTION ON NOTES.

         The Indenture Trustee's right to seek and recover judgment on the Notes or under this Indenture will not be affected by the seeking or obtaining of or application for any other relief under or with respect to this Indenture. Neither the Lien of this Indenture nor any rights or remedies of the Indenture Trustee or the Noteholders will be impaired by the recovery of any judgment by the Indenture Trustee against the Issuer or by the levy of any execution under such judgment upon any portion of the Trust Assets or upon any of the assets of the Issuer. Any money or property collected by the Indenture Trustee must be applied as specified in the applicable Indenture Supplement.

                                   ARTICLE VI

                              THE INDENTURE TRUSTEE

         Section 6.01 DUTIES OF INDENTURE TRUSTEE.

         (a) If an Event of Default has occurred and is continuing and a Trustee Officer has actual knowledge or written notice of such Event of Default, the Indenture Trustee will, prior to the receipt of written directions, if any, from the Holders of at least a majority of the Outstanding Principal Amount of such affected Series or as otherwise provided herein in the case of certain directions, exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

         (b) Except during the continuance of an Event of Default:

                  (i) the Indenture Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations are to be read into this Indenture against the Indenture Trustee; and

                  (ii) in the absence of bad faith or negligence on its part, the Indenture Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Indenture Trustee and conforming to the requirements of this Indenture; provided, however, the Indenture

         Trustee, upon receipt of any resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Indenture Trustee which are specifically required to be furnished pursuant to any provision of this Indenture or any Indenture Supplement, will examine them to determine whether they substantially conform to the requirements of this Indenture or any Indenture Supplement. The Indenture Trustee will give prompt written notice to the Noteholders and each Rating Agency of any material lack of conformity of any such instrument to the applicable requirements of this Indenture or any Indenture Supplement discovered by the Indenture Trustee that would entitle the Holders of a majority of the Outstanding Principal Amount of such affected Series to take any action pursuant to this Indenture or any Indenture Supplement.

                  (c) In case an Early Amortization Event has occurred and is continuing and a Trustee Officer has actual knowledge or written notice of such Early Amortization Event, the Indenture Trustee will, prior to the receipt of directions, if any, from the Holders of at least a majority of the Outstanding Principal Amount of such affected Series, exercise such rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

                  (d) No provision of this Indenture is to be construed to relieve the Indenture Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                           (i) this subsection is not to be construed to limit
                  the effect of subsection (a) of this Section;

                           (ii) the Indenture Trustee will not be liable for any
                  error of judgment made in good faith by a Trustee Officer, unless it is proved that the Indenture Trustee was negligent in ascertaining the pertinent facts;

                           (iii) the Indenture Trustee will not be liable with
                  respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the Indenture and/or the direction of the Holders of at least a majority of the Outstanding Principal Amount of each Outstanding Series affected thereby or entitled to vote or give approvals with respect thereto relating to the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee, or for exercising any trust or power conferred upon the Indenture Trustee, under this Indenture; and

                           (iv) the Indenture Trustee will not be liable for any
                  action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Servicer, the Transferor or the Issuer.

         (e) No provision of this Indenture requires the Indenture Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it has reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

         (f) Every provision of this Indenture that in any way relates to the Indenture Trustee is subject to subsections (a), (b), (c) and (d) of this Section.

         (g) Except as expressly provided in this Indenture and the other Transaction Documents, the Indenture Trustee has no power to vary the Trust Assets, including by (i) accepting any substitute payment obligation for a Receivable transferred to the Issuer under the Transfer and Servicing Agreement,
(ii) adding any other investment, obligation or security to the Trust Assets or
(iii) withdrawing any Receivable from the Trust Assets.

         (h) The Indenture Trustee has no responsibility or liability for investment losses on Eligible Investments.

         (i) The Indenture Trustee will hold directly, or through a custodian, any "instruments" within the meaning of any applicable enactment of the UCC.


         Section 6.02 NOTICE OF EARLY AMORTIZATION EVENT, EVENTS OF DEFAULT OR SERVICER DEFAULT.


         Upon the occurrence of any Early Amortization Event, Event of Default or Servicer Default of which a Trustee Officer has actual knowledge or has received notice thereof, the Indenture Trustee will give notice to all Noteholders, as their names and addresses appear on the Note Register and the Rating Agencies, of such Early Amortization Event, Event of Default or Servicer Default known to the Indenture Trustee within 30 days after it occurs or within ten Business Days after the Indenture Trustee receives such notice or obtains actual notice, if later. For all purposes under this Indenture, the Indenture Trustee will not be deemed to have notice or knowledge of any Event of Default, Early Amortization Event or Servicer Default unless a Trustee Officer assigned to and working in the Corporate Trust Office of the Indenture Trustee has actual knowledge thereof or has received written notice thereof. For purposes of determining the Indenture Trustee's responsibility and liability hereunder, any reference to an Event of Default, Early Amortization Event or Servicer Default is to be construed to refer only to such event of which the Indenture Trustee is deemed to have notice as described in this Section.

         Section 6.03 RIGHTS OF INDENTURE TRUSTEE.

         Except as otherwise provided in Section 6.01:

         (a) the Indenture Trustee may conclusively rely and will be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, note or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

         (b) whenever in the administration of this Indenture the Indenture Trustee deems it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Indenture Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officer's Certificate of the Issuer. The Issuer will provide a copy of such Officer's Certificate to the Noteholders at or prior to the time the Indenture Trustee receives such Officer's Certificate;

         (c) as a condition to the taking, suffering or omitting of any action by it hereunder, the Indenture Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

         (d) the Indenture Trustee is under no obligation to exercise any of the rights or powers vested in it by this Indenture or to honor the request or direction of any of the Noteholders pursuant to this Indenture, unless such Noteholders have offered to the Indenture Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

         (e) the Indenture Trustee is not required to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, note or other paper or document, but the Indenture Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Indenture Trustee determines to make such further inquiry or investigation, it will be entitled to examine the books, records and premises of the Issuer and the Servicer, personally or by agent or attorney;

         (f) the Indenture Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, attorneys, custodians or nominees and the Indenture Trustee is not responsible for any (i) misconduct or negligence on the part of any agent, attorney, custodians or nominees appointed with due care by it hereunder or (ii) the supervision of such agents, attorneys, custodians or nominees after such appointment with due care;

         (g) the Indenture Trustee will not be liable for any actions taken, suffered or omitted by it in good faith, without negligence and reasonably believed by it to be authorized or within the discretion or rights conferred upon the Indenture Trustee by this Indenture; and

         (h) if the Indenture Trustee is also acting as Paying Agent and Transfer Agent and Registrar, the rights and protections afforded to the Indenture Trustee pursuant to this Article VI will also be afforded to such Paying Agent and Transfer Agent and Registrar.

         Section 6.04 NOT RESPONSIBLE FOR RECITALS OR ISSUANCE OF NOTES.

         The recitals contained herein and in the Notes, except the certificate of authentication of the Indenture Trustee, will be deemed to be the statements of the Issuer, and the Indenture Trustee assumes no responsibility for their correctness. The Indenture Trustee makes no representation as to the validity or sufficiency of this Indenture, the Notes, or any related document. The Indenture Trustee is not accountable for the use or application by the Issuer of the proceeds from the Notes.

         Section 6.05 MAY HOLD NOTES.

         The Indenture Trustee, any Paying Agent, Transfer Agent and Registrar or any other agent of the Issuer, in its individual or any other capacity, may become the owner or pledgee of

Notes and may otherwise deal with the Issuer with the same rights it would have if it were not Indenture Trustee, Paying Agent, Transfer Agent and Registrar or such other agent.

         Section 6.06 MONEY HELD IN TRUST.

         Money held by the Indenture Trustee in trust hereunder need not be segregated from other funds held by the Indenture Trustee in trust hereunder except to the extent required herein or required by law. The Indenture Trustee will have no liability for interest on any money received by it hereunder except as otherwise agreed upon in writing by the Indenture Trustee and the Issuer.

         Section 6.07 COMPENSATION, REIMBURSEMENT AND INDEMNIFICATION.

         (a) The Issuer agrees:

                  (i) to pay or cause the Servicer to pay the Indenture Trustee reasonable compensation for all services rendered by it under this Indenture and the Indenture Supplements, which compensation will not be limited by any provision of law regarding the compensation of a trustee of an express trust;

                  (ii) except as otherwise expressly provided in this Indenture, to reimburse or cause the Servicer to reimburse the Indenture Trustee on its request for all reasonable expenses, disbursements, and advances incurred or made by the Indenture Trustee pursuant to this Indenture and the Indenture Supplements, including the costs of implementing any Swap Agreement as contemplated by Section 10.02, and including all costs and expenses incurred by the Indenture Trustee exercising any remedies under this Indenture and the reasonable compensation and the expenses and disbursements of its agents and counsel, except any expense, disbursement, or advance to the extent attributable to its willful misconduct, negligence or bad faith; and

                  (iii) to indemnify the Indenture Trustee, its officers, directors, employees, and agents against any loss, liability, expense, damage, or injury suffered or sustained without willful misconduct, negligence or bad faith on its part, arising in connection with the acceptance or administration of this trust under this Indenture and in connection with the Transaction Documents, including the costs and expenses of defending itself against any claim or liability from the exercise or performance of any of its powers or duties under this Indenture.

         (b) The Issuer's payment obligations to the Indenture Trustee pursuant to this Section will survive the discharge of this Indenture. When the Indenture Trustee incurs expenses after the occurrence of any Event of Default specified in Section 5.02 with respect to the Issuer, the expenses are intended to constitute expenses of administration under Title 11 of the United States Code or any other applicable United States federal or state bankruptcy, insolvency or similar law.

         Section 6.08 REPLACEMENT OF INDENTURE TRUSTEE.

         No resignation or removal of the Indenture Trustee and no appointment of a successor Indenture Trustee will become effective until the acceptance of appointment by the successor

Indenture Trustee pursuant to this Section. The Indenture Trustee may resign at any time by giving 30 days' written notice to the Issuer. The Holders of at least a majority of the Outstanding Principal Amount of all Series may remove the Indenture Trustee by so notifying the Indenture Trustee and may appoint a successor Indenture Trustee. The Servicer must, by giving 30 days written notice, remove the Indenture Trustee if:

                  (i) the Indenture Trustee fails to comply with Section 6.11;

                  (ii) the Indenture Trustee is adjudged bankrupt or insolvent;

                  (iii) a receiver of the Indenture Trustee or of its property is appointed, or any public officer takes charge of the Indenture Trustee or its property or its affairs for the purpose of rehabilitation, conservation or liquidation; or

                  (iv) the Indenture Trustee otherwise becomes legally unable to act.

If the Indenture Trustee resigns or is removed or if a vacancy exists in the office of Indenture Trustee for any reason (the Indenture Trustee in such event being referred to herein as the retiring Indenture Trustee), the Administrator must promptly appoint a successor Indenture Trustee.

         A successor Indenture Trustee will deliver a written acceptance of its appointment to the retiring Indenture Trustee, the Issuer and to the Administrator. Thereupon the resignation or removal of the retiring indenture Trustee will become effective, and the successor Indenture Trustee will have all the rights, powers and duties of the Indenture Trustee under this Indenture. The successor Indenture Trustee will notify the Noteholders in writing of its succession. The retiring Indenture Trustee must promptly transfer all property held by it as Indenture Trustee to the successor Indenture Trustee.

         If a successor Indenture Trustee does not take office within 60 days after the retiring Indenture Trustee resigns or is removed, the retiring Indenture Trustee, the Issuer or the Holders of at least a majority of the Outstanding Principal Amount of all Series may petition any court of competent jurisdiction for the appointment of a successor Indenture Trustee.

         If the Indenture Trustee fails to comply with Section 6.11 and the Servicer fails promptly to take action to find a replacement Indenture Trustee, any Noteholder may petition any court of competent jurisdiction for the removal of the Indenture Trustee and the appointment of a successor Indenture Trustee.

         Notwithstanding the replacement of the Indenture Trustee pursuant to this Section, the Issuer's obligations under Section 6.07 will continue for the benefit of the retiring Indenture Trustee.

         Section 6.09 SUCCESSOR INDENTURE TRUSTEE BY MERGER.

         If the Indenture Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act will be the successor Indenture Trustee; provided, that such corporation or banking association is otherwise qualified and eligible under Section 6.11.

         If, at the time such successor or successors by merger, conversion, consolidation or transfer to the Indenture Trustee succeeds to the trusts created by this Indenture, any of the Notes have been authenticated but not delivered, any such successor to the Indenture Trustee may adopt the certificate of authentication of any predecessor Indenture Trustee and deliver such Notes so authenticated; and in case at that time any of the Notes have not been authenticated, any successor to the Indenture Trustee may authenticate such Notes in the name of the successor to the Indenture Trustee; and in all such cases such certificates will have the full force and effect as provided in the Notes or in this Indenture with respect to certificates of authentication of the Indenture Trustee.


         Section 6.10 APPOINTMENT OF CO-INDENTURE TRUSTEE OR SEPARATE INDENTURE TRUSTEE.


         (a) Notwithstanding any other provisions of this Indenture, at any time, for the purpose of meeting any legal requirement of any jurisdiction in which any part of the Trust Assets may at the time be located or for the purpose of implementing any Swap Agreement as contemplated by Section 10.02, the Indenture Trustee has the power and may execute and deliver all instruments to appoint one or more Persons to act as a co-trustee or co-trustees, or separate trustee or separate trustees, of all or any part of the Trust Assets, and to vest in such Person or Persons, in such capacity and for the benefit of the Noteholders, such title to the Trust Assets, or any part hereof, and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Indenture Trustee may consider necessary or desirable. No co-trustee or separate trustee hereunder is required to meet the terms of eligibility as a successor trustee under Section 6.11 and no notice to Noteholders of the appointment of any co-trustee or separate trustee is required under Section 6.08.

         (b) Every separate trustee and co-trustee will, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

                  (i) all rights, powers, duties and obligations conferred or imposed upon the Indenture Trustee will be conferred or imposed upon and exercised or performed by the Indenture Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Indenture Trustee joining in such act), except to the extent that under any law of any jurisdiction where any particular act or acts are to be performed the Indenture Trustee is incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Assets or any portion thereof in any such jurisdiction) will be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Indenture Trustee;

                  (ii) no co-trustee or separate trustee hereunder will be personally liable by reason of any act or omission of any other trustee hereunder; and

                  (iii) the Indenture Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

         (c) Any notice, request or other writing given to the Indenture Trustee will be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee must refer to this Indenture and the conditions of this Article VI. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, will be vested with the estates or property specified in its instrument of appointment, either jointly with the Indenture Trustee or separately, as may be provided therein, subject to all the provisions of this Indenture, specifically including every provision of this Indenture relating to the conduct of, affecting the liability of, or affording protection to, the Indenture Trustee. Every such instrument must be filed with the Indenture Trustee.

         (d) Any separate trustee or co-trustee may at any time constitute the Indenture Trustee, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Indenture on its behalf and in its name. If any separate trustee or co-trustee dies, becomes incapable of acting, resigns or is removed, all of its estates, properties, rights, remedies and trusts will vest in and be exercised by the Indenture Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

         Section 6.11 ELIGIBILITY; DISQUALIFICATION.

         The Indenture Trustee must at all times satisfy the requirements of TIA
Section 310(a). The Indenture Trustee must have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition and its long-term unsecured debt must be rated at least Baa3 by Moody's, BBB- by Standard & Poor's. The Indenture Trustee must comply with TIA
Section 310(b), including the optional provision permitted by the second sentence of TIA Section 310(b)(9); provided, however, that any indenture or indentures under which other securities of the Issuer are outstanding will be excluded from the operation of TIA Section 310(b)(1) if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met.

         Section 6.12 PREFERENTIAL COLLECTION OF CLAIMS AGAINST.

         The Indenture Trustee must comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). An Indenture Trustee who has resigned or been removed will be subject to TIA Section 311(a) to the extent indicated.

         Section 6.13 TAX RETURNS.

         If the Issuer is required to file tax returns, the Servicer will prepare or cause to be prepared such tax returns and will provide such tax returns to the Owner Trustee for signature at least five days before such tax returns are due to be filed. The Servicer, in accordance with the terms of each Indenture Supplement, will also prepare or cause to be prepared all tax information required by law to be distributed to Noteholders and will deliver such information to the Owner Trustee at least five days prior to the date it is required by law to be distributed to Noteholders. The Owner Trustee, upon request, will furnish the Servicer with all such information known to the Owner Trustee as may be reasonably required in connection with the preparation of all tax returns of the Issuer, and will, upon request, execute such returns. In no event will the Owner

Trustee be liable for any liabilities, costs or expenses of the Issuer or any Noteholder arising under any tax law, including United States federal, state or local income or excise taxes or any other tax imposed on or measured by income (or any interest or penalty with respect thereto arising from a failure to comply therewith).

         Section 6.14 REPRESENTATIONS AND COVENANTS OF INDENTURE TRUSTEE.

         The Indenture Trustee represents, warrants and covenants that:

                  (i) the Indenture Trustee is a banking corporation duly organized and validly existing under the laws of New York;

                  (ii) the Indenture Trustee has full power and authority to deliver and perform this Indenture and has taken all necessary action to authorize the execution, delivery and performance by it of this Indenture and other Transaction Documents to which it is a party; and

                  (iii) each of this Indenture and the other Transaction Documents to which it is a party has been duly executed and delivered by the Indenture Trustee and constitutes its legal, valid and binding obligation in accordance with its terms.

         Section 6.15 THE SECURITIES INTERMEDIARY.

         (a) JPMorgan Chase Bank, is appointed as the initial Securities Intermediary hereunder and JPMorgan Chase Bank, accepts such appointment.

         (b) JPMorgan Chase Bank, represents and warrants that it is as of the date hereof and will be for so long as it is the Securities Intermediary hereunder a corporation that in the ordinary course of its business maintains securities accounts for others and is acting in that capacity hereunder. JPMorgan Chase Bank agrees with the parties hereto that, as of the date hereof and for so long as it is the Securities Intermediary hereunder, each of the Collection Account, Excess Funding Account and each Series Account will be an account to which financial assets may be credited. JPMorgan Chase Bank undertakes that for so long as it is the Securities Intermediary it will treat the Indenture Trustee as entitled to exercise rights that comprise such financial assets, and to exercise the ordinary rights of an entitlement holder, in the fashion contemplated by the UCC. JPMorgan Chase Bank agrees with the parties hereto that for so long as it is the Securities Intermediary hereunder each item of property credited to the Collection Account, the Excess Funding Account and each Series Account will be treated as a "financial asset" within the meaning of the UCC. JPMorgan Chase Bank acknowledges that as a result of
Section 12.12, the "securities intermediary's jurisdiction" as defined in the UCC of JPMorgan Chase Bank, with respect to the Collateral, is the State of New York. JPMorgan Chase Bank covenants that so long as it is the Securities Intermediary hereunder it will not take any action inconsistent with the provisions of this Indenture applicable to it. JPMorgan Chase Bank agrees that as long as it is the Securities Intermediary hereunder no item of property credited to the Collection Account, the Excess Funding Account or a Series Account will be subject to any security interest, Lien, or right of setoff in favor of the Securities Intermediary or anyone claiming through the Securities Intermediary (other than the Indenture Trustee).

         (c) It is the intent of the Indenture Trustee and the Issuer that each of the Collection Account, Excess Funding Account and each Series Account will be a securities account of the Indenture Trustee and not an account of the Issuer. If despite such intent, the Collection Account, the Excess Funding Account or a Series Account is determined to be an account of the Issuer, then
(i) the Securities Intermediary agrees to comply with entitlement orders originated by the Indenture Trustee without further consent by the Issuer, and
(ii) JPMorgan Chase Bank, as initial Securities Intermediary, agrees that for so long as it is the Securities Intermediary hereunder, it will comply with entitlement orders originated by the Indenture Trustee without further consent by the Issuer.

         Section 6.16 ANNUAL REPORTS TO HOLDERS. The Indenture Trustee shall deliver or cause the Paying Agent to deliver annually to each Noteholder of record such information as may be required to enable such holder to prepare its federal and state income tax returns.

                                  ARTICLE VII

          NOTEHOLDERS' LIST AND REPORTS BY INDENTURE TRUSTEE AND ISSUER

         Section 7.01 ISSUER TO FURNISH INDENTURE TRUSTEE NAMES AND ADDRESSES OF NOTEHOLDERS.

         The Issuer will furnish or cause to be furnished to the Indenture Trustee (i) upon each transfer of a Note, a list, in such form as the Indenture Trustee may reasonably require, of the names, addresses and taxpayer identification numbers of the Noteholders as they appear on the Note Register as of such Record Date and (ii) at such other times, as the Indenture Trustee may request in writing, within ten days after receipt by the Issuer of any such request, a list of similar form and content as of a date not more than ten days before the time such list is furnished; provided, however, that for so long as the Indenture Trustee is the Transfer Agent and Registrar, the Indenture Trustee will furnish to the Issuer such list in the same manner prescribed in clause
(ii) above.

         Section 7.02 PRESERVATION OF INFORMATION; COMMUNICATIONS TO
NOTEHOLDERS.

         (a) The Indenture Trustee will preserve, in as current a form as is reasonably practicable, the names and addresses of the Noteholders contained in the most recent list furnished to the Indenture Trustee as provided in Section
7.01 and the names, addresses and taxpayer identification numbers of the Noteholders received by the Indenture Trustee in its capacity as Transfer Agent and Registrar. The Indenture Trustee may destroy any list furnished to it as provided in Section 7.01 upon receipt of a new list so furnished.

         (b) Noteholders may communicate, pursuant to TIA Section 312(b), with other Noteholders with respect to their rights under this Indenture or under the Notes.

         (c) The Issuer, the Indenture Trustee and the Transfer Agent and Registrar will have the protection of TIA Section 312(c).

         Section 7.03 REPORTS BY ISSUER.

         (a) The Issuer must file or cause to be filed:

                  (i) with the Indenture Trustee and the Commission in accordance with rules and regulations prescribed from time to time by the Commission such additional information, documents and reports with respect to compliance by the Issuer with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

                  (ii) supply to the Indenture Trustee (and the Indenture Trustee will transmit by mail to all Noteholders described in TIA
         Section 313(c)) such summaries of any information, documents and reports required to be filed by the Issuer pursuant to clause (i) and as may be required by rules and regulations prescribed from time to time by the Commission.

         (b) Unless the Issuer otherwise determines, the fiscal year of the Issuer will end on March 31 of each year.

         Section 7.04 REPORTS BY INDENTURE TRUSTEE.

         As required by TIA Section 313(a), within 120 days after the end of each fiscal year of the Issuer (commencing in 2004), the Indenture Trustee will mail to each Noteholder as required by TIA Section 313(c) a brief report dated as of such date that complies with TIA Section 313(a) as to its eligibility and qualification to continue as Indenture Trustee under this Indenture, any amounts advanced by it under this Indenture, the amount, interest rate and maturity date of certain indebtedness owed by the Trust to such Indenture Trustee, in its individual capacity, the property and funds physically held by such Indenture Trustee in its capacity as such, and any action taken by it that materially affects the Notes and that has not been previously reported. The Indenture Trustee also must comply with TIA Section 313(b). At the time the report is mailed to Noteholders, the Indenture Trustee must file a copy with the Commission and each stock exchange, if any, on which the Notes are listed. The Issuer must notify the Indenture Trustee if and when the Notes are listed on any stock exchange.

         Section 7.05 NOTICE BY PUBLICATION.

         In addition to notices required to be given in any other manner hereunder, all notices required to be given to the Noteholders will be effected by publication at least once, if any Notes are listed on a stock exchange and the rules of such stock exchange so require, in a publication meeting the requirements of such stock exchange.

                                  ARTICLE VIII

                    ALLOCATION AND APPLICATION OF COLLECTIONS

         Section 8.01 COLLECTION OF MONEY.

         Except as otherwise expressly provided herein and in the related Indenture Supplement, the Indenture Trustee may demand payment or delivery of, and receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all money and other property payable to or receivable by the Indenture Trustee pursuant to this Indenture. The Indenture Trustee will hold all such money and property received by it in trust for the Noteholders and apply it as provided in this Indenture. Except as otherwise expressly provided in this Indenture, if any default occurs in the making of any payment or performance under the Transfer and Servicing Agreement or any other Transaction Document, the Indenture Trustee may, and upon the request of the Holders of at least a majority of the Outstanding Principal Amount of all Series will, take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings. Any such action will be without prejudice to any right to claim an Early Amortization Event or a Default or Event of Default under this Indenture and to proceed thereafter as provided in Article V.

         Section 8.02 RIGHTS OF NOTEHOLDERS.

         The Notes represent obligations of the Issuer secured by the Trust Assets, which, with respect to each Series, will consist of Noteholders' Collateral, it being understood that, except as specifically set forth in the Indenture Supplement with respect thereto, the Notes of any Series or Class will not be secured by any interest in any Series Account or Series Enhancement pledged for the benefit of the Noteholders of any other Series or Class. The "Transferor Interest" represents the ownership interest in the Trust Assets not allocated pursuant to this Indenture or any Indenture Supplement to the Noteholders' Collateral, including the right to receive Collections of the Receivables at the times and in the amounts specified in this Indenture or in any Indenture Supplement to be paid to the Transferor on behalf of all holders of the Transferor Interest; provided, however, that the Transferor Interest will represent an interest in the Collection Account, the Excess Funding Account, any Series Account or any Series Enhancement, subject to the Lien of, and only as expressly provided in, this Indenture or any Indenture Supplement.

         Section 8.03 ESTABLISHMENT OF COLLECTION ACCOUNT, EXCESS FUNDING ACCOUNT AND ACCUMULATION ACCOUNT.

         (a) For the benefit of all Noteholders and any Series Enhancers, the Issuer will establish and the Indenture Trustee will maintain and hold in the name of the Indenture Trustee, for the benefit of all Noteholders and any Series Enhancers, a Qualified Account bearing a designation clearly indicating that the funds and other property credited thereto are held for the benefit of the Noteholders and any Series Enhancers (the "Collection Account"). The Indenture Trustee will possess all right, title and interest in all Eligible Investments and all monies, instruments, securities, securities entitlements, documents, certificates of deposit and other property from time to time on deposit in or credited to the Collection Account and in all interest, proceeds, earnings, income, revenue, dividends and other distributions thereof (including any accrued discount realized on liquidation of any investment purchased at a discount) for the benefit of the Noteholders and any Series Enhancers. The Collection Account will be under the sole dominion and control of the Indenture Trustee for the benefit of the Noteholders and any Series Enhancers. Except as expressly provided in this Indenture and the Transfer and Servicing Agreement, the Servicer agrees that it has no right of setoff or banker's lien against, and no right to otherwise deduct from, any funds and other property held in the Collection Account for any amount owed to it by the Indenture Trustee, the Issuer, any Noteholder or any Series Enhancers. If, at any time, the Collection Account ceases to be a Qualified Account, the Indenture Trustee (or the Servicer on its behalf), within ten Business Days (or such longer period, not to exceed 30 calendar days, as to which each Rating Agency may consent), will establish a new Collection Account meeting the conditions specified above, transfer any monies, instruments, securities, security entitlements, documents, certificates of deposit and other property to such new Collection Account and from the date such new Collection Account is established, it will be the "Collection Account." Pursuant to the authority granted to the Servicer in Section 3.01(a) of the Transfer and Servicing Agreement, the Servicer has the power, revocable by the Indenture Trustee, to make withdrawals and payments from the Collection Account and to instruct the Indenture Trustee to make withdrawals and payments from the Collection Account for the purposes of carrying out the Servicer's or the Indenture Trustee's duties under the Transfer and Servicing Agreement and hereunder, as applicable.

         Funds on deposit in the Collection Account (other than amounts deposited pursuant to Section 2.03(c) or 6.01 of the Transfer and Servicing Agreement or Section 11.02 hereof) will, at the written direction of the Servicer, be invested by the Indenture Trustee or its nominee (including the Securities Intermediary) in Eligible Investments selected by the Servicer. All such Eligible Investments will be held by the Indenture Trustee for the benefit of the Noteholders and any Series Enhancers. The Indenture Trustee will cause each Eligible Investment to be delivered to it or its nominee (including a securities intermediary) and will be credited to the Collection Account maintained by the Indenture Trustee with the Securities Intermediary. Investments of funds representing Collections collected during any Collection Period will be invested in Eligible Investments that will mature so that such funds will be available no later than the close of business on the Business Day next preceding the Payment Date occurring in the following Collection Period. On each Payment Date, all interest and other investment earnings (net of losses and investment expenses) on funds on deposit in the Collection Account will be treated as Interest Collections with respect to the last day of the related Collection Period except as otherwise specified in the related Indenture Supplement. The Indenture Trustee will bear no responsibility or liability for any losses resulting from investment or reinvestment of any funds in accordance with this Section 8.03(a) nor for the selection of Eligible Investments in accordance with the provisions of this Indenture, any Indenture Supplement or the Transfer and Servicing Agreement.

         (b) For the benefit of all Noteholders and any Series Enhancers, the Issuer will establish and the Indenture Trustee will maintain and hold in the name of the Indenture Trustee, for the benefit of all Noteholders and any Series Enhancers, a Qualified Account bearing a designation clearly indicating that the funds and other property credited thereto are held for the benefit of the Noteholders and any Series Enhancers (the "Excess Funding Account"). The Indenture Trustee will possess all right, title and interest in all Eligible Investments and all monies, instruments, securities, securities entitlement, documents, certificates of deposit and other property from time to time on deposit in or credited to the Excess Funding Account and in all interest, proceeds, earnings, income and revenue, dividends and other distributions thereof (including any accrued discount realized on liquidation of any investment purchased at a discount) for the benefit of the Noteholders and any Series Enhancers. The Excess Funding Account will be under the sole dominion and control of the Indenture Trustee for the benefit of the Noteholders and any Series Enhancers. Except as expressly provided in this Indenture and the Transfer and Servicing Agreement, the Servicer agrees that it has no right of setoff or banker's lien against, and no right to otherwise deduct from, any funds and other property held in the Excess Funding Account for any amount owed to it by the Indenture Trustee, the Issuer, any Noteholder or any Series Enhancers. If, at any time, the Excess Funding Account ceases to be a Qualified Account, the Indenture Trustee (or the Servicer on its behalf), within ten Business Days (or such longer period, not to exceed 30 calendar days, as to which each Rating Agency may consent), will establish a new Excess Funding Account meeting the conditions specified above, transfer any monies, instruments, securities, securities entitlements, documents, certificates of deposit and other property to such new Excess Funding Account and from the date such new Excess Funding Account is established, it will be the "Excess Funding Account." Upon deposit of funds into the Excess Funding Account, the Servicer will provide written notice of the allocation of any funds deposited to the Excess Funding Account.

         Funds on deposit in the Excess Funding Account will, at the written direction of the Servicer, be invested by the Indenture Trustee (including the Securities Intermediary) in Eligible Investments selected by the Servicer. All such Eligible Investments will be held by the Indenture Trustee or its nominee for the benefit of the Noteholders and any Series Enhancers. The Indenture Trustee will cause each Eligible Investment to be delivered to it or its nominee (including a securities intermediary) and will be credited to the Excess Funding Account maintained by the Indenture Trustee with the Securities Intermediary. Funds on deposit in the Excess Funding Account on any Payment Date will be invested in Eligible Investments that will mature so that such funds will be available to be withdrawn therefrom no later than the close of business on the succeeding Business Day. On each Payment Date, all interest and other investment earnings (net of losses and investment expenses) on funds on deposit in the Excess Funding Account will be treated as Interest Collections with respect to the last day of the related Collection Period except as otherwise specified in the related Indenture Supplement. The Indenture Trustee will bear no responsibility or liability for any losses resulting from investment or reinvestment of any funds in accordance with this Section 8.03(b) nor for the selection of Eligible Investments in accordance with the provisions of this Indenture, any Indenture Supplement or the Transfer and Servicing Agreement.

         On each Business Day on which the Adjusted Pool Balance is lower than the Required Participation Amount on such date, the Transferor will instruct the Servicer to deposit funds, otherwise allocable to the holders of the Transferor Interest, into the Excess Funding Account up to the amount of such deficiency. In addition, the holders of the Transferor Interest may transfer additional funds into the Excess Funding Account to make up for such deficiencies or in connection with the repurchase of Receivables as contemplated by Sections 2.02 and 2.03 of the Receivables Purchase Agreement. On each Business Day on which funds are on deposit in the Excess Funding Account, the Servicer will determine the amount, if any, by which the Adjusted Pool Balance exceeds the Required Participation Amount on such date and will instruct the

Indenture Trustee in writing to withdraw any such excess from the Excess Funding Account and pay such amount to the Owner Trustee for distribution to the holders of the Transferor Interest in accordance with the Trust Agreement.

         During the Accumulation Period for any Series, funds on deposit in the Excess Funding Account will be made available for deposit into the Accumulation Account for such Series when and to the extent specified in the related Indenture Supplement. Such funds will be deposited into the Controlled Deposit Amount for such Series and only to the extent specified in the related Indenture Supplement. If an Early Amortization Period has commenced and is continuing with respect to one or more outstanding Series, any funds on deposit in the Excess Funding Account will be allocated and distributed in accordance with Section
8.04 and the terms of the related Indenture Supplements.

         (c) For each Series of Notes that has an Accumulation Period, the Issuer will establish and the Indenture Trustee will maintain and hold a separate account, an "Accumulation Account," to which money or instruments deposited in the Collection Account will be credited pending payment thereof to the related Noteholders on the applicable Expected Final Payment Dates or on the Payment Date or Payment Dates following the commencement of an Early Amortization Period or Controlled Amortization Period with respect to such Series.

         Section 8.04 COLLECTIONS AND ALLOCATIONS.

         (a) The Servicer will apply or will instruct the Indenture Trustee to apply all funds on deposit in the Collection Account as described in this
Article VIII and in each Indenture Supplement.

         (b) Except as otherwise provided below, the Servicer will deposit Collections received into the Collection Account as promptly as possible after the Date of Processing of such Collections, but in no event later than the second Business Day following the Date of Processing. Subject to the express terms of any Indenture Supplement, but notwithstanding anything else in this Indenture or the Transfer and Servicing Agreement to the contrary, the Servicer need not make the daily deposits of Collections into the Collection Account as provided in the preceding sentence, but may make a single deposit in the Collection Account in immediately available funds not later than 1:00 p.m., New York City time, on the Business Day preceding the Payment Date following the Collection Period with respect to which such deposit relates, for so long as NMAC remains the Servicer and any of the following conditions is satisfied:

                  (i) NMAC's short-term unsecured debt obligations are rated of at least "P-1" by Moody's and "A-1" by Standard & Poor's (for so long as Moody's and Standard & Poor's are each Rating Agencies);

                  (ii) NMAC arranges for and maintains a letter of credit or other form of enhancement in respect of the Servicer's obligations to make deposits of Collections into the Collection Account that is acceptable in form and substance to each Rating Agency; or

                  (iii) NMAC otherwise satisfies the requirements of each Rating Agency such that its continued or renewed deposits of Collections other than on a daily basis will not result in a failure or satisfy the Rating Agency Condition.

         (c) Amounts on deposit in the Excess Funding Account will be allocated and paid to the Noteholders entitled thereto in accordance with this Article VIII and each Indenture Supplement. Amounts so allocated to any Series will not, except as specified in the related Indenture Supplement, be available to the Noteholders of any other Series. Allocations of the foregoing amounts between the Noteholders' and the Transferor Interest, among the Series and among the Classes in any Series, will be set forth in the related Indenture Supplement or Indenture Supplements.

         (d) The Servicer shall deposit Collections received into the Collection Account only to the extent that such amounts are required for deposit or distribution to the Noteholders or other parties, pursuant to this Indenture or the related Indenture Supplement. If on any day the amounts on deposit in the Collection Account exceed the amount required for deposit or distribution pursuant to this Indenture or the related Indenture Supplement, the Servicer may withdraw this excess amount. Subject to this Section 8.04, the Servicer may retain its Servicing Fee with respect to any Series and is not required to deposit the Servicing Fee into the Collection Account.

         (e) On each day during each Collection Period, the Servicer will allocate Interest Collections, Principal Collections and Defaulted Amounts among the outstanding Series. The Servicer will allocate such amounts to each Series based on the product of (i) the Series Allocation Percentage for such Series on such day and (ii) the Interest Collections, Principal Collections and Defaulted Amounts processed on such day. Once allocated to a particular Series, such amounts will be further allocated between the holders of the Transferor Interest and the Noteholders of such Series in accordance with the related Indenture Supplement.

         Section 8.05 SHARING GROUPS.

         If so specified in the related Indenture Supplement, any Series may be grouped into an Excess Interest Sharing Group or an Excess Principal Sharing Group. To the extent that available amounts are not needed to make required interest or principal payments or deposits for a Series in an Excess Interest Sharing Group or Excess Principal Sharing Group, respectively, the excess amounts may be applied, subject to certain limitations, to cover shortfalls of required distributions and deposits for other Series that are included in such Sharing Group.

         (a) Excess Interest Sharing Groups. On each Payment Date, (i) the Servicer will allocate Shared Excess Interest Amounts to each Excess Interest Sharing Series in a particular Excess Interest Sharing Group, pro rata, in proportion to the Interest Shortfalls, if any, with respect to each such Series and (ii) the Servicer will withdraw from the Collection Account and pay to the Owner Trustee for distribution to the holders of the Transferor Interest in accordance with the Trust Agreement an amount equal to the excess, if any, of
(1) the aggregate Shared Excess Interest Amounts as defined in the related Indenture Supplements for all such Series for such Payment Date over (2) the aggregate Interest Shortfalls as defined in the related Indenture Supplements for all such Series for such Payment Date, provided, however, that if the Pool

Balance, together with the amount on deposit in the Excess Funding Account as of such Payment Date is less than the Required Pool Balance, the Servicer will not distribute to the Owner Trustee any such amount, but will deposit such funds into the Excess Funding Account.

         (b) Excess Principal Sharing Groups. On each Payment Date, (i) the Servicer will allocate Shared Excess Principal Amounts to each Principal Sharing Series in a particular Principal Sharing Group, pro rata, in proportion to the Principal Shortfalls, if any, with respect to each such Series and (ii) the Servicer will withdraw from the Collection Account and pay to the Owner Trustee for distribution to the holders of the Transferor Interest (in accordance with the Trust Agreement) an amount equal to the excess, if any, of (1) the aggregate Shared Excess Principal Amounts as defined in the related Indenture Supplements for all such Series for such Payment Date over (2) the aggregate Principal Shortfalls as defined in the related Indenture Supplements for all such Series for such Payment Date; provided, however, that if the Pool Balance, together with the amount on deposit in the Excess Funding Account as of such Payment Date is less than the Required Pool Balance, the Servicer will not distribute to the Owner Trustee any such amount, but will deposit such funds into the Excess Funding Account.

         Section 8.06 [RESERVED.]

         Section 8.07 RELEASE OF TRUST ASSETS; ELIGIBLE LOAN DOCUMENTS.

         (a) Subject to the payment of its fees and expenses, the Indenture Trustee may, and when required by the provisions of this Indenture or any Indenture Supplement must, execute instruments to release property from the Lien of this Indenture or any Indenture Supplement, or convey the Indenture Trustee's interest in the same, in a manner and under circumstances which are not inconsistent with the provisions of this Indenture or such Indenture Supplement. No party relying upon an instrument executed by the Indenture Trustee as provided in this Article VIII is required to ascertain the Indenture Trustee's authority, inquire into the satisfaction of any conditions precedent or see to the application of any monies.

         (b) In order to facilitate the servicing of the Receivables by the Servicer and as provided in the Transfer and Servicing Agreement with respect to a reassignment of Receivables, the Indenture Trustee, by written direction of a Responsible Officer of the Indenture Trustee, will authorize the Servicer to execute in the name and on behalf of the Indenture Trustee instruments of satisfaction or cancellation, or of partial or full release or discharge, and other comparable instruments with respect to the Receivables (and the Indenture Trustee will execute any such documents on request of the Servicer), subject to the obligations of the Servicer under the Transfer and Servicing Agreement.

         (c) The Indenture Trustee will, at such time as there are no Notes outstanding, release and transfer, without recourse, all of the Trust Assets that secured the Notes (other than any cash held for the payment of the Notes pursuant to Section 4.02). The Indenture Trustee will release property from the Lien of this Indenture pursuant to this Section only upon receipt of an Issuer Order accompanied by an Officer's Certificate, an Opinion of Counsel and (if required by the TIA) Independent Certificates in accordance with TIA sections 314(c) and 314(d)(1) meeting the applicable requirements of Section 12.01.

         (d) Notwithstanding anything to the contrary in this Indenture or the other Transaction Documents, immediately prior to the release of any portion of the Trust Assets or any funds on deposit in the Series Accounts pursuant to this Indenture or any Indenture Supplement, the Indenture Trustee must remit to the holders of the Transferor Interest for their own account any funds that, upon such release, would otherwise be remitted to the Issuer.

                                   ARTICLE IX

                    DISTRIBUTIONS AND REPORTS TO NOTEHOLDERS

         Section 9.01 DISTRIBUTIONS AND REPORTS TO NOTEHOLDERS.

         Distributions must be made to, and reports provided to, Noteholders as set forth in the related Indenture Supplement. The identity of the Noteholders with respect to distributions and reports will be determined as of the Record Date immediately preceding the related Payment Date.

                                   ARTICLE X

                             SUPPLEMENTAL INDENTURES

         Section 10.01 SUPPLEMENTAL INDENTURES WITHOUT CONSENT OF NOTEHOLDERS.

         (a) Without the consent of the Holders of any Notes but with prior notice to the Rating Agencies and upon satisfaction of the Rating Agency Condition with respect to the Notes of all Series, the Issuer and the Indenture Trustee, when authorized by an Issuer Order, at any time and from time to time, may enter into one or more indentures supplemental hereto (which conform to the provisions of the TIA as in force at the date of the execution thereof), in form satisfactory to the Indenture Trustee, for any of the following purposes:

                  (i) to correct or amplify the description of any property at any time subject to the Lien of this Indenture, or better to assure, convey and confirm unto the Indenture Trustee any property subject or required to be subjected to the Lien of this Indenture, or to subject to the Lien of this Indenture additional property;

                  (ii) to evidence the succession, in compliance with Section 3.11, of another Person to the Issuer, and the assumption by any such successor of the covenants of the Issuer herein and in the Notes contained;

                  (iii) to add to the covenants of the Issuer, for the benefit of the Holders of the Notes, or to surrender any right or power herein conferred upon the Issuer;

                  (iv) to convey, transfer, assign, mortgage or pledge any property to or with the Indenture Trustee;

                  (v) to evidence and provide for the acceptance of the appointment hereunder by a successor Indenture Trustee with respect to the Notes and to add to or change any of the provisions of this Indenture as may be necessary to facilitate the administration of the trusts hereunder by more than one trustee, pursuant to the requirements of Article VI;

                  (vi) to modify, eliminate or add to the provisions of this Indenture to such extent as may be necessary, as evidenced by an Opinion of Counsel, to effect the qualification of this Indenture under the TIA or under any similar United States federal statute hereafter enacted and to add to this Indenture such other provisions as may be expressly required by the TIA;

                  (vii) to provide for the termination of any Series Enhancement in accordance with the provisions of the related Indenture Supplement;

provided, however, the Issuer and the Indenture Trustee, when authorized by an Issuer Order, at any time and from time to time, may enter into one or more indentures supplemental hereto (which must conform to the provisions of the TIA as in force at the date of the execution thereof), in form satisfactory to the Indenture Trustee, without the consent of the Holders of any Notes or prior notice to the Rating Agencies in order (A) to cure any ambiguity, to correct or supplement any provision herein or in any supplemental indenture that may be inconsistent with any other provision herein or in any supplemental indenture or
(B) to make any other provisions with respect to matters or questions arising under this Indenture or in any supplemental indenture, so long as, in each case, the Transferor has delivered to the Indenture Trustee an Officer's Certificate, dated the date of any such action, stating that the Transferor reasonably believes that such action will not have a Significant Adverse Effect.

         (b) Except as otherwise provided in Section 10.02, the Issuer and the Indenture Trustee, when authorized by an Issuer Order, may, also without the consent of any Noteholders of any Series then Outstanding but with (i) prior notice to the Rating Agencies and upon satisfaction of the Rating Agency Condition with respect to the Notes of all Series and (ii) receipt of an Officer's Certificate to the effect that the proposed amendment will not have a Significant Adverse Effect, and (iii) receipt of a Required Federal Income Tax Opinion regarding such amendment, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or of modifying in any manner the rights of the Holders of the Notes under this Indenture.

         Additionally, notwithstanding the preceding sentence, the Issuer and the Indenture Trustee, when authorized by an Issuer Order, may, also without the consent of any Noteholders of any Series then Outstanding, enter into an indenture or indentures supplemental hereto to add, modify or eliminate such provisions as may be necessary or advisable in order to enable all or a portion of the Issuer to qualify as, and to permit an election to be made for the Issuer to be treated as a "financial asset securitization investment trust" under the Code and to avoid the imposition of state or local income or franchise taxes imposed on the Issuer's property or its income; provided, however, that (i) the Transferor delivers to the Indenture Trustee and the Owner Trustee an Officer's Certificate to the effect that the proposed amendments meet the requirements set forth in this paragraph, (ii) the Rating Agency Condition has been satisfied and
(iii) such amendment does not affect the rights, duties or obligations of the Indenture Trustee or the Owner Trustee hereunder.

         (c) Subject to the conditions specified in Section 2.12, the Issuer and the Indenture Trustee, when authorized by an Issuer Order, at any time and from time to time, may enter into one or more indentures supplemental hereto (which must conform to the provisions of the TIA as in force at the date of the execution thereof), in form satisfactory to the Indenture Trustee, without the consent of the Holders of any Notes but, with prior notice to the Rating Agencies, to provide for the issuance of one or more Series of Notes in accordance with Section 2.12.

         Section 10.02 SUPPLEMENTAL INDENTURES WITH CONSENT OF NOTEHOLDERS.

         The Issuer and the Indenture Trustee, when authorized by an Issuer Order, also may, with prior notice to the Rating Agencies and with the consent of the Holders of at least a majority of the Outstanding Principal Amount of each adversely affected Series, by Act of such Holders delivered to the Issuer and the Indenture Trustee, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of such Noteholders under this Indenture; provided, however, that no such supplemental indenture may, without the consent of the Holder of each outstanding Note affected thereby:

                  (i) change the due date of any installment of principal of or interest on any Note, or reduce the principal amount thereof, the interest rate specified thereon or the redemption price with respect thereto or change any place of payment where, or the coin or currency in which, any Note or any interest thereon is payable;

                  (ii) impair the right to institute suit for the enforcement of the provisions of this Indenture requiring the application of funds available therefor, as provided in Article V, to the payment of any such amount due on the Notes on or after the respective due dates thereof (or, in the case of redemption, on or after the Redemption
         Date);

                  (iii) reduce the percentage that constitutes a majority of the Outstanding Principal Amount of any Series outstanding the consent of the Holders of which is required for any such supplemental indenture, or the consent of the Holders of which is required for any waiver of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences as provided for in this Indenture;

                  (iv) reduce the percentage of the Outstanding Principal Amount, the consent of the Holders of which is required to direct the Indenture Trustee to sell or liquidate the Trust Assets if the proceeds of such sale would be insufficient to pay the principal amount and accrued but unpaid interest on the outstanding Notes of such Series;

                  (v) decrease the percentage of the Outstanding Principal Amount required to amend the sections of this Indenture that specify the applicable percentage of the aggregate principal amount of the Notes of such Series necessary to amend the Indenture or any Transaction Documents which require such consent;

                  (vi) modify or alter the provisions of this Indenture regarding the voting of Notes held by the Issuer, any other obligor on the Notes, NMAC or any Affiliate thereof; or

                  (vii) permit the creation of any Lien ranking prior to or on a parity with the Lien of this Indenture with respect to any part of the Collateral for any Notes or, except as otherwise permitted or contemplated herein, terminate the Lien of this Indenture on any such Collateral at any time subject hereto or deprive the Holder of any Note of the security provided by the Lien of this Indenture.

The Indenture Trustee may in its discretion determine whether or not any Notes would be affected by any supplemental indenture and any such determination will be conclusive upon the Holders of all Notes, whether theretofore or thereafter authenticated and delivered hereunder. The Indenture Trustee will not be liable for any such determination made in good faith.

         Pursuant to the Trust Agreement and the Transfer and Servicing Agreement, the Issuer may, from time to time, if so directed by the Transferor, enter into a currency Swap Agreement with a Swap Counterparty to swap amounts payable to the Holders of the Transferor Interest from U.S. dollars to Japanese yen; provided, that (1) at the time the Issuer enters into the Swap Agreement, the Rating Agency Condition shall be satisfied, and (2) any payments to the Swap Counterparty (including termination payments) are payable only from amounts that are otherwise payable to the Holders of the Transferor Interest. Any payments received by the Issuer from the Swap Counterparty under such a Swap Agreement shall not be deposited in the Collection Account and shall be paid by the Indenture Trustee directly to or to the order of the Holders of the Transferor Interest on the related Payment Date. In connection with executing any such Swap Agreement, the Issuer, Indenture Trustee, Owner Trustee, Transferor and Servicer will enter into a supplement to this Indenture, subject to this Section 10.02 and subject to the approval of the Owner Trustee and the Holders of the Transferor Interest, that will specify the creation of any necessary accounts and modifications of any provisions necessary or appropriate to effectuate the intention of such Swap Agreement.

         The substance of any proposed supplemental indenture made pursuant to this Section must be approved by the Act of the Noteholders, but the particular form of such supplemental indenture need not be.

         Promptly after the execution by the Issuer and the Indenture Trustee of any supplemental indenture pursuant to this Section, the Indenture Trustee will give to the Holders of the Notes to which such amendment or supplemental indenture relates written notice setting forth in general terms the substance of such supplemental indenture. Any failure of the Indenture Trustee to give such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such supplemental indenture.

         Section 10.03 EXECUTION OF SUPPLEMENTAL INDENTURES.

         In executing, or permitting the additional trusts created by, any supplemental indenture permitted by this Article X or the modification thereby of the trusts created by this Indenture, the Indenture Trustee is entitled to receive, and subject to Sections 6.01 and 6.02, is fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Indenture Trustee may, but is not obligated to, enter into any such supplemental indenture that affects the Indenture Trustee's own rights, duties, liabilities or immunities under this Indenture or otherwise.

         Section 10.04 EFFECT OF SUPPLEMENTAL INDENTURE.

         Upon the execution of any supplemental indenture under this Article X, this Indenture will be modified in accordance therewith, and such supplemental indenture will form a part of this Indenture for all purposes, and every Holder of Notes theretofore or thereafter authenticated and delivered hereunder will be bound thereby.

         Section 10.05 CONFORMITY WITH TRUST INDENTURE ACT.

         Every amendment of this Indenture and every supplemental indenture executed pursuant to this Article X must conform to the requirements of the TIA as then in effect so long as this Indenture is then qualified under the TIA.

         Section 10.06 REFERENCE IN NOTES TO SUPPLEMENTAL INDENTURES.

         Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article X may, and if required by the Indenture Trustee must, bear a notation in form approved by the Indenture Trustee as to any matter provided for in such supplemental indenture. If the Issuer so determines, new Notes so modified as to conform, in the opinion of the Indenture Trustee and the Issuer, to any such supplemental indenture may be prepared and executed by the Issuer and authenticated and delivered by the Indenture Trustee in exchange for the outstanding Notes.

                                   ARTICLE XI

                                   TERMINATION

         Section 11.01 TERMINATION OF TRUST.

         The Issuer and the respective obligations and responsibilities of the Indenture Trustee created hereby (other than the obligation of the Indenture Trustee to make payments to Noteholders as hereinafter set forth) will terminate, except with respect to the duties described in Section 11.02(b), on the Trust Termination Date.

         Section 11.02 FINAL DISTRIBUTION.

         (a) The Servicer will give the Indenture Trustee at least 30 days' prior written notice of the Payment Date on which the Noteholders of any Series or Class may surrender their Notes for final payment and cancellation of such Notes (or, in the event of a final payment resulting from the application of Section 2.03(c) or 6.01 of the Transfer and Servicing Agreement, notice of such Payment Date promptly after the Servicer has determined that a final distribution will occur, if such determination is made less than 30 days prior to such Payment Date). Such notice must be accompanied by an Officer's Certificate setting forth the information specified in Section 3.04 of the Transfer and Servicing Agreement covering the period during the then current calendar year through the date of such notice. Not less than 15 nor more than 30 days prior to the date on which the final distribution in respect of such Series or Class is payable to Noteholders, the Indenture Trustee will provide notice to Noteholders of such Series or Class specifying (i) the date upon which final payment of such Series or Class will be made upon presentation and surrender of Notes of such Series or Class at the office or offices therein designated, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such payment date is not applicable, payments being made only upon presentation and surrender of such Notes at the office or offices therein specified. The Indenture Trustee will give such notice to the Transfer Agent and Registrar and the Paying Agent at the time such notice is given to Noteholders.


         (b) Notwithstanding a final distribution to the Noteholders of any Series or Class (or the termination of the Issuer), except as otherwise provided in this paragraph, all funds then on deposit in the Collection Account and any Series Account that have been allocated to such Noteholders will continue to be held in trust for the benefit of such Noteholders and the Paying Agent or the Indenture Trustee will pay such funds to such Noteholders upon surrender of their Notes, if certificated (and any excess will be paid in accordance with the terms of any Series Enhancement Agreement). In the event that all such Noteholders do not surrender their Notes for cancellation within six months after the date specified in the notice from the Indenture Trustee described in paragraph (a), the Indenture Trustee will give a second notice to the remaining such Noteholders to surrender their Notes for cancellation and receive the final distribution with respect thereto. If within one year after the second notice all such Notes have not been surrendered for cancellation, the Indenture Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining such Noteholders concerning surrender of their Notes, and the cost thereof will be paid out of the funds in the Collection Account or any Series Account held for the benefit of such Noteholders. The Indenture Trustee and the Paying Agent will pay to the Transferor any monies held by them for the payment of principal or interest that remains unclaimed for two years. Subject to applicable laws with respect to escheat of funds, any money held by the Indenture Trustee or any Paying Agent in trust for the payment of any amount due with respect to any Note and remaining unclaimed after such amount has become due and payable and after the Indenture Trustee has taken the steps described in this paragraph shall be discharged from such trust and be paid to Children's Hospital Los Angeles upon presentation thereto of an Issuer Request. After payment to the Transferor, Noteholders entitled to the money must look to the Transferor for payment as general creditors unless an applicable abandoned property law designates another Person.

         Section 11.03 TRANSFEROR'S TERMINATION RIGHTS.

         Upon the termination of the Issuer pursuant to Section 11.01, the Indenture Trustee will assign and convey to the holders of the Transferor Interest or any of their designees, without recourse, representation or warranty, all right, title and interest of the Issuer in, to and under the Trust Assets, whether then existing or thereafter created, all monies due or to become due and all amounts received with respect thereto (including all monies then held in the Collection Account, the Excess Funding Account or any Series Account) and all proceeds thereof, except for amounts held by the Indenture Trustee pursuant to Section 11.02(b). The Indenture Trustee will execute and deliver such instruments of transfer and assignment, in each case without recourse, as may be reasonably requested by the Transferor to vest in the Holders of the Transferor Interest or any of their designees all right, title and interest that the Issuer had in the Trust Assets.

         Section 11.04 DEFEASANCE.

         Notwithstanding anything to the contrary in this Indenture, unless otherwise specified in any Indenture Supplement:

         (a) The Transferor may at its option be discharged from its obligations hereunder with respect to any Series or all outstanding Series (each, a "Defeased Series") on the date the applicable conditions set forth in Section 11.04(c) are satisfied (a "Defeasance"); provided, however, that the following rights, obligations, powers, duties and immunities will survive with respect to each Defeased Series until otherwise terminated or discharged hereunder: (i) the rights of the Holders of Notes of the Defeased Series to receive, solely from the trust funds provided for in Section 11.04(c), payments in respect of interest on and principal of such Notes when such payments are due; (ii) the Transferor's obligations with respect to such Notes under Sections 2.05 and 2.06; (iii) the rights, powers, trusts, duties, and immunities of the Indenture Trustee, the Paying Agent and the Registrar hereunder; and (iv) this Section.

         (b) Subject to Section 11.04(c), the Transferor at its option may cause Collections allocated to each Defeased Series and available to purchase additional Receivables to be applied to purchase Eligible Investments rather than additional Receivables.

         (c) The following conditions must be satisfied prior to any Defeasance under Section 11.04(a):

                  (i) the Transferor irrevocably has deposited or caused to be deposited with the Indenture Trustee (such deposit to be made from other than the Transferor's or any Affiliate of the Transferor's funds), under the terms of an irrevocable trust agreement in form and substance satisfactory to the Indenture Trustee, as trust funds in trust in an amount sufficient to pay and discharge (without relying on income or gain from reinvestment of such amount) all accrued and all remaining scheduled interest and principal payments on all outstanding Notes of each Defeased Series on the dates scheduled for such payments in this Indenture and the related Indenture Supplements and all amounts owing to the Series Enhancers with respect to each Defeased Series. The Transferor will make these amounts available in cash or Eligible Investments or a combination thereof. The Indenture Trustee will apply all such amounts to pay and discharge the amounts specified above;

                  (ii) a statement from a firm of nationally recognized independent public accountants (who may also render other services to the Transferor) to the effect that such deposit is sufficient to pay the amounts specified in clause (i) above;

                  (iii) prior to its first exercise of its right pursuant to this Section with respect to a Defeased Series to substitute money or Eligible Investments for Receivables, the Transferor has delivered to the Indenture Trustee an Opinion of Counsel (the preparation and delivery of which will not be at the expense of the Indenture Trustee) to the effect that (1) for federal income tax purposes, the deposit and termination of obligations will not result in the Issuer, or any portion of the Issuer, to be treated as an association, or publicly traded partnership, taxable as a corporation, and (2) the deposit and termination of obligations will not result in the Issuer being required to register as an "investment company" within the meaning of the Investment Company Act;

                  (iv) the Transferor has delivered to the Indenture Trustee an Officer's Certificate of the Transferor stating that the Transferor reasonably believes that such deposit and termination of obligations will not, based on the facts known to such officer at the time of such certification, then cause an Early Amortization Event with respect to any Series or any event that, with the giving of notice or the lapse of time, would result in the occurrence of an Early Amortization Event with respect to any Series; and

                  (v) the Rating Agency Condition has been satisfied with respect to each other Outstanding Series.

                                  ARTICLE XII

                                  MISCELLANEOUS

         Section 12.01 COMPLIANCE CERTIFICATES, OPINIONS, ETC.

         (a) Upon any application or request by the Issuer to the Indenture Trustee to take any action under any provision of this Indenture, the Issuer, upon written request of the Indenture Trustee, will furnish to the Indenture Trustee (i) an Officer's Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with, (ii) an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with or (iii) (if required by the TIA) an Independent Certificate from a firm of certified public accountants meeting the applicable requirements of this Section, except that, in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture, no additional certificate or opinion need be furnished.

         Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture must include:

                  (i) a statement that each signatory of such certificate or opinion has read or has caused to be read such covenant or condition and the definitions herein relating thereto;

                  (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (iii) a statement that, in the opinion of each such signatory, such signatory has made such examination or investigation as is necessary to enable such signatory to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (iv) a statement as to whether, in the opinion of each such signatory, such condition or covenant has been complied with.

         (b) Prior to the deposit of any Collateral or other property or securities with the Indenture Trustee that is to be made the basis for the release of any property or securities subject to the Lien of this Indenture, the Issuer will, in addition to any obligation imposed in Section 12.01(a) or elsewhere in this Indenture, upon written request of the Indenture Trustee, furnish to the Indenture Trustee an Officer's Certificate certifying or stating the opinion of each person signing such certificate as to the fair value (within 90 days of such deposit) to the Issuer of the Collateral or other property or securities to be so deposited.

         (c) Whenever the Issuer is required to furnish to the Indenture Trustee an Officer's Certificate certifying or stating the opinion of any signer thereof as to the matters described in subsection (b) above, the Issuer, upon written request of the Indenture Trustee, will also deliver to the Indenture Trustee (if required by the TIA) an Independent Certificate as to the same matters, if the fair value to the Issuer of the securities to be so deposited and of all other such securities made the basis of any such withdrawal or release since the commencement of the then-current fiscal year of the Issuer, as set forth in the certificates delivered pursuant to subsection (b) above and this subsection (c), is 10% or more of the Outstanding Principal Amount of all Series, but such a certificate need not be furnished with respect to any securities so deposited if the fair value thereof to the Issuer as set forth in the related Officer's Certificate is less than $25,000 or less than one percent of the Outstanding Principal Amount.

         (d) Whenever any property or securities are to be released from the Lien of this Indenture, the Issuer will also furnish to the Indenture Trustee an Officer's Certificate certifying or stating the opinion of each person signing such certificate as to the fair value (within 90 days of such release) of the property or securities proposed to be released and stating that in the opinion of such person the proposed release will not impair the security under this Indenture in contravention of the provisions hereof; provided, however, that no such certificate is required to be furnished in the event the Transferor redesignates Accounts in accordance with Sections 2.08 or 2.09 of the Transfer and Servicing Agreement.

         (e) Whenever the Issuer is required to furnish to the Indenture Trustee an Officer's Certificate certifying or stating the opinion of any signer thereof as to the matters described in subsection (d) above, the Issuer will also furnish to the Indenture Trustee (if required by the TIA), upon the written request of the Indenture Trustee, an Independent Certificate as to the same matters if the fair value of the property or securities and of all other property or securities released from the Lien of this Indenture since the commencement of the then-current calendar year, as set forth in the certificates required by subsection (d) above and this subsection (e), equals 10% or more of the Outstanding Principal Amount of all Series, but such certificate need not be furnished in the case of any release of property or securities if the fair value thereof as set forth in the related Officer's Certificate is less than $25,000 or less than one percent of the then Outstanding Principal.

         (f) Notwithstanding Section 2.11 or any other provision of this Section, the Issuer may (A) collect, liquidate, sell or otherwise dispose of Receivables as and to the extent permitted or required by the Transaction Documents and (B) make cash payments out of the Series Accounts as and to the extent permitted or required by the Transaction Documents.

         Section 12.02 FORM OF DOCUMENTS DELIVERED TO INDENTURE TRUSTEE.

         In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

         Any certificate or opinion of a Responsible Officer of the Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which such officer's certificate or opinion is based are erroneous. Any such certificate of a Responsible Officer or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Servicer, the Seller, the Transferor, the Issuer or the Administrator, stating that the information with respect to such factual matters is in the possession of the Servicer, the Seller, the Transferor, the Issuer or the Administrator, unless such Responsible Officer or Counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

         Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

         Whenever in this Indenture, in connection with any application or certificate or report to the Indenture Trustee, it is provided that the Issuer deliver any document as a condition of the granting of such application, or as evidence of the Issuer's compliance with any term hereof, it is intended that the truth and accuracy, at the time of the granting of such application or at the effective date of such certificate or report (as the case may be), of the facts and opinions stated in such document in such case be conditions precedent to the right of the Issuer to have such application granted or to the sufficiency of such certificate or report. The foregoing may not, however, be construed to affect the Indenture Trustee's right to rely upon the truth and accuracy of any statement or opinion contained in any such document as provided in Article VI.

         Section 12.03 ACTS OF NOTEHOLDERS.

         (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Noteholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Noteholders in person or by agent duly appointed in writing and satisfying any requisite percentages as to minimum number or dollar value of outstanding principal amount represented by such Noteholders; and, except as herein otherwise expressly provided, such action will become effective when such instrument or instruments are delivered to the Indenture Trustee, and, where it is hereby expressly required, to the Issuer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Noteholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent will be sufficient for any purpose of this Indenture and conclusive in favor of the Indenture Trustee and the Issuer, if made in the manner provided in this Section.

         (b) The fact and date of the execution by any Person of any such instrument or writing may be proved in any manner which the Indenture Trustee deems sufficient.

         (c) The ownership of Notes will be established by the Note Register.

         (d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Notes will bind the Holder (and any transferee thereof) of every Note issued upon the registration thereof in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Indenture Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Note.

         Section 12.04 NOTICES, ETC. TO INDENTURE TRUSTEE AND ISSUER.

         Any request, demand, authorization, direction, notice, consent, waiver or Act of Noteholders or other documents provided or permitted by this Indenture to be made upon, given or furnished to, or filed with:

                  (i) the Indenture Trustee by any Noteholder or by the Issuer will be sufficient for every purpose hereunder if made, given, furnished or filed in writing to a Trustee Officer, by facsimile transmission, electronic transmission, or by other means acceptable to the Indenture Trustee to or with the Indenture Trustee at its Corporate Trust Office; or

                  (ii) the Issuer by the Indenture Trustee or by any Noteholder will be sufficient for every purpose hereunder if in writing and (A) mailed, first-class postage prepaid, to the Issuer addressed to it at Nissan Master Owner Trust Receivables, c/o Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890, Attention: Nissan Master Owner Trust Receivables with a copy to Nissan Motor Acceptance Corporation, 990 West 190th Street, Torrance, California 90502, Attention: Secretary, or at any other address previously furnished in writing to the Indenture Trustee by the Issuer or (B) delivered by facsimile or other electronic transmission to the address previously furnished in writing to the Indenture Trustee.

                  Section 12.05 NOTICES TO NOTEHOLDERS; WAIVER.

         (a) Where this Indenture and any Indenture Supplement provides for notice to Noteholders of any event, such notice will be sufficiently given (unless otherwise herein expressly provided) if in writing and (i) mailed by registered or certified mail or first class postage prepaid or national overnight courier service or (ii) delivered electronically in a manner acceptable to the Servicer, the Owner Trustee on behalf of the Issuer and the Indenture Trustee, to each Noteholder affected by such event, at such Noteholder's address as it appears on the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Noteholders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Noteholder will affect the sufficiency of such notice with respect to other Noteholders, and any notice that is mailed in the manner herein provided will conclusively be presumed to have been duly given.

         (b) Where this Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver will be the equivalent of such notice. Waivers of notice by Noteholders are to be filed with the Indenture Trustee but such filing is not a condition precedent to the validity of any action taken in reliance upon such waiver.

         (c) If, by reason of the suspension of regular mail service as a result of a strike, work stoppage or similar activity, it is impractical to mail notice of any event to Noteholders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice satisfactory to the Indenture Trustee will be deemed to be a sufficient giving of such notice.

         (d) Where this Indenture provides for notice to any Rating Agency, failure to give such notice will not affect any other rights or obligations created hereunder and will not under any circumstance constitute a Default or Event of Default.

         Section 12.06 ALTERNATE PAYMENT AND NOTICE PROVISIONS.

         Notwithstanding any provision of this Indenture or any of the Notes to the contrary, the Issuer, with the consent of the Indenture Trustee, may enter into any agreement with any Holder of a Note providing for a method of payment, or notice by the Indenture Trustee or any Paying Agent to such Holder, that is different from the methods provided for in this Indenture for such payments or notices. The Issuer will furnish to the Indenture Trustee a copy of each such agreement and the Indenture Trustee will cause payments to be made and notices to be given in accordance with such agreements.

         Section 12.07 CONFLICT WITH TRUST INDENTURE ACT.

         If any provision hereof limits, qualifies or conflicts with another provision hereof that is required to be included in this Indenture by any of the provisions of the TIA, such required provision will control. The provisions of TIA Sections 310 through 318 (inclusive) that impose duties on any Person (including the provisions automatically deemed included herein unless expressly excluded by this Indenture) are a part of and govern this Indenture, whether or not physically contained herein.

         Section 12.08 EFFECT OF HEADINGS AND TABLE OF CONTENTS.

         The Article and Section headings herein and the table of contents are for convenience only and are not intended to affect the construction hereof.

         Section 12.09 SUCCESSORS AND ASSIGNS.

         All covenants and agreements in this Indenture by the Issuer and the Indenture Trustee will bind their respective successors and assigns, whether so expressed or not.

         Section 12.10 SEPARABILITY.

         If any provision in this Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

         Section 12.11 BENEFITS OF INDENTURE.

         Nothing in this Indenture or in the Notes, express or implied, will give to any Person, other than the parties hereto and their successors hereunder, and the Noteholders and Series Enhancers, any benefit or any legal or equitable right, remedy or claim under this Indenture.

         Section 12.12 GOVERNING LAW.

         THE INDENTURE AND EACH NOTE ARE TO BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS CONFLICTS OF LAWS PRINCIPLES.

         Section 12.13 COUNTERPARTS.

         This Indenture may be executed in any number of counterparts, each of which so executed will be deemed to be an original, but all such counterparts will together constitute but one and the same instrument.

         Section 12.14 TRUST OBLIGATION.

         No recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Owner Trustee or the Indenture Trustee on the Notes or under this Indenture or any certificate or other writing delivered in connection herewith or therewith, against (i) the Indenture Trustee or the Owner Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director, employee or agent of the Indenture Trustee or the Owner Trustee in its individual capacity, any holder of a beneficial interest in the Issuer, the Owner Trustee or the Indenture Trustee or of any successor or assign of the Indenture Trustee or the Owner Trustee in its individual capacity, except as any such Person may have expressly agreed (it being understood that the Indenture Trustee and the Owner Trustee have no such obligations in their individual capacity) and except that any such partner, owner or beneficiary will be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity. For all purposes of this Indenture, in the performance of any duties or obligations of the Issuer hereunder, the Owner Trustee will be subject to, and entitled to the benefits of, the terms and provisions of Articles V, VI and VII of the Trust Agreement.

         Section 12.15 NO PETITION.

         The Indenture Trustee, by entering into this Indenture, and each Noteholder, by accepting a Note, hereby covenant and agree that they will not at any time institute against the Issuer or the Transferor, or join in any institution against the Issuer or Transferor, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, this Indenture or any of the Transaction Documents.

        IN WITNESS WHEREOF, the Issuer and the Indenture Trustee have caused this Indenture to be duly executed by their respective duly authorized officers, all as of the day and year first above written.

                                           NISSAN MASTER OWNER TRUST
                                           RECEIVABLES,
                                           as Issuer


                                           By WILMINGTON TRUST COMPANY,
                                           not in its individual capacity, but
                                           solely as Owner Trustee


                                           By:
                                              ----------------------------------
                                              Name:
                                              Title:



                                            JPMORGAN CHASE BANK,
                                            not in its individual capacity,
                                            but solely as Indenture Trustee


                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:

                              ANNEX OF DEFINITIONS

                  "Account" means, as of any date of determination, each Initial Account and, from and after the related Addition Date, each Additional Account and excluding, from and after the related Redesignation Date, each Redesignated Account.

                  "Account Schedule" means the Initial Account Schedule, as the same may be from time to time supplemented by the Additional Account Schedules and the Replacement Account Schedules, amended by the Redesignated Account Schedules or otherwise modified.

                  "Accumulation Account" means, for each Series, a Qualified Account established by the Issuer, maintained in the name of the Indenture Trustee and held by the Indenture Trustee for each Series of Notes, for the benefit of the Noteholders of that Series and any Series Enhancer for that Series as set forth in the Indenture and the related Indenture Supplement.

                  "Accumulation Account Balance" means, with respect to any date of determination, the principal amount, if any, on deposit in the Accumulation Account on such date of determination.

                  "Accumulation Period" means the period during which principal is accumulated in specified amounts per month for a Series or Class and paid on an Expected Final Payment Date. The Accumulation Period for any Series or Class starts on the date specified in the related Indenture Supplement and ends on the earlier of:

                  (1) the end of the Collection Period preceding the Payment Date on which the Notes of that Series or Class will be paid in full; and

                  (2) the close of business on the day immediately preceding the date on which an Early Amortization Period for that Series or Class begins.

                  "Act" means, any request, demand, authorization, direction, notice, consent, waiver or other action provided by the Indenture to be given or taken by Noteholders which may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Noteholders in person or by agent duly appointed in writing and satisfying any requisite percentages as to minimum number or dollar value of Outstanding Principal Amount represented by such Noteholders; and, except as otherwise expressly provided in the Indenture, such action will become effective when such instrument or instruments are delivered to the Indenture Trustee, and, where it is expressly required, to the Issuer.

                  "Addition Date" means, for an Additional Account designated for the Issuer, the date on which Receivables arising in connection with that account are first transferred to the Issuer.

                  "Addition Notice" means a written notice provided by the Transferor (or the Servicer on its behalf) to the Owner Trustee, the Indenture Trustee, any Series Enhancer and the Rating Agencies specifying the Additional Cut-Off Date and the Addition Date for any Additional Accounts.

                  "Additional Account" means additional Eligible Accounts from time to time selected by the Transferor from NMAC's portfolio of U.S. wholesale accounts and designated for the Issuer, the then-existing or subsequently created Receivables of which will be transferred to the Issuer.

                  "Additional Account Schedule" means a computer file or written list of Additional Accounts specifying the identity of any Additional Accounts and the Principal Receivables arising in connection with such Additional Accounts as of the Additional Cut-Off Date.

                  "Additional Cut-Off Date" means, for an Additional Account designated for the Issuer, the date as of which that account is designated for the Issuer.

                  "Adjusted Pool Balance" means, as of any date of determination, the sum of the Pool Balance and amounts on deposit in the Excess Funding Account (determined after giving effect to the Principal Receivables transferred to the Issuer on such date), as of such date.

                  "Administration Agreement" means the Administration Agreement, dated as of July 24, 2003, between the Issuer and the Administrator, as the same may be amended, supplemented or otherwise modified from time to time.

                  "Administrator" means NMAC (together with its permitted successors and assigns) acting as an administrative agent for the Issuer pursuant to the Administration Agreement, or any successor Administrator under that Administration Agreement.

                  "Affiliate" means, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                  "Annex of Definitions" means this Annex of Definitions, referenced by and relating to the Indenture, the Receivables Purchase Agreement, the Transfer and Servicing Agreement, the Trust Agreement and the Administration Agreement.

                  "Applicants" means holders of 10% of the Outstanding Principal Amount of any Series, unless otherwise provided in the related Indenture Supplement.

                  "Assignment" means a duly executed and written assignment (including an acceptance by the Owner Trustee) of a permitted transfer by the Transferor to the Issuer of Receivables and all Related Security related thereto arising in connection with any Additional Accounts designated pursuant to
Section 2.06(a) or (b) of the Transfer and Servicing Agreement.

                  "Authentication Agent" means the Indenture Trustee, acting as the initial authentication agent, together with any successor to the Indenture Trustee acting in that capacity, and any Person specified in an Indenture Supplement or appointed by the Indenture Trustee to act in that capacity for the related Series.

                  "Authorized Officer" means:

                  (a) with respect to the Issuer, any officer of the Owner Trustee who is authorized to act for the Owner Trustee in matters relating to the Issuer and who is identified on the list of Authorized Officers, containing the specimen signature of each such Person, delivered by the Owner Trustee to the Indenture Trustee on the Series Issuance (as such list may be modified or supplemented from time to time thereafter) and any Vice President or more senior officer of the Administrator who is authorized to act for the Administrator in matters relating to the Issuer and to be acted upon by the Administrator pursuant to the Administration Agreement and who is identified on the list of Authorized Officers (containing the specimen signatures of such officers) delivered by the Administrator to the Indenture Trustee on the Series Issuance (as such list may be modified or supplemented from time to time thereafter);

                  (b) with respect to the Transferor, any officer of the Transferor who is authorized to act for the Transferor in matters relating to the Transferor and who is identified on the list of Authorized Officers, containing the specimen signature of each such Person, delivered by the Transferor to the Indenture Trustee on the Series Issuance (as such list may be modified or supplemented from time to time thereafter); and

                  (c) with respect to the Servicer, any officer of the Servicer who is authorized to act for the Servicer in matters relating to the Servicer and who is identified on the list of Authorized Officers, containing the specimen signature of each such Person, delivered by the Servicer to the Indenture Trustee on the Series Issuance (as such list may be modified or supplemented from time to time thereafter).

                  "Bearer Notes" means any Series of Class of Notes together with the Indenture Trustee's certificate of authentication related thereto, issued in bearer form.

                  "Beneficial Owner" means, with respect to a Book-Entry Note, the Person who is the owner of such Book-Entry Note, as reflected on the books of the Clearing Agency or Foreign Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency or Foreign Clearing Agency (directly as a Clearing Agency Participant or as an Indirect Participant, in accordance with the rules of such Clearing Agency or Foreign Clearing Agency).

                  "Book-Entry Notes" means beneficial interests in the Notes, the ownership and transfers of which will be made through book entries by a Clearing Agency or Foreign Clearing Agency as described in the Indenture.

                  "Business Day" means any day except a Saturday, Sunday or a day on which banks in New York, New York; Los Angeles, California or Wilmington, Delaware are authorized or obligated by law, regulation, executive order or governmental decree to be closed.

                  "Buyer" means NWRC II as buyer under the Receivables Purchase Agreement.

                  "Certificate" means the Transferor's uncertificated interest in the Transferor Interest; provided, however, if the Transferor elects to evidence its interest in the Transferor Interest in certificated form pursuant to Section 3.06 of the Trust Agreement, the certificates will be executed by the Transferor and authenticated by or on behalf of the Owner Trustee, substantially in the form of Exhibit A to the Trust Agreement.

                  "Certificate of Incorporation" means the Certificate of Incorporation of NWRC II as filed with the Secretary of State of the State of Delaware on April 29, 2003.

                  "Certificate Supplement" means a supplement to the Trust Agreement specifying the terms of any Supplemental Certificate.

                  "Certificateholder" or "Holder" means, with respect to the Transferor Interest, a Person in whose name the Certificates are registered or a Person in whose name ownership of the uncertificated interest in the Transferor Interest is recorded in the books and records of the Owner Trustee.

                  "Class" means, with respect to any Series, any one of the classes of Notes of such Series.

                  "Clearing Agency" means an organization registered as a "clearing agency" pursuant to Section 17A of the Exchange Act and serving as clearing agency for a Series or Class of Book-Entry Notes.

                  "Clearing Agency Participant" means a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

                  "Clearstream Banking Luxembourg" means Clearstream Banking, societe anonyme.

                  "Code" means the Internal Revenue Code of 1986, as amended.

                  "Collateral" means:

                  (a) the Receivables transferred to the Issuer pursuant to the Transfer and Servicing Agreement, including all Related Security with respect thereto and all monies, instruments, investment property and other property distributed or distributable in respect of such Receivables (together with all interest, proceeds, earnings, income, revenue, dividends and other distributions thereof);

                  (b) all Eligible Investments and all monies, instruments, securities, security entitlements, documents, certificates of deposit and other property from time to time on deposit in or credited to the Collection Account, the Series Accounts and the Excess Funding Account and in all interest, proceeds, earnings, income, revenue, dividends and other distributions thereof (including any accrued discount realized on liquidation of any investment purchased at a discount);

                  (c) all rights, remedies, powers, privileges and claims of the Issuer under or with respect to the Transfer and Servicing Agreement, the Receivables Purchase Agreement and each Repurchase Agreement (whether arising pursuant to the terms of such agreements or otherwise available to the Issuer at law or in equity), including the rights of the Issuer to enforce the Transfer and Servicing Agreement, the Receivables Purchase Agreement and each Repurchase Agreement and to give or withhold any and all consents, requests, notices, directions, approvals, extensions or waivers under or with respect to the Transfer and Servicing Agreement, the Receivables Purchase Agreement and each Repurchase Agreement; and

                  (d) all present and future claims, demands, causes of action and choses in action regarding any of the foregoing and all payments on any of the foregoing and all proceeds of any nature whatsoever regarding any of the foregoing, including all proceeds of the voluntary or involuntary conversion thereof into cash or other liquid property and all cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, general intangibles, goods, checks, deposit accounts, money, instruments, investment property, insurance proceeds, condemnation awards, rights to payment of any kind and other forms of obligations and receivables, instruments and other property that at any time constitute any part of or are included in the proceeds of any of the foregoing.

                  "Collection Account" means a Qualified Account established by the Issuer and maintained in the name of the Indenture Trustee and held by the Indenture Trustee for the benefit of the Noteholders of all Series issued by the Issuer and any Series Enhancer for such Series as set forth in the Indenture and any related Indenture Supplements.

                  "Collection Period" means, for any Payment Date, the calendar month preceding the month in which that Payment Date occurs.

                  "Collections" means, without duplication, all payments received by the Servicer in respect of the Receivables in the form of cash, checks, wire transfers or any other form of payment.

                  "Commission" means the Securities and Exchange Commission and its successors.

                  "Common Collateral" means collateral in which NMAC (either directly, or as assignee of the originator of the Account) has been granted a security interest under a Nonfloorplan Agreement in the same collateral in which the Floorplan Financing Agreement for such Dealer creates a security interest.

                  "Common Vehicle Collateral" means a Vehicle in which NMAC (either directly, or as assignee of the originator of the Account) has been granted a security interest under both a Nonfloorplan Agreement and under a Floorplan Financing Agreement.

                  "Common Non-Vehicle Collateral" means Common Collateral other than related Common Vehicle Collateral.

                  "Controlled Amortization Period" means the period during which principal is paid in fixed amounts at scheduled intervals for a Series or Class. The Controlled Amortization Period for any Series or Class starts on the date specified in the related Indenture Supplement and ends on the earlier of:

                  (i) the end of the Collection Period preceding the Payment Date on which the Notes of that Series or Class will be paid in full; and

                  (ii) the close of business on the day immediately preceding the date on which an Early Amortization Period for that Series or Class begins.

                  "Controlled Deposit Amount" means, for any Series of Notes, an amount stated in the related Indenture Supplement.

                  "Corporate Trust Office" means the principal office of the Indenture Trustee, 4 New York Plaza, 6th Floor, New York, NY 10004, at which at any particular time its corporate trust business will be administered.

                  "Coupon" means the interest coupons and special coupon attached to a Bearer Note.

                  "Cut-Off Date" means June 30, 2003.

                  "Date of Processing" means, with respect to any transaction, the date on which such transaction is first recorded on the Servicer's computer file of accounts (without regard to the effective date of such recordation).

                  "Dealer" means a Person engaged generally in the business of purchasing Vehicles from a manufacturer or distributor thereof and holding such Vehicles for sale or lease in the ordinary course of business.

                  "Default" means any occurrence that is, or with notice or the lapse of time or both would become, an Event of Default.

                  "Defaulted Amount" means, for any Determination Date, an amount (not less than zero) equal to:

                  (i) the principal amount of Receivables owned by the Issuer that became Defaulted Receivables during the related Collection Period; minus

                  (ii) the principal amount of the Defaulted Receivables that are to be reassigned to the Transferor during the month (except that this amount will be zero if an Insolvency Event has occurred with respect to the Transferor); minus

                  (iii) the principal amount of the Defaulted Receivables that are to be purchased by the Servicer during the month (except that this amount will be zero if an Insolvency Amount has occurred with respect to the Servicer).

                  "Defaulted Receivable" means each Receivable that on any date of determination:

                  (i) has been charged off as uncollectible on that date in accordance with the Floorplan Financing Guidelines; or

                  (ii) remains outstanding and owned by the Issuer on or after the date on which the account giving rise to such Receivable (or the related Dealer) has been classified as "Status".

                  "Defeasance" means that the following conditions have been satisfied, and the Transferor may at its option be discharged from its obligations under the Indenture:

                  (i) the Transferor irrevocably has deposited or caused to be deposited with the Indenture Trustee (such deposit to be made from other than the Transferor's or any Affiliate of the Transferor's funds), under the terms of an irrevocable trust agreement in form and substance satisfactory to the Indenture Trustee, as trust funds in trust in an amount sufficient to pay and discharge (without relying on income or gain from reinvestment of such amount) all remaining scheduled interest and principal payments on all outstanding Notes of each Defeased Series on the dates scheduled for such payments in this Indenture and the related Indenture Supplements and all amounts owing to the Series Enhancers with respect to each Defeased Series. The Transferor will make these amounts available in cash or Eligible Investments or a combination thereof. The Indenture Trustee will apply all such amounts to pay and discharge the amounts specified above;

                  (ii) a statement from a firm of nationally recognized independent public accountants (who may also render other services to the Transferor) to the effect that such deposit is sufficient to pay the amounts specified in clause (i) above;

                  (iii) prior to its first exercise of its right pursuant to this Section with respect to a Defeased Series to substitute money or Eligible Investments for Receivables, the Transferor has delivered to the Indenture Trustee an Opinion of Counsel (the preparation and delivery of which will not be at the expense of the Indenture Trustee) to the effect that (1) for federal income tax purposes, the deposit and termination of obligations will not result in the Issuer, or any portion of the Issuer, to be treated as an association, or publicly traded partnership, taxable as a corporation, and (2) the deposit and termination of obligations will not result in the Issuer being required to register as an "investment company" within the meaning of the Investment Company Act;

                  (iv) the Transferor has delivered to the Indenture Trustee an Officer's Certificate of the Transferor stating that the Transferor reasonably believes that such deposit and termination of obligations will not, based on the facts known to such officer at the time of such certification, then cause an Early Amortization Event with respect to any Series or any event that, with the giving of notice or the lapse of time, would result in the occurrence of a Amortization Event with respect to any Series; and

                  (v) the Rating Agency Condition has been satisfied.

                  "Defeased Series" means any Series of Notes defeased pursuant to Section 11.04(a) of the Indenture.

                  "Definitive Notes" means Notes issued in fully registered, certificated form.

                  "Deliver," "Delivered" or "Delivery" means, with respect to any Eligible Investment, when the steps applicable to such item as specified below are completed:

                  (a) if such item is an instrument, delivering such instrument to the Indenture Trustee endorsed to the Indenture Trustee or in blank;

                  (b) if such item is a certificated security, by delivering such certificated security to the Indenture Trustee in bearer form or in registered form issued to the Indenture Trustee or endorsed to the Indenture Trustee or endorsed in blank;

                  (c) if such item is a security entitlement other than a United States Security Entitlement, by causing a securities intermediary to indicate by book entry that such security entitlement has been credited to a securities account of the Indenture Trustee with such securities intermediary;

                  (d) if such item is a United States Security Entitlement, by causing a securities intermediary to indicate by book entry that such United States Security Entitlement has been credited to a securities account of the Indenture Trustee with such securities intermediary; and

                  (e) if such item is a securities account, by causing the securities intermediary to indicate by book entry that all security entitlements carried in the securities account have been credited to such securities account.

                  "Determination Date" means, for any Payment Date, the day that is two business days before that Payment Date.

                  "Dollars," "$"or "U.S.$" means United States dollars.

                  "DTC" means The Depository Trust Company and its successors.

                  "Early Amortization Event" for any Series means any of the events defined as such in the related Indenture Supplement, as well as each of the following events:

                  (1) the failure of the Transferor to transfer to the Issuer Receivables arising in connection with additional designated accounts within five Business Days of when required under a Transfer and Servicing Agreement;

                  (2) the occurrence of events of bankruptcy, insolvency or receivership relating to the Issuer or the Transferor; and

                  (3) the Issuer or the Transferor becomes an investment company within the meaning of the Investment Company Act of 1940.

                  "Early Amortization Period" means the period during which principal is paid in varying amounts each month based on the amount of Principal Receivables collected following an Early Amortization Event. The Early Amortization Period for a Series or Class begins on the first day of the Collection Period in which an Early Amortization Event occurs and ends on the earliest of:

                  (1) the end of the Collection Period preceding the Payment Date on which the Notes of that Series or Class will be paid in full;

                  (2) if this Early Amortization Period has commenced before the scheduled termination of the Revolving Period, the day on which, under the limited circumstances described in the Indenture, the Revolving Period recommences; and

                  (3) the Trust Termination Date.

                  If the Servicer is required to make daily deposits of Collections into the Collection Account, the Early Amortization Period begins on the day an Early Amortization Event occurs.

                  "Eligible Account" means a floorplan financing account established by NMAC pursuant to a Floorplan Financing Agreement that, as of the date on which eligibility is determined:

                  (1) is in existence and maintained and serviced by NMAC;

                  (2) is in favor of a Dealer franchised by NNA or other Manufacturer to sell New Vehicles;

                  (3) has been underwritten and audited by NMAC in accordance with its Floorplan Financing Guidelines and meets all the requirements of such guidelines;

                  (4) is covered by insurance in the manner required by the Floorplan Financing Guidelines;

                  (5) is in favor of a Dealer whose principal showroom is located in the United States of America and in the geographical regions specified in the applicable Sales and Service Agreement;

                  (6) is in favor of a Dealer in which NNA or any of its affiliates does not have an equity investment equal to or exceeding 5% as determined by the Servicer on a quarterly basis;

                  (7) is in favor of a Dealer that has not been classified by the Servicer as in "Status" (or other comparable classification) for any reason at any time within the previous two years under the Floorplan Financing Agreement or under any other lender floorplan program; and

                  (8) is an account as to which no material amounts have been charged off as uncollectible at any time within the previous two years.

                  "Eligible Institution" means:

                  (1) (a) a depository institution, which may include the Owner Trustee or the Indenture Trustee; (b) a Person organized under the laws of the United States or any one of the states of the United States, including the District of Columbia, or any domestic branch of a foreign bank; and (c) which at all times is a member of the FDIC and has either a long-term unsecured debt rating or a certificate of deposit rating acceptable to each Rating Agency designated by the Transferor to rate a Series or Class of Notes; or

                  (2) any other institution acceptable to each Rating Agency designated by the Transferor to rate a Series or Class of Notes.

                  "Eligible Investments" means securities, instruments, security entitlements or other investment property which evidence:

                  (1) direct obligations of, or obligations fully guaranteed as to timely payment by, the United States of America;

                  (2) demand deposits, time deposits or certificates of deposit, having original maturities of no more than 365 days, of depository institutions or trust companies incorporated under the laws of the United States of America or any state of the United States of America, including the District of Columbia, or domestic branches of foreign banks, and subject to supervision and examination of federal or state banking or depository institution authorities; provided that at the time of the Issuer's investment or contractual commitment to invest, the short-term debt rating of that depository institution or trust company will be in the highest rating category of Standard & Poor's and Moody's;

                  (3) commercial paper, having original or remaining maturities of no more than 30 days, having, at the time of the Issuer's investment or contractual commitment to invest, a rating in the highest rating category of Standard & Poor's and Moody's;

                  (4) demand deposits, time deposits and certificates of deposit which are fully insured by the Federal Deposit Insurance Corporation having, at the time of the Issuer's investment, a rating in the highest rating category of Standard & Poor's and Moody's;

                  (5) bankers' acceptances, having original maturities of no more than 365 days, issued by any depository institution or trust company referred to in clause (2) above;

                  (6) money market funds having, at the time of the Issuer's investment, a rating in the highest rating category of Standard & Poor's and Moody's, including funds for which the Indenture Trustee or any of its affiliates is investment manager or advisor;

                  (7) time deposits, having maturities not later than the next Payment Date, other than those referred to in clause (4) above, with a Person whose commercial paper has a credit rating satisfactory to Standard & Poor's and Moody's; or

                  (8) any other investment upon receipt of written confirmation from each Rating Agency that the additional form of investment will not result in a reduction or withdrawal of its rating of any outstanding Series or Class.

                  "Eligible Receivable" means a Receivable that:

                  (1) was originated or acquired by NMAC in the ordinary course of business;

                  (2) is secured by a perfected first priority interest in the related floorplan financed Vehicle;

                  (3) is the subject of a valid transfer and assignment from the Transferor to the Issuer of all the Transferor's rights and interest in the Receivable, including:

                  (a) all Related Security;

                  (b) all related proceeds;

                  (4) is created in compliance with all requirements of applicable law and pursuant to the Floorplan Financing Agreement;

                  (5) as to which NNA, NMAC and the Transferor, as applicable, have obtained all material consents and governmental authorizations required to be obtained by them in connection with:

                  (a) the creation of the Receivable, the transfer of the Receivables to the Issuer and the pledge of the Receivable to the Indenture Trustee; and

                  (b) if applicable, NNA's performance of the related Sales and Service Agreement, NNA's performance of the related Repurchase Agreement and/or NMAC's performance of the related Floorplan Financing Agreement;

                  (6) as to which the Issuer will at all times have good and marketable title to the Receivable, free and clear of all liens arising before the Transfer or arising at any time, other than liens permitted under the Transfer and Servicing Agreement;

                  (7) if it relates to a New Vehicle, is covered by a Repurchase Agreement or other similar agreement from the related Vehicle Manufacturers;

                  (8) will at all times be the legal and assignable payment obligation of the related Dealer, enforceable against the Dealer in accordance with its terms, except as enforceability may be limited by applicable bankruptcy or other similar laws;

                  (9) is not subject to any right of rescission, setoff or any other defense of the related Dealer, including defenses arising out of violations of usury laws;

                  (10) as to which NNA, NMAC and the Transferor, as applicable, have satisfied in all material respects all of their obligations relating to each Receivable required to be satisfied by them;

                  (11) as to which none of NNA, NMAC or the Transferor, as applicable, has taken or failed to take any action which would impair the rights of the Issuer or the Noteholders in the Receivable;

                  (12) when added to the aggregate principal balance of Receivables arising in the same state, will not result in the aggregate principal balance of Receivables arising in such state exceeding 30% of the Pool Balance as of the date of transfer (after giving effect thereto);

                  (13) if generated from a Dealer rated "C" according to the Floorplan Financing Guidelines, when added to the aggregate principal balance of Receivables generated among Dealers rated "C" according to the Floorplan Financing Guidelines, will not result in the aggregate principal balance of Receivables generated among such Dealers exceeding 40% of the Pool Balance as of the date of transfer (after giving effect thereto); and

                  (14) constitutes either a "general intangible," an "account," a "payment intangible" or "chattel paper," each as defined in Article 9 of the Uniform Commercial Code as in effect in the applicable jurisdiction.

                  "Eligible Servicer" means either the Indenture Trustee or such other Person that, at the time of such other Person's appointment as Servicer,
(a) is legally qualified and has the capacity to service the Receivables and the related Accounts, (b) in the sole determination of the Indenture Trustee, which determination will be conclusive and binding, has demonstrated the ability to professionally and competently service receivables arising in connection with similar accounts in accordance with high standards of skill and care and (c) is qualified to use the software that is then currently being used to service the Accounts or obtains the right to use or has its own software that is adequate to perform its duties under the Transaction Documents.

                  "Euroclear Operator" means Euroclear Bank, S.A./N.V., as operator of the Euroclear System or its successor as operator of such system or any system that is a successor to such system.

                  "Event of Default" for any Series, means any of the following as well as any other Events of Default described in the related Indenture
Supplement:

                  (1) the Issuer fails to pay principal when it becomes due and payable on the Final Maturity Date for those Notes;

                  (2) the Issuer fails to pay interest on those Notes when it becomes due and payable and the default continues, or is not cured, for a period of five days;

                  (3) the bankruptcy, insolvency, conservatorship, receivership, liquidation or similar events relating to the Issuer or Transferor; and

                  (4) the Issuer fails to observe or perform covenants or agreements made in the Indenture and the failure continues, or is not cured, for 60 days after notice to the Issuer by the Indenture Trustee or to the Issuer and the Indenture Trustee by Noteholders representing 50% or more of the outstanding principal balance of the affected Series.

                  "Excess Funding Account" means a Qualified Account established by the Issuer and maintained in the name of the Indenture Trustee by the Indenture Trustee and held for the benefit of the Noteholders of all Series issued by the Issuer and any Series Enhancer for such Series as set forth in the Indenture and any related Indenture Supplements.

                  "Excess Funding Amount" means the amount on deposit in the Excess Funding Account.

                  "Excess Interest Amounts" has, with respect to any Series, the meaning specified in the related Indenture Supplement.

                  "Excess Interest Collections" has, with respect to any Series, the meaning specified in the related Indenture Supplement.

                  "Excess Interest Sharing Group" means one or more Series of Notes from which, or to which, Excess Interest Amounts may be allocated to cover shortfalls in payments or deposits of the other Series in such group.

                  "Excess Principal Amounts" with respect to any Series and any Collection Period, means the amount, if any, by which Series Investor Available Principal Amounts for such Series and Collection Period exceed the required payments therefrom as set forth in the related Indenture Supplement.

                  "Excess Principal Sharing Group" means one or more Series of Notes from which, or to which, Excess Principal Amounts may be allocated to cover shortfalls in payments or deposits of the other Series in such group.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Expected Final Payment Date" means, for any Series, the date specified in the related Indenture Supplement.

                  "FDIC" means the Federal Deposit Insurance Corporation and its successors.

                  "Final Maturity Date" means, for any Series, the date specified in the related Indenture Supplement.

                  "Fleet Purchase" means the sale of any Vehicle to and creation of a corresponding Receivable payable by any Dealer designated by the Seller as a "fleet dealer" in accordance with its customary and usual procedures for identifying Dealers as "fleet dealers".

                  "Floorplan Financing Agreement" means, collectively, the group of related agreements between and among the Seller (either as the originator of a floorplan financing account or by virtue of an assignment and assumption by the Seller from the applicable originator of such account), the Dealer with respect thereto and, in the case of New Vehicles, a Manufacturer, pursuant to which (a) the Seller agrees to extend credit to such Dealer to finance its purchase of New Vehicles, Pre-Owned Vehicles and/or Used Vehicles, (b) the Seller has a security interest in the specific vehicles so financed by the Seller, certain other vehicles, and a subordinated security interest in other collateral and the proceeds thereof, (c) such Dealer agrees to repay advances made by the Seller at the time of sale or lease of such financed vehicle, or pursuant to a payment schedule if such vehicle is not sold or leased before the first payment is due pursuant to such schedule, and (d) the obligations of such Dealer to repay such advances is evidenced by one or more promissory notes of such Dealer.

                  "Floorplan Financing Guidelines" means the written policies and procedures of NMAC, as such policies and procedures may be amended from time to time, (a) relating to the operation of its floorplan financing business, including the written policies and procedures for determining (i) the maximum amount lent to and interest rate charged to Dealers for such financing, (ii) the other terms and conditions relating to NMAC's floorplan financing accounts,
(iii) the creditworthiness of Dealers and (iv) the continued extension of credit to Dealers and (b) relating to the maintenance of accounts and collection of receivables and (c) relating to the cash management accounts maintained by NMAC on behalf of Dealers.

                  "Foreclosure Remedy" means an Event of Default has occurred and is continuing and the Indenture Trustee has initiated foreclosure proceedings in accordance with Sections 5.05(a)(iii) and (iv) of the Indenture.

                  "Foreign Clearing Agency" means either Clearstream Banking Luxembourg or the Euroclear Operator.

                  "Global Note" means, for any Series, Notes which may be issued in the form of a single temporary global note, without interest coupons, in the denomination of the Initial Invested Amount.

                  "Governmental Authority" means the United States of America, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                  "Grant" means to mortgage, pledge, bargain, warrant, alienate, remise, release, convey, assign, transfer, create, and grant a Lien upon and a security interest in and right of set-off against, deposit, set over and confirm pursuant to the Indenture. A Grant of the Collateral or of any other agreement or instrument includes all rights, powers and options (but none of the obligations) of the Granting party thereunder, including the immediate and continuing right to claim for, collect, receive and give receipt for principal and interest payments in respect of the Collateral and all other monies payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring Proceedings in the name of the Granting party or otherwise and generally to do and receive anything that the Granting party is or may be entitled to do or receive thereunder or with respect thereto.

                  "IFS" means Infiniti Financial Services.

                  "Incremental Overcollateralization Amount" means, (a) on any Payment Date, the product obtained by multiplying (i) a fraction, the numerator of which is the Invested Amount of a Series on such day, and the denominator of which is the Pool Balance on the last day of the preceding Collection Period by
(ii) the sum of the Overconcentration Amount and the aggregate amount of Ineligible Receivables (other than Defaulted Receivables) on that Payment Date, in each case, that are not subject to reassignment from the Issuer, or (b) such other amount as set forth in the related Indenture Supplement.

                  "Indenture" means the Indenture, dated as of July 24, 2003, between the Issuer and the Indenture Trustee, as the same may be amended, supplemented or otherwise modified from time to time.

                  "Indenture Supplement" means a supplement to the Indenture entered into by the Issuer and the Indenture Trustee, generally in connection with the issuance of a specified Series of Notes.

                  "Indenture Trustee" means JPMorgan Chase Bank, a New York banking corporation, in its capacity as indenture trustee under the Indenture.

                  "Independent" means, when used with respect to any specified Person, that the Person (a) is in fact independent of the Issuer, any other obligor upon the Notes, the Transferor and any Affiliate of any of the foregoing Persons, (b) does not have any direct financial interest or any material indirect financial interest in the Issuer, any such other obligor, the Transferor or any Affiliate of any of the foregoing Persons and (c) is not connected with the Issuer, any such other obligor, the Transferor or any Affiliate of any of the foregoing Persons as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

                  "Independent Certificate" means a certificate or opinion to be delivered to the Indenture Trustee under the circumstances described in, and otherwise complying with, the applicable requirements of the Indenture, made by an Independent appraiser or other expert appointed by an Issuer Order, and which states that the signer has read the definition of "Independent" in the Indenture and that the signer is Independent within the meaning thereof.

                  "Indirect Participant" means other Persons such as securities brokers and dealers, banks and trust companies that clear or maintain a custodial relationship with a participant of DTC, either directly or indirectly.

                  "Ineligible Account" means a floorplan financing account established by NMAC to a Dealer under a Floorplan Financing Agreement that, as of the date on which eligibility is determined, fails to satisfy one or more of the required eligibility criteria as set forth in the definition of "Eligible Account".

                  "Ineligible Receivable" means a Receivable that does not satisfy the eligibility criteria specified in the definition of "Eligible Receivable".

                  "Initial Account" means an Eligible Account that is identified in the Initial Account Schedule.

                  "Initial Account Schedule" means a computer file or written list of any Initial Accounts specifying the identity of any Initial Accounts and the Principal Receivables arising in connection therewith as of the Cut-Off Date.

                  "Initial Invested Amount" has the meaning set forth in the related Indenture Supplement.

                  "Insolvency Event" means, with respect to a specified Person:

                  (a) (i) the entry of a decree or order for relief by a court having jurisdiction in the premises against such Person or any substantial part of its property in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (ii) the appointment of a conservator, receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for all or any substantial part of its property or (iii) the ordering of the winding-up or liquidation of such Person's business, if the decree or order remains unstayed and in effect for a period of 60 consecutive days;

                  (b) the commencement by such Person of a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment of or taking possession by a conservator, receiver, liquidator, assignee for the benefit of creditors, custodian, trustee, sequestrator or similar official for such Person or for all or any substantial part of its property, or the making by the Person of any general assignment for the benefit of creditors; or (c) the failure by such Person generally to pay its debts as they become due or the admission by it in writing (as to which admission the Owner Trustee or the Indenture Trustee has written notice) of its inability to pay its debts generally as they become due.

                  "Insurance Proceeds" means, with respect to an Account, any amounts received by the Servicer pursuant to any policy of insurance that are required to be paid to the Seller pursuant to the related Floorplan Financing Agreement.

                  "Intercreditor Agreement" means each intercreditor agreement between NMAC and other creditors or lenders with respect to financing arrangements of certain Dealers.

                  "Interest Collections" means, with respect to any Collection Period, the sum of the following during such Collection Period:

                  (1) all collections of Interest Receivables owned by the Issuer;

                  (2) all net investment earnings on amounts on deposit in the Collection Account and the Excess Funding Account;

                  (3) the interest portion of any Reassignment Amount or of the Purchase Price of Receivables reassigned to the Transferor or purchased by the Servicer; and

                  (4) all amounts received, including any insurance proceeds, by the Transferor or the Servicer with respect to Defaulted Receivables (including all recoveries).

                  "Interest Period" means, with respect to any Payment Date, the period from and including the preceding Payment Date to but excluding that Payment Date, or, in the case of the first Payment Date for any Series, from and including a Series Issuance Date to but excluding the first Payment Date.

                  "Interest Receivables" means, in connection with an Account, all amounts billed and payable by the related Dealer as Receivables in such Account pursuant to the related Floorplan Financing Agreement in respect of (i) interest and (ii) other non-principal and non-interest charges, including flat charges established by NMAC from time to time to cover miscellaneous costs.

                  "Interest Shortfalls" means with respect to any Series and Payment Date, the amount, if any, by which interest distributions to Noteholders of such Series are not covered out of Interest Collections and other amounts allocated to such Series to make such distributions, as set forth in the related Indenture Supplement.

                  "Invested Amount" means, for any Series as of any date of determination, an amount equal to:

                  (1) the initial principal balance of the Notes of that Series; plus

                  (2) any increase in the principal balance of the Notes of that Series as and to the extent provided in the related Indenture Supplement; minus

                  (3) the amount of principal previously paid to the Noteholders of that Series; minus

                  (4) the cumulative amount of unreimbursed Investor Charge-Offs for that series immediately before that date.

                  If so specified in the Indenture Supplement relating to any Series, under limited circumstances the Invested Amount may be further adjusted by funds on deposit in any specified account and any other amounts specified in the related Indenture Supplement.

                  "Investment Company Act" means the Investment Company Act of 1940, as amended.

                  "Investor Charge-Offs" means, for any Series, the excess of the Series Investor Defaulted Amount for that Series over the amount available to reimburse such Series Investor Defaulted Amount as specified in the related Indenture Supplement.

                  "Invoice Amount" means the total amount payable by a Dealer to the Seller for a Vehicle as set forth on the Vehicle invoice issued by NNA.

                  "IRS" means the Internal Revenue Service.

                  "Issuer" means Nissan Master Owner Trust Receivables, a Delaware statutory trust.

                  "Issuer Order" and "Issuer Request" means a written order or request signed in the name of the Issuer by any one of its Authorized Officers and delivered to the Indenture Trustee.

                  "Lien" means any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), preference, participation interest, priority or other security agreement or preferential arrangement of any kind or nature whatsoever, including any conditional sale or other title retention agreement and any financing lease having substantially the same economic effect as any of the foregoing.

                  "Manufacturer" means, with respect to any Receivable, the manufacturer or distributor of the Vehicle related to such Receivable.

                  "Monthly Interest" and "Monthly Principal" with respect to any Series, has the meaning set forth in the related Indenture Supplement.

                  "Monthly Servicing Fee", with respect to any Series, has the meaning set forth in the related Indenture Supplement.

                  "Moody's" means Moody's Investors Service.

                  "New Issuance" means a new Series of Notes issued pursuant to one or more Indenture Supplements.

                  "New Vehicles" consist of new Nissan and Infiniti Vehicles distributed by NNA and satisfying the criteria set forth in the applicable Repurchase Agreement or new non-Nissan Vehicles purchased from other manufacturers, funded under Nissan financing arrangements and satisfying substantially the same criteria.

                  "NMAC" means Nissan Motor Acceptance Corporation.

                  "NML" means Nissan Motor Co., Ltd.

                  "NNA" means Nissan North America, Inc.

                  "Nonfloorplan Agreement" means an agreement, other than a Floorplan Financing Agreement, pursuant to which the Seller (either directly, or as assignee of the originator of the Account) has been granted a security interest in the same Collateral in which the Floorplan Financing Agreement for such Dealer creates a security interest.

                  "Notes" means any Series or Class of Auto Dealer Floorplan Loan Asset Backed Notes issued by the Issuer pursuant to the terms of the Indenture and any related Indenture Supplement.

                  "Note Interest Rate" means, as of any date of determination and with respect to any Series or Class, the interest rate as of such date specified therefor in the related Indenture Supplement.

                  "Note Owner" means, with respect to a Book-Entry Note, the Person who is the owner of such Book-Entry Note, as reflected on the books of the Clearing Agency or of a Person maintaining an account with such Clearing Agency (directly as a Clearing Agency Participant or as an indirect participant, in accordance with the rules of such Clearing Agency).

                  "Note Register" means a register to be kept in which the Issuer will provide for the registration of Notes and the registration of transfers and exchanges of Notes.

                  "Noteholder" or "Holder" means the holder of record or beneficial owner (as the context indicates) of any Note issued by the Issuer.

                  "Noteholders' Collateral" means the right to receive, to the extent necessary to make the required payments with respect to the Notes of all Series at the times and in the amounts specified in the related Indenture Supplements (i) the portion of Collections allocable to and pledged for the benefit of the Noteholders of all Series pursuant to this Indenture and the related Indenture Supplements and (ii) funds and other property credited to the Collection Account and the Excess Funding Account (or any subaccounts thereof) allocable to and pledged for the benefit of the Noteholders of all Series pursuant to the Indenture and the related Indenture Supplements. Each Series may also have a Grant in funds and other property credited to any related Series Account and funds available pursuant to any related Series Enhancement as specified in the related Indenture Supplement.

                  "Notice Date" means on or before the second Business Day, but not more than the 30th day before the related Addition Date, on which an Addition Notice is provided.

                  "NWRC II" means Nissan Wholesale Receivables Corporation II, a Delaware corporation, and its successors.

                  "Officer's Certificate" means, unless otherwise specified in the Indenture, a certificate delivered to the Indenture Trustee signed by any Authorized Officer of the Issuer, the Transferor or the Servicer, as applicable, under the circumstances described in, and otherwise complying with, the applicable requirements of the Indenture.

                  "Opinion of Counsel" means a written opinion of counsel, who may be counsel for, or an employee of, the Person providing the opinion and who is reasonably acceptable to the Indenture Trustee.

                  "Outstanding" means, as of any date of determination, all Notes theretofore authenticated and delivered under the Indenture, except:

                  (a) Notes theretofore cancelled by the Registrar or delivered to the Registrar for cancellation;

                  (b) Notes or portions thereof the payment for which money in the necessary amount has been theretofore deposited with the Indenture Trustee or any Paying Agent in trust for the Holders of such Notes; provided, however, that if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to the Indenture or provision therefor, satisfactory to the Indenture Trustee, has been made;

                  (c) Notes theretofore deemed to be satisfied and discharged pursuant to Section 4.01 or 11.04 of the Indenture; and

                  (d) Notes in exchange for or in lieu of other Notes which have been authenticated and delivered pursuant to the Indenture unless proof satisfactory to the Indenture Trustee is presented that any such Notes are held by a bona fide purchaser;

provided, however, that in determining whether the Holders of the requisite Outstanding Principal Amount have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Notes owned as of such date by the Issuer, any other obligor upon the Notes, the Transferor, the Servicer or any Affiliate of any of the foregoing Persons will be disregarded and deemed not to be Outstanding, except that, in determining whether the Indenture Trustee will be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes that a Responsible Officer of the Indenture Trustee actually knows to be so owned will be so disregarded. Notes so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Indenture Trustee the pledgee's right so to act with respect to such Notes and that the pledgee is not the Issuer, any other obligor upon the Notes, the Transferor, the Servicer or any Affiliate of any of the foregoing Persons. In making any such determination, the Indenture Trustee may rely on the representations of the pledgee and is not required to undertake any independent investigation.

                  "Outstanding Principal Amount" means, as of any date of determination, the aggregate principal amount of all relevant Notes Outstanding as of such date.

                  "Overcollateralization Amount" has, for any Series, the meaning specified in the related Indenture Supplement.

                  "Owner Trustee" means Wilmington Trust Company, in its capacity as owner trustee under the Trust Agreement.

                  "Paying Agent" means the Indenture Trustee, acting as the initial paying agent, together with any successor to the Indenture Trustee acting in that capacity, and any Person specified in an Indenture Supplement or appointed by the Indenture Trustee to act in that capacity for the related Series.

                  "Payment Date" means the 15th day of each month (or if that 15th day is not a Business Day, the next following Business Day), commencing on the date specified in the related Indenture Supplement.

                  "Payment Date Statement" means, with respect to any Series, a report prepared by the Servicer and forwarded to the Paying Agent for distribution to the Noteholders on each Payment Date in substantially the form set forth in the related Indenture Supplement.

                  "Permitted Assignee" means any Person who, if it purchases Trust Assets (or interests therein) in connection with a sale thereof pursuant to Section 5.05 of the Indenture, will not cause the Issuer to be taxable as a publicly traded partnership for United States federal income tax purposes.

                  "Permitted Liens" means (a) any Lien on the Trust Assets that is subordinate in priority to the Lien on the Trust Assets in favor of the Issuer, (b) any first-priority Lien held by NMAC, NNA or NML on the Trust Assets comprising any parts inventory, equipment, fixtures, service accounts, realty or personal guarantees with respect to any Dealer and
(c) any Lien on the Trust Assets in favor of a third party who is a party to an Intercreditor Agreement pursuant to which such third party subordinates its security interest in any Vehicles related to the Receivables.

                  "Person" means any legal person, including any individual, corporation, partnership, association, joint-stock company, limited liability company, trust, unincorporated organization, governmental entity or other entity of similar nature.

                  "Pool Balance" means, at any time, the total amount of the Issuer's Principal Receivables on that date.

                  "Pre-Owned Vehicles" consist of previously owned Nissan or Infiniti Vehicles, purchased at a closed auction conducted by NMAC, IFS or any of their affiliated companies or authorized agents, or from a non-Nissan sponsored auction and which Nissan or Infiniti Vehicles are current model year miled Vehicles, or model years within five years of such current model year.

                  "Principal Collections" means, with respect to the Issuer, all collections of Principal Receivables owned by the Issuer (excluding, in all cases, all amounts recovered on Defaulted Receivables) and the principal portion of the Reassignment Amount, or of the Purchase Price of, Receivables reassigned to the Transferor or purchased by the Servicer.

                  "Principal Receivables" means, in connection with an Account designated for the Issuer, the amount shown on the Servicer's records as Receivables, other than Interest Receivables, that are payable by the related Dealer under the related Floorplan Financing Agreement with NMAC. Principal Receivables shall be reduced by, among other things, adjustments due to rebates to the Dealers, billing errors and certain other non-cash items.

                  "Principal Shortfalls" means any principal distributions to Noteholders of any Series of Notes which are either scheduled or permitted and which have not been covered out of Principal Collections and certain other amounts allocated to the Series as specified in the related Indenture Supplement.

                  "Principal Terms" means, with respect to any Series: (a) the name or designation; (b) the initial principal amount (or method for calculating such amount) and the Invested Amount; (c) the Note Interest Rate for each Class of Notes of such Series (or method for the determination thereof); (d) the Payment Date or dates and the date or dates from which interest will accrue; (e) the Expected Final Payment Date; (f) the method for allocating Collections to Noteholders; (g) the designation of any Series Accounts and the terms governing the operation of any such Series Accounts; (h) the portion of the Servicing Fee allocable to such Series; (i) the issuer and terms of any form of Series Enhancements with respect thereto; (j) the terms on which the Notes of such Series may be redeemed prior to maturity or repurchased by the Transferor; (k) the number of classes and subclasses of Notes of such Series and, if more than one Class, the rights and priorities of each such Class; (l) the extent to which the Notes of such Series will be issuable in temporary or permanent global form (and, in such case, the depositary for such global note or notes, the terms and conditions, if any, upon which such global note may be exchanged, in whole or in part, for Definitive Notes, and the manner in which any interest payable on a temporary or global note will be paid); (m) whether the Notes of such Series may be issued in bearer form and any limitations imposed thereon;
(n) the priority of such Series with respect to any other Series; (o) the Sharing Group of the Series; (p) whether a related paired Series can be issued with regard to such Series and (q) any other terms of such Series.

                  "Proceeding" means any suit in equity, action at law or other judicial or administrative proceeding.

                  "Purchase Price" means, with respect to any Receivable for any date on which such Receivable is to be purchased pursuant to Section 3.03(c) of the Transfer and Servicing Agreement, an amount equal to the sum of (a) the amount payable by the Dealer in respect thereof as reflected in the records of the Servicer as of the date of purchase and (b) without duplication, if applicable, all accrued and unbilled interest from the last date in respect of which interest on such Receivable was billed by the Servicer, at a per annum rate equal to the rate being charged to the Dealer under the related Floorplan Financing Agreement.

                  "Qualified Account" means either a segregated trust account established and maintained with the corporate trust department of a Securities Intermediary or a segregated account with a Securities Intermediary that is an Eligible Institution.

                  "Rating Agency" means any rating agency set forth in the related Indenture Supplement as having rated any Notes at the request of the Transferor.

                  "Rating Agency Condition" means, with respect to any action, that (i) each rating Agency has received notice of such action within ten (10) days of such action and no Rating Agency has informed the Indenture Trustee and the Owner Trustee that such action might or could result in the removal or reduction of the then existing rating of any Outstanding Series or Class, or
(ii) each Rating Agency has notified the Transferor, the Servicer, the Issuer and the Indenture Trustee in writing that such action will not result in a reduction or withdrawal of the then existing rating of any outstanding Series or Class rated by such Rating Agency or, with respect to any outstanding Series or Class not rated by any Rating Agency, the written consent of such Series or Class obtained in the manner specified in the related Indenture Supplement.

                  "Reallocated Principal Collections" means, for any Series, any Series Investor Available Principal Amounts reallocated to pay accrued and unpaid interest on the Notes of such Series.

                  "Reassignment" means a Reassignment of Receivables in Redesignated Accounts among the Transferor, the Issuer and the Servicer, substantially in the form of Exhibit C to the Transfer and Servicing Agreement.

                  "Reassignment Amount" has, with respect to any Series, the meaning specified in the related Indenture Supplement.

                  "Receivable" means a payment obligation owed by a Dealer in respect of funds borrowed from NMAC in a floorplan or wholesale financing arrangement which is secured by one or more vehicles and may be secured by a subordinated security interest in one or more of the following: parts inventory, machinery, tools, equipment, fixtures, service accounts or real estate of such dealer. In some cases, the dealer also issues a personal guarantee that collateralizes all or a portion of such payment obligations.

                  A Receivable that has been charged off as uncollectible will be shown on the Servicer's records as having a principal balance of $0 on the day on which it has been charged off as uncollectible. Additionally, the term "Receivable" excludes any amounts payable in connection with any Fleet Purchase and any amounts shown on the Servicer's records with respect to an Account that do not relate to the financing of a Vehicle.

                  "Receivables Purchase Agreement" means the Receivables Purchase Agreement, dated as of July 24, 2003, entered into by and between NMAC and the Transferor, pursuant to which NMAC will sell Receivables to the Transferor, and each additional receivable purchase agreement entered into between NMAC and any other Person that will transfer Receivables to the Issuer after the date of the Receivables Purchase Agreement.

                  "Record Date" means, with respect to any Payment Date, the last day of the calendar month immediately preceding such Payment Date, unless otherwise specified for a Series in the related Indenture Supplement.

                  "Recoveries" means all amounts received, including insurance proceeds, by the Transferor or the Servicer with respect to Defaulted Receivables and with respect to the liquidation of non-vehicle related security in which the Issuer has a first priority security interest.

                  "Redemption Date" means, with respect to any Series, the date or dates specified in the related Indenture Supplement.

                  "Redesignated Account" means an account as to which the related Receivables will cease to be conveyed to the Issuer and/or the Receivables previously generated have been reconveyed by the Issuer pursuant to the Transfer and Servicing Agreement either because such account is an Ineligible Account or because such reconveyance has been requested because certain specified conditions have been satisfied (including, but not limited to specified overcollateralization tests being met).

                  "Redesignated Account Schedule" means, with respect to any Redesignated Accounts, a computer file or written list of such Redesignated Accounts specifying the identity of such Redesignated Accounts and the Principal Receivables arising in connection therewith, and the outstanding balance of all Principal Receivables therein, as of the related Redesignation Date.

                  "Redesignation Date" means, with respect to any Redesignated Account, the date on which such account is no longer designated for the Issuer and all the related Receivables thereafter generated (and, if repurchased by the Transferor, all previously generated and conveyed Receivables) will be removed from the Issuer as specified in the notice of redesignation relating thereto delivered by the Transferor (or the Servicer on its behalf) to the Owner Trustee, the Indenture Trustee and any Series Enhancer.

                  "Redesignation Notice" means the notice furnished by the Transferor (or the Servicer on its behalf) in connection with the redesignation of Accounts as Redesignated Accounts pursuant to Section 2.08(b)(i) or Section 2.09(b)(i) or (c)(i) of the Transfer and Servicing Agreement, as the case may be.

                  "Reference Rate" means, with respect to any Receivable, the per annum rate of interest designated from time to time by NMAC pursuant to the related Floorplan Financing Agreement.

                  "Registered Notes" means a Series or Class of Notes, together with the Indenture Trustee's certificate of authentication related thereto, in fully registered form.

                  "Related Security" means, with respect to any Receivable transferred to the Issuer and subject to the terms of the Receivables Purchase Agreement, (a) the security interest granted by or on behalf of the related Dealer with respect thereto, including a first priority perfected security interest in the related Vehicle, and any subordinated security interest granted in any parts inventory, equipment, fixtures, service accounts or realty with respect to such Dealer and all guarantees of such Receivable, (b) all of the Seller's rights, remedies, powers and privileges with respect to such Receivable under a Repurchase Agreement and (c) all of the Seller's or Transferor's rights, remedies, powers and privileges with regard to such Receivable under any related
(i) intercreditor agreement with a third-party creditor of such Dealer, (ii) Sales and Service Agreement and (iii) Floorplan Financing Agreement.

                  "Replacement Account" means any Eligible Account, which has been designated as an Additional Account, selected, when necessary, by the Transferor from NMAC's portfolio of U.S. wholesale accounts and designated for transfer to the Issuer, the then-existing or subsequently created Receivables relating to which will be transferred to the Issuer in connection with a removed Ineligible Account, pursuant to the Transfer and Servicing Agreement.

                  "Repurchase Agreement" means (a) each Repurchase Agreement between NMAC and NNA pursuant to which NNA agrees to repurchase from NMAC certain New Vehicles distributed by NNA, repurchased or repossessed by NMAC from certain Dealers as a result of the termination of any such Dealer as an authorized Nissan dealer, or upon the termination of any agreement or contract made between NMAC and any such Dealer, for the repurchase price as set forth in such Repurchase Agreement and (b) each Repurchase Agreement between NMAC and certain third party manufacturers pursuant to which certain third party manufacturers agree to repurchase certain non-Nissan manufactured New Vehicles for the repurchase price set forth in such Repurchase Agreement, in each case, as the same may be amended, supplemented or otherwise modified from time to time.

                  "Repurchase Price" means, with respect to any Receivable for any date on which such Receivable is to be repurchased pursuant to Section 2.03(c) of the Receivables Purchase Agreement, an amount equal to the sum of (a) the amount payable by the Dealer in respect thereof as reflected in the records of the Servicer as of such date and (b) without duplication, if applicable, all accrued and unbilled interest from the last date in respect of which interest on such Receivable was billed by the Servicer (or Issuer, as the case may be), at a per annum rate equal to the rate being charged to the Dealer under the related Floorplan Financing Agreement.

                  "Required Federal Income Tax Opinion" means, with respect to the Issuer as to any action, an opinion of counsel to the effect that, for federal income tax purposes:

                  (1) the action will not adversely affect the tax characterization as debt of the Notes of any outstanding Series or Class issued by the Issuer that were characterized as debt at the time of their issuance;

                  (2) the action will not cause the Issuer to be treated as an association (or publicly traded partnership) taxable as a corporation; and

                  (3) the action will not cause or constitute an event in which gain or loss would be recognized by any holder of Notes issued by the Issuer.

                  "Required Participation Amount" means, as of any date of determination, the sum of:

                  (1) the sum of the respective products for all Series issued by the Issuer of (a) the required participation percentages for each outstanding Series as specified in the related Indenture Supplement times (b) their initial (or, in the case of any Series of Notes issued as variable funding notes, their maximum) Invested Amounts; plus

                  (2) if applicable, the sum of the required
Overcollateralization Amounts for each Series issued by the Issuer as specified in the related Indenture Supplement.

                  "Requirements of Law" for any Person means the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, or determination of an arbitrator or Governmental Authority, in each case applicable to or binding upon such Person or to which such Person is subject, whether federal, state or local (including usury laws and the federal Truth in Lending Act).

                  "Revolving Period" means, for any Series, a period during which the Issuer will not pay or accumulate principal for payment to the Noteholders of that Series. The Revolving Period for a Series or Class begins on the Series Issuance Date for that Series or Class, as specified in the related Indenture Supplement, and ends, unless it recommences under the circumstances specified in the related Indenture Supplement, on the day immediately preceding the date on which an Early Amortization Period or other period specified in the related Indenture Supplement for that Series begins.

                  "Responsible Officer" means, when used with respect to the Indenture Trustee, any officer in the Corporate Trust Office of the Indenture Trustee, including any vice president, assistant vice president, assistant treasurer, assistant secretary, trust officer or any other officer of the Indenture Trustee customarily performing functions similar to those performed by any of the above designated officers or to whom any corporate trust matter is referred at the Corporate Trust Office because of such officer's knowledge of and familiarity with the particular subject.

                  "Sales and Service Agreement" means each Sales and Service Agreement, together with any related Vehicle Terms of Sale Bulletin, between a Dealer and NNA pursuant to which, among other things, such Dealer purchases from time to time Vehicles from NNA and, in the case of New Vehicles, (a) such Dealer agrees to pay for such purchases (i) in accordance with any Floorplan Financing Agreement that at the time of delivery to the Dealer or to a carrier for transportation to such Dealer, whichever shall first occur, is in effect between the Dealer and NMAC, or (ii) prior to delivery to such Dealer or to a carrier for transportation to such Dealer, whichever shall first occur, by cash or some other medium of payment as NNA may agree to accept, and (b) such Dealer grants to NNA a security interest in all non-Vehicle inventory of the Dealer and all proceeds thereof, as the same may be amended, supplemented or otherwise modified from time to time. In addition, under each Sales and Service Agreement, NNA undertakes to repurchase certain New Vehicle inventory of such Dealer under certain circumstances, including if such Dealer's franchise is terminated or such Dealer becomes financially incapable of continuing to operate its Nissan or Infiniti dealership (due to bankruptcy or insolvency).

                  "Secretary of State" means the Secretary of State of the State of Delaware.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Securities Intermediary" means any Person, including a bank or broker, that in the ordinary course of its business maintains securities accounts for others and is acting in that capacity and which is also a depository institution organized under the laws of the United States or any one of the states of the United States, including the District of Columbia, or any domestic branch of a foreign bank, and having a credit rating from each Rating Agency in one of its generic credit rating categories which signifies investment grade.

                  "Seller" means NMAC as seller under the Receivables Purchase Agreement.

                  "Series" means any series or subseries of Notes issued pursuant to the Indenture and the related Indenture Supplement.

                  "Series Account" for any Series means any Accumulation Account, yield supplement account, reserve account or other deposit, trust, securities escrow or similar account maintained for the benefit of the Noteholders of any such Series or Class, as specified in the related Indenture Supplement.

                  "Series Allocable Defaulted Amounts" means, with respect to a Series, for any day in a Collection Period, the product of the applicable Series Allocation Percentage on such day and the amount of Defaulted Amounts processed on such day.

                  "Series Allocation Percentage" means, with respect to a Series, for any day in a Collection Period, the percentage equivalent of a fraction, the numerator of which is the Series Nominal Liquidation Amount of such Series as of such day and the denominator of which is the Trust Nominal Liquidation Amount as of such day.

                  "Series Cut-Off Date" means, for any Series, the date specified as such in the related Indenture Supplement.

                  "Series Enhancement" means the rights and benefits provided to the Issuer or the Noteholders of any Series or Class pursuant to any subordination, collateral interest, insurance policy, cash collateral guaranty or account, swap arrangement, interest rate cap agreement, letter of credit, surety bond, spread account, reserve account, guaranteed rate agreement, tax protection agreement or other similar arrangement. The subordination of any Series or Class to another Series or Class will be deemed to be a Series Enhancement.

                  "Series Enhancement Agreement" means any agreement, instrument or document governing the terms of any Series Enhancement or pursuant to which any Series Enhancement is issued or outstanding.

                  "Series Enhancer" means any provider of enhancement and/or any issuer or provider of any third-party credit enhancement.

                  "Series Final Maturity Date" means, with respect to any Series, the final maturity date for such Series as specified in the related Indenture Supplement.

                  "Series Investor Available Interest Amounts" means, with respect to any Series, for any Collection Period, the aggregate of the Series Allocable Interest Collections allocated to the Noteholders of such Series on each day during such Collection Period, together with any Series Investor Available Principal Amounts used to pay interest to the Noteholders of such Series and any other amounts specified as available for such purpose in the related Indenture Supplement.

                  "Series Investor Available Principal Amounts" means, with respect to any Series, for any Collection Period, the aggregate of the Series Allocable Principal Collections allocated to the Noteholders of such Series on each day during such Collection Period, together with any Series Investor Available Interest Amounts used to fund Series Investor Defaulted Amounts for such Series or the Series Nominal Liquidation Amount Deficit for such Series, but excluding any Reallocated Principal Collections for such Series.

                  "Series Investor Defaulted Amount" means, with respect to any Series for any Collection Period, the sum of, for each day during such Collection Period, the portion of the Defaulted Amount allocated to the Noteholders of such Series on such day, which, unless otherwise specified, will equal the Series Allocation Percentage specified in the related Indenture Supplement of the related Series Allocable Defaulted Amount.

                  "Series Issuance Date" means, with respect to any Series, the date on which the Notes of such Series are to be originally issued in accordance with Section 2.12 of the Indenture and the related Indenture Supplement.

                  "Series Nominal Liquidation Amount" means, with respect to any Series, on any day in a Collection Period, an amount equal to the sum of (i) the Invested Amount of that Series of Notes on such day and (ii) the Overcollateralization Amount of that Series of Notes as of the last day of the immediately preceding Collection Period (but, in no event, less than zero), in each case, after giving effect to the allocations, distributions, withdrawals and deposits to be made on such day.

                  "Servicer" means, initially, NMAC (together with its permitted successors and assigns), in its capacity as Servicer under the Transfer and Servicing Agreement and, after any Servicing Transfer, the Successor Servicer.

                  "Servicer Default" for any Series means any of the following items and any other event specified in the related Indenture Supplement:

                  (1) failure by the Servicer to make any payment, transfer or deposit, or to give instructions or to give notice to the Indenture Trustee to do so, on the required date under the Transfer and Servicing Agreement, the Indenture or any Indenture Supplement or within the applicable grace period not exceeding five business days;

                  (2) failure by the Servicer to observe or perform in any material respect any of its other covenants or agreements if the failure has a Significant Adverse Effect and continues unremedied for a period of 60 days after written notice to the Servicer by the Owner Trustee or the Indenture Trustee, or to the Servicer, the Owner Trustee and the Indenture Trustee by Noteholders of 10% or more of the Outstanding Principal Amount of all of the Issuer's outstanding Series or, where the Servicer's failure does not relate to all Series, 10% or more of the Outstanding Principal Amount of all Series affected; or the assignment or the delegation by the Servicer of its duties, except as specifically permitted under the Transfer and Servicing Agreement;

                  (3) any representation, warranty or certification made by the Servicer in the Transfer and Servicing Agreement, or in any certificate delivered as required by the Transfer and Servicing Agreement, proves to have been incorrect when made and it has a Significant Adverse Effect and continues unremedied for a period of 60 days after written notice to the Servicer by the Owner Trustee or the Indenture Trustee, or to the Servicer, the Owner Trustee and the Indenture Trustee by Noteholders of 10% or more of the Outstanding Principal Amount of all of the Issuer's outstanding Series or, where the Servicer's inaccuracy does not relate to all Series, 10% or more of the outstanding principal balance of the Series affected; or

                  (4) the occurrence of an Insolvency Event relating to the Servicer;

provided, that a delay in or failure of performance referred to in the first clause above for a period of 10 business days after the applicable grace period, or referred to under the second or third clause above for a period of 60 business days after the applicable grace period, will not constitute a Servicer Default if the delay or failure could not be prevented by the exercise of reasonable diligence by the Servicer and the delay or failure was caused by an act of God or other similar occurrence outside the reasonable control of the Servicer. The preceding sentence will not relieve the Servicer from using all commercially reasonable efforts to perform its obligations in a timely manner in accordance with the terms of the Transfer and Servicing Agreement and the Servicer will provide the Indenture Trustee, the Owner Trustee, the Transferor and any Series Enhancer with an Officer's Certificate giving prompt notice of such failure or delay by it, together with a description of its efforts so to perform its obligations.

                  "Servicing Fee" means the aggregate of the Monthly Servicing Fees specified in the Indenture Supplements, payable to the Servicer solely to the extent amounts are available for payment in accordance with the Indenture Supplements.

                  "Servicing Officer" means any officer of the Servicer involved in, or responsible for, the administration and servicing of the Receivables whose name appears on a list of servicing officers furnished to the Trustee by the Servicer as such list may be amended from time to time.

                  "Servicing Transfer" has the meaning specified in Section 6.01 of the Transfer and Servicing Agreement.

                  "Shared Excess Interest Amounts" means, with respect to any Payment Date, the sum of, for each Series of Notes, interest amounts distributable to the Noteholders of such Series that are not required to be applied in respect of that Series.

                  "Shared Excess Principal Amounts" means, with respect to any Payment Date, the sum of, for each Series of Notes, the principal amounts distributable to the Noteholders of such Series that are not required to be applied in respect of that Series.

                  "Significant Adverse Effect" means any action that:

                  (1) causes an Early Amortization Event or an Event of Default to occur; or

                  (2) materially and adversely effects the amount or timing of payments to be made to the Noteholders of any Series or Class.

                  "Standard & Poor's" means Standard & Poor's, a division of The McGraw-Hill Companies, Inc., and its successors.

                  "Status" means a classification or comparable classification that NMAC may assign to a Dealer by reason of the Dealer's failure to make any principal or interest payment when due under the Floorplan Financing Agreement or the occurrence of bankruptcy, insolvency, receivership or other similar events relating to the Dealer.

                  "Subsequent Transferor" has the meaning specified in Section
4.05 of the Transfer and Servicing Agreement.

                  "Successor Servicer" means an Eligible Servicer appointed by the Indenture Trustee after giving a Termination Notice to the Servicer pursuant to Section 6.01 of the Transfer and Servicing Agreement.

                  "Supplemental Certificate" means a newly issued certificated or uncertificated Certificate and a second certificated or uncertificated interest in the Transferor Interest, in favor of a Transferor who has surrendered its certificated or uncertificated Certificate to the Owner Trustee in exchange for such Supplemental Certificate.


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


                  "Supplemental Interest" means a certificated or uncertificated interest in the Transferor Interest.

                  "Swap Agreement" means any currency swap agreement, including all schedules and confirmations thereto, entered into by the Issuer and the Swap Counterparty, as the same may be amended, supplemented, renewed, extended or replaced from time to time.

                  "Swap Counterparty" means an unaffiliated third party, as swap counterparty under the Swap Agreement, or any successor or replacement swap counterparty from time to time under the Swap Agreement.

                  "Termination Notice" has the meaning specified in Section 6.01(a) of the Transfer and Servicing Agreement.

                  "Transaction Documents" means, with respect to any Series, the Certificate of Trust, the Trust Agreement, the Receivables Purchase Agreement, the Transfer and Servicing Agreement, the Indenture, the related Indenture Supplement, the Administration Agreement and such other documents and certificates delivered in connection therewith.

                  "Transfer Agent and Registrar" means, initially, the Indenture Trustee or any successor appointed to register Notes and transfers of Notes.

                  "Transfer Date" means each Business Day occurring before the earlier of (x) the occurrence of an Early Amortization Event specified in
Section 5.01 of the Indenture, or (y) the Trust Termination Date, on which day a new Receivable is created in connection with the Accounts.

                  "Transfer and Servicing Agreement" means the Transfer and Servicing Agreement, dated as of July 24, 2003, entered into by and among the Transferor, the Servicer and the Owner Trustee on behalf of the Issuer, and each additional transfer and servicing agreement entered into by the Issuer, Servicer and each transferor of Receivables to the Issuer after the date of the Transfer and Servicing Agreement.

                  "Transferor" means Nissan Wholesale Receivables Corporation II, a Delaware corporation and a wholly owned subsidiary of NMAC and each additional transferor of Receivables to the Issuer pursuant to any Transfer and Servicing Agreement entered into by the Issuer, Servicer and each transferor of Receivables to the Issuer after the date of the Transfer and Servicing Agreement.

                  "Transferor Amount" means, as of any date of determination, the excess of the Pool Balance on that date, over the Trust Nominal Liquidation Amounts.

                  "Transferor Certificate" means a certificate evidencing an interest in the Transferor Interest pursuant to Section 3.06 of the Trust Agreement.

                  "Transferor Deposit Amount" means the amount that represent Interest Collections or Principal Collections that are allocated to but not distributed to the Transferor, in each case in an amount equal to the amount by which the Pool Balance and amounts on deposit in the Excess Funding Account would be less than the Required Participation Amount, after giving effect to (a) Principal Receivables transferred to the Issuer on that date, (b) any deduction by the Servicer of the principal balance of a Receivable from the Pool Balance because of a breach of a representation or warranty with respect to such Receivable is an Ineligible Receivable, and (c) any other allocations, distributions, withdrawals and deposits to be made on such date, if such date is a Payment Date.

                  "Transferor Interest" means, an interest that represents the right to receive all cash flows from the Trust Assets not required to make payments on the Notes or to credit enhancement providers or not otherwise allocated to the Noteholders.

                  "Transferor Replacement Amount" means the amount that the Transferor is required to deposit into the Excess Funding Account in connection with the redesignation of Ineligible Accounts and the removal of any Receivables therein and the failure to redesignate sufficient Replacement Accounts and deliver additional Receivables, which amount equals the greater of (i) the aggregate principal balance of the Receivables of the related Account and (ii) the amount by which the Pool Balance is reduced after giving effect to the removal of such Receivables.

                  "Trust Agreement" means the Trust Agreement, dated as of May 13, 2003 between the Transferor and the Owner Trustee, pursuant to which the Issuer was formed, as amended and restated by the Trust Agreement, dated July 24, 2003, between the Transferor and the Owner Trustee.

                  "Trust Assets" means all money, instruments, documents, securities, contract rights, general intangibles and other property that are subject, or intended to be subject to, the Lien of the Indenture for the benefit of the Noteholders and any Series Enhancers and includes, without limitation, all property and interests Granted to the Indenture Trustee, including all proceeds thereof.

                  "Trust Company" means Wilmington Trust Company, in its individual capacity.

                  "Trust Indenture Act" or "TIA" means the Trust Indenture Act of 1939, as amended.

                  "Trust Nominal Liquidation Amount" is, with respect to any day in a Collection Period, the sum of the Series Nominal Liquidation Amount for all outstanding Series of Notes.

                  "Trust Termination Date" means the date on which the Issuer will terminate as specified in the Trust Agreement.

                  "Trustee Officer" means, with respect to the Indenture Trustee, any officer assigned to the Corporate Trust Office, including any managing director, vice president, assistant vice president, assistant treasurer, assistant secretary or any other officer of the Indenture Trustee customarily performing functions similar to those performed by any of the above designated officers and having direct responsibility for the administration of the applicable Transaction Documents, and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

                  "UCC" means the Uniform Commercial Code, as amended from time to time, as in effect in any specified jurisdiction.

                  "United States Securities Entitlement" means a "security entitlement" as defined in a United States Regulation.

                  "Used Vehicles" consist of previously owned Vehicles of any make or model, which are current model year miled Vehicles, or model years within five years of such current model year.

                  "Vehicle" means an automobile or light-duty truck.

                  "Vice President" when used with respect to the Servicer means any vice president whether or not designated by a number or word or words added before or after the title "vice president."


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